                                                                    Exhibit 10.1


                                                                  EXECUTION COPY



================================================================================


                                CREDIT AGREEMENT

                                      AMONG

                        AAVID THERMAL TECHNOLOGIES, INC.

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                            CIBC WORLD MARKETS CORP.
                        AS LEAD ARRANGER AND BOOKRUNNER,

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE
                       AS ISSUER AND ADMINISTRATIVE AGENT



                          DATED AS OF OCTOBER 21, 1999


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.  DEFINITIONS........................................................1
         1.1      Defined Terms................................................1
         1.2      Other Definitional Provisions...............................24

ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS...................................24
         2.1      Revolving Credit Commitments................................24
         2.2      Revolving Credit Notes......................................25
         2.3      Procedure for Revolving Credit Borrowing....................25
         2.4      Commitment Fee; Administrative Fee..........................26
         2.5      Termination or Reduction of Revolving Credit Commitments....26
         2.6      Term Loans..................................................27
         2.7      Term Notes..................................................27
         2.8      Procedures for Term Loan Borrowing..........................28
         2.9      Optional and Mandatory Prepayments..........................28
         2.10     Conversion and Continuation Options.........................31
         2.11     Maximum Amounts of Tranches.................................31
         2.12     Interest Rates and Payment Dates............................32
         2.13     Computation of Interest and Fees............................32
         2.14     Inability to Determine Interest Rate........................33
         2.15     Pro Rata Treatment and Payments; Funding Reliance...........33
         2.16     Illegality..................................................34
         2.17     Requirements of Law.........................................34
         2.18     Taxes.......................................................35
         2.19     Indemnity...................................................38
         2.20     Discretion of Lender as to Manner of Funding................38
         2.21     Letters of Credit...........................................38
         2.22     Defaulting Lenders..........................................41

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES....................................42
         3.1      Financial Condition.........................................42
         3.2      No Change...................................................44
         3.3      Corporate Existence; Compliance with Law....................44
         3.4      Corporate Power; Authorization; Enforceable Obligations.....44
         3.5      No Legal Bar................................................45
         3.6      No Material Litigation......................................45
         3.7      No Default..................................................45
         3.8      Ownership of Property; Liens................................45
         3.9      Intellectual Property.......................................46
         3.10     No Burdensome Restrictions..................................46
         3.11     Taxes.......................................................46
         3.12     Federal Regulations.........................................46

         3.13     ERISA.......................................................46
         3.14     Holding Company; Investment Company Act; Other Regulations..47
         3.15     Purpose of Loans............................................47
         3.16     Environmental Matters.......................................48
         3.17     Acquisition.................................................49
         3.19     Subsidiaries................................................49
         3.20     Labor Matters...............................................49
         3.21     Insurance...................................................50
         3.22     Acquisition Documents.......................................50
         3.23     Security Documents..........................................50
         3.24     Accuracy and Completeness of Information....................51
         3.25     Leaseholds, Permits, etc....................................52
         3.26     Solvency....................................................52
         3.27     Existing Indebtedness.......................................52
         3.28     Inactive Subsidiaries.......................................52
         3.29     Year 2000 Compliance........................................52

ARTICLE 4.  CONDITIONS PRECEDENT..............................................53
         4.1      Conditions to Initial Credit Extension......................53
         4.2      Conditions to Each Credit Extension.........................57

ARTICLE 5.  AFFIRMATIVE COVENANTS.............................................58
         5.1      Financial Statements........................................59
         5.2      Certificates; Other Information.............................59
         5.3      Payment of Obligations......................................60
         5.4      Maintenance of Existence....................................61
         5.5      Maintenance of Property; Insurance..........................61
         5.6      Inspection of Property; Books and Records; Discussions......61
         5.7      Notices.....................................................62
         5.8      Environmental Laws..........................................62
         5.9      Hedging Agreements..........................................63
         5.10     ERISA.......................................................63
         5.11     Use of Proceeds.............................................64
         5.12     Year 2000 Compliance........................................64
         5.13     Post-Closing Matters........................................64
         5.14     Further Assurances..........................................65

ARTICLE 6.  NEGATIVE COVENANTS................................................65
         6.1      Financial Condition Covenants...............................65
         6.2      Limitation on Indebtedness..................................65
         6.3      Limitation on Liens.........................................66
         6.4      Limitation on Guarantee Obligations.........................67
         6.5      Limitation on Fundamental Changes...........................67
         6.6      Limitation on Sale of Assets................................67
         6.7      Limitation on Dividends; Prepayment of Indebtedness.........68

         6.8      Limitation on Capital Expenditures..........................68
         6.9      Limitation on Investments, Loans and Advances...............69
         6.10     Limitation on Transactions with Affiliates..................69
         6.11     Limitation on Sales and Leasebacks..........................70
         6.12     Limitation on Changes in Fiscal Year or Charter.............70
         6.13     Limitation on Negative Pledge Clauses.......................70
         6.14     Limitation on Lines of Business.............................70
         6.15     New Subsidiaries............................................70
         6.16     Amendments to Material Agreements...........................70

ARTICLE 7.  EVENTS OF DEFAULT.................................................71

ARTICLE 8.  THE AGENTS........................................................73
         8.1      Appointment.................................................73
         8.2      Delegation of Duties........................................74
         8.3      Exculpatory Provisions......................................74
         8.4      Reliance by Administrative Agent............................74
         8.5      Notice of Default...........................................75
         8.6      Non-Reliance on Agents and Other Lenders....................75
         8.7      Indemnification.............................................75
         8.8      Agent in Its Individual Capacity............................76
         8.9      Successor Administrative Agent..............................76
         8.10     Release of Collateral.......................................76

ARTICLE 9.  MISCELLANEOUS.....................................................77
         9.1      Amendments and Waivers......................................77
         9.2      Notices.....................................................78
         9.3      No Waiver; Cumulative Remedies..............................79
         9.4      Survival of Representations and Warranties..................79
         9.5      Payment of Expenses and Taxes; Indemnification..............79
         9.6      Successors and Assigns; Participations and Assignments......80
         9.7      Adjustments; Setoff.........................................82
         9.8      Confidentiality.............................................83
         9.9      Counterparts................................................83
         9.10     Severability................................................83
         9.11     Integration.................................................83
         9.12     Governing Law...............................................84
         9.13     Submission To Jurisdiction; Waivers.........................84
         9.14     Acknowledgments.............................................84
         9.15     Waivers of Jury Trial.......................................85

                                    EXHIBITS

Exhibit A         --       Form of Revolving Credit Note
Exhibit B         --       Form of Term Note
Exhibit C-1       --       Form of Notice of Borrowing
Exhibit C-2       --       Form of Notice of Conversion/Continuation
Exhibit D         --       Form of Domestic Custody Agreement
Exhibit E         --       Form of Borrower Intellectual Property Security
                           Agreement
Exhibit F         --       Form of Borrower Pledge Agreement
Exhibit G         --       Form of Borrower Security Agreement
Exhibit H         --       Form of Contribution Agreement
Exhibit I         --       Form of Foreign Subsidiary Custody Agreement
Exhibit J         --       Form of Subsidiary Pledge Agreement
Exhibit K         --       Form of Subsidiary Guarantee
Exhibit L         --       Form of Subsidiary Intellectual Property Security
                           Agreement
Exhibit M         --       Form of Subsidiary Security Agreement
Exhibit N-1       --       Form of Legal Opinion of New York Counsel to Loan
                           Parties
Exhibit N-2       --       Form of Legal Opinion of New Hampshire and Texas
                           Counsel to Loan Parties
Exhibit N-3       --       Form of Provisions For Legal Opinion of Foreign
                           Counsel to Loan Parties
Exhibit O         --       Form of Closing Certificate
Exhibit P         --       Form of Compliance Certificate
Exhibit Q         --       Form of Commitment Transfer Supplement
Exhibit R         --       Form of Landlord Waiver
Exhibit S         --       Form of Joinder Agreement
Exhibit T         --       Form of Mortgage

                                    SCHEDULES

Schedule I                 Lenders, Addresses and Commitments
Schedule 1.1               Inactive Subsidiaries
Schedule 3.1(b)            Reconciliation of UK GAAP and U.S. GAAP
Schedule 3.1(d)            Guarantee Obligations, Liabilities, Transfers and
                           Dispositions
Schedule 3.1(f)            Business Forecast
Schedule 3.4               Consents, Authorizations and Filings
Schedule 3.6               Litigation
Schedule 3.8               Ownership of Property and Liens; Corporate Names and
                           Jurisdictions
Schedule 3.11              Tax Liens and Claims
Schedule 3.13              Employee Benefit Plans
Schedule 3.16              Environmental Matters
Schedule 3.17              Terms of Acquisition
Schedule 3.18              Capitalization
Schedule 3.19              Subsidiaries
Schedule 3.20              Labor Matters
Schedule 3.22              Acquisition Documents
Schedule 3.23              UCC Filings

Schedule 4.1(p)            Filings, Registrations and Recordings
Schedule 4.1(r)            Sources and Uses
Schedule 4.1(t)            Existing Indebtedness
Schedule 4.1(v)            Landlord Waivers
Schedule 4.1(w)            Material Adverse Effect
Schedule 5.13              Post-Closing Matters

                  CREDIT AGREEMENT, dated as of October 21, 1999, among AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), CIBC WORLD MARKETS CORP., as Lead Arranger and Bookrunner (in such capacity, the "LEAD ARRANGER"), CANADIAN IMPERIAL BANK OF COMMERCE, as issuer of certain letters of credit (the "ISSUER"), and CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                                W I T N E S E T H
                                - - - - - - - - -

                  WHEREAS, the Borrower is engaged, directly and indirectly through its Subsidiaries, in the Thermal Management Solutions Business (as hereinafter defined);

                  WHEREAS, each of Redpoint Thermalloy Limited, a company formed under the laws of England and Wales ("REDPOINT"), El.Bo.Mec. S.r.l., an Italian corporation ("EL BO"), Thermalloy (Malaysia) Sdn Bhd, a Malaysian corporation ("THERMALLOY MALAYSIA"), Thermalloy Limited (Hong Kong), a Hong Kong corporation ("THERMALLOY HONG KONG"), Thermalloy Investment Company, a Texas corporation ("THERMALLOY INVESTMENT"), and Curamik Electronics GmbH, a German corporation ("CURAMIK"; together with Redpoint, El Bo, Thermalloy Malaysia and Thermalloy Investment, the "TARGET COMPANIES"), are engaged in the production of thermal management products for the digital and power electronics industry;

                  WHEREAS, the Borrower has entered into the Stock Purchase Agreement dated as of August 23, 1999 (the "ACQUISITION AGREEMENT") with Bowthorpe plc, a company organized under the laws of England and Wales ("BOWTHORPE PLC"), Bowthorpe B.V., a Netherlands corporation ("BOWTHORPE B.V."), Bowthorpe International Inc., a Delaware corporation ("BOWTHORPE INTERNATIONAL"), and Bowthorpe GmbH, a German corporation ("BOWTHORPE GMBH"; together with Bowthorpe plc, Bowthorpe B.V. and Bowthorpe International, the "SELLERS"), pursuant to which the Borrower shall acquire all the Capital Stock of the Target Companies other than Curamik and 65.2% of the Capital Stock of Curamik (the "ACQUISITION");

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACQUISITION" shall have the meaning ascribed thereto in the recitals.

                  "ACQUISITION AGREEMENT" shall have the meaning ascribed thereto in the recitals.

                  "ACQUISITION DOCUMENTS" shall mean the collective reference to the Acquisition Agreement and each of the agreements, real property leases, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the Acquisition.

                  "ADMINISTRATIVE AGENT" shall have the meaning ascribed thereto in the heading hereto and shall include such other Lender or financial institution as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 8.9.

                  "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
         (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGENTS" shall mean the collective reference to the Administrative Agent and the Lead Arranger.

                  "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "ALTERNATE BASE RATE" shall mean, on any particular date, a rate of interest per annum equal to the higher of:

                  (a) the rate of interest most recently announced by CIBC-Bank at its Domestic Lending Office as its prime rate (which rate is not necessarily intended to be the lowest rate of interest charged by CIBC-Bank in connection with extensions of credit); and

                  (b) the Federal Funds Rate for such date plus 0.50%.

                  "ALTERNATE BASE RATE LOANS" shall mean Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

                  "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

                  "APPLICABLE MARGIN" shall mean a percentage per annum determined by reference to the Total Leverage Ratio as set forth below:

                                            Alternate Base
                  Total Leverage Ratio      Rate Loans        Eurodollar Loans
                  --------------------      ----------        ----------------

                  1.75 to 1.00 or greater      0.75%                2.00%


                  1.50 to 1.00 or greater,
                  but less than 1.75 to 1.00   0.50%                1.75%


                  less than 1.50 to 1.00       0.25%                1.50%

         The Total Leverage Ratio shall be determined initially on the basis of the Compliance Certificate provided pursuant to SECTION 4.1(z) and subsequently on the basis of the most recent Compliance Certificate delivered by the Borrower pursuant to SECTION 5.2(c). Any change in the Applicable Margin as a result of a change in the Total Leverage Ratio shall be adjusted to the Applicable Margin set forth for such Type of Loan opposite the Total Leverage Ratio in effect on such Business Day; PROVIDED that if the Borrower fails timely to deliver such certificate, without otherwise limiting the rights of the Lenders under this Agreement, the Total Leverage Ratio shall be deemed to be greater than
         1.75 to 1.0 for purposes of calculating the Applicable Margin hereunder until such time as such certificate is delivered; PROVIDED FURTHER that if the Borrower shall default in the observance or performance of any agreement contained in SECTION 5.13, without otherwise limiting the rights of the Lenders under this Agreement, the Applicable Margin shall be increased by 0.50% until such default is cured.

                  "APPROVED SUBSIDIARY" shall mean (i) each Domestic Subsidiary and (ii) each Foreign Subsidiary (a) that has entered into an agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Foreign Subsidiary becomes an additional borrower under this Agreement and has granted to the Administrative Agent, for the benefit of the Lenders, a first priority perfected Lien on all its assets in accordance with SECTION 5.13, (b) 65% of the outstanding Capital Stock of which has been pledged to the Administrative Agent, for the benefit of the Lenders, pursuant to the Borrower Pledge Agreement, with the remaining 35% of such outstanding Capital Stock delivered in accordance with the terms of the Domestic Custody Agreement to the custodian named therein or (c) that is wholly-owned, directly or indirectly, by a Foreign Subsidiary that has satisfied the requirements of the foregoing clause (a) or (b).
         No Inactive Subsidiary shall be an Approved Subsidiary.

                  "ASSIGNEE" shall have the meaning ascribed thereto in SECTION 9.6(c).

                  "AVAILABLE REVOLVING CREDIT COMMITMENT" shall mean, as to any Lender at any time, an amount equal to the product obtained by multiplying (i) such Lender's Revolving Credit Commitment Percentage at such time by (ii) (A) an amount equal to the aggregate principal amount of all Revolving Credit Commitments at such time MINUS (B) the sum of the (i) the aggregate principal amount of all Revolving Credit Loans which are then outstanding, (ii) the Stated Amount of the Letters of Credit then outstanding and (iii) the aggregate amount drawn under the Letters of Credit (including interest thereon computed in accordance with SECTION 2.21(d)) for which the Issuer has not been reimbursed.

                  "BENEFIT PLAN" shall mean a defined benefit plan as defined in
         Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "BORROWER" shall have the meaning ascribed thereto in the heading hereto and shall include any Foreign Subsidiary that has entered into an agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Foreign Subsidiary becomes an additional borrower under this Agreement.

                  "BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BORROWER PLEDGE AGREEMENTS" shall mean the collective reference to the (i) Pledge Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT F, and (ii) each other agreement, in form and substance satisfactory to the Administrative Agent, between the Borrower and the Administrative Agent pursuant to which the Capital Stock of a Foreign Subsidiary is pledged by the Borrower under applicable law, in each case of clause (i) and (ii), as the same may be amended, supplemented or otherwise modified from time to time.

                  "BORROWER SECURITY AGREEMENT" shall mean the Security Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT G, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BORROWING" shall mean a borrowing hereunder consisting of Loans made on the same Business Day by the Lenders ratably in accordance with their respective Commitment Percentages and, in the case of Eurodollar Loans, having the same Interest Periods.

                  "BORROWING DATE" shall mean any Business Day specified in a notice pursuant to SECTION 2.3 or SECTION 2.8 as a date on which the Borrower requests that a Borrowing be made.

                  "BUSINESS" shall have the meaning ascribed thereto in SECTION 3.16(b).

                  "BUSINESS DAY" shall mean (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close and (b) with respect to the date of:

                           (i) making or continuing any Loans as, or converting such Loans from or into, Eurodollar Loans,

                           (ii)     making any payment or prepayment or
                                    principal of or payment of interest on any portion of the principal amount of any such Loans being maintained as Eurodollar Loans, or

                           (iii) the Borrower giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding clause (b)(i) or
                                    (b)(ii),

         any such day on which dealings are also carried on in the interbank market in London, England.

                  "CAPITAL EXPENDITURES" of the Borrower and its Subsidiaries for any period shall mean any expenditure in respect of the purchase or other acquisition of (including any expenditures under any Financing Leases with respect to) fixed or capital assets of the Borrower or such Subsidiary but during such period, shall exclude any fixed or capital assets purchased or acquired in connection with normal replacement and maintenance programs that, in accordance with U.S. GAAP, would be properly charged to current operations.

                  "CAPITAL STOCK" shall mean any and all shares, share capital, ordinary shares, quota, company shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any Lender or any domestic commercial bank having capital and surplus in excess of $500,000,000, in each case, having maturities of not more than twelve months from the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any Lender or any domestic commercial bank meeting the qualifications specified in clause
         (c) above, (e) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

                  "CHANGE OF CONTROL" shall mean the occurrence of any of the following:

                  (a) (i) the acquisition directly or indirectly by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of at least thirty percent (30%) of the Fully Diluted Outstanding Voting Securities of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower and persons who were recommended for election by a majority of the directors then in office shall cease for any reason to constitute a majority of the board of directors of the Borrower; or
         (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; PROVIDED, that consummation of the WSP Transaction shall not constitute a "Change of Control" hereunder;

                  (b) the failure of the Borrower, at all times, to own, directly or indirectly, all the issued and outstanding Capital Stock of each of its Subsidiaries, free and clear of all Liens (other than the Lien of any Pledge Agreement in favor of the Administrative Agent, for the benefit of the Lenders); or

                  (c) the Borrower or any Subsidiary shall be liquidated or dissolved.

                  "CIBC-BANK" shall mean Canadian Imperial Bank of Commerce, a Canadian chartered bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as the Issuer or a Lender or Lenders hereunder.

                  "CLASS" shall mean, with respect to any Lender, its classification as a Term Lender or a Revolving Credit Lender, as the case may be.

                  "CLOSING DATE" shall mean the date on which the conditions precedent set forth in SECTION 4.1 shall be satisfied or waived.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" shall mean all assets of the Borrower or any Subsidiary, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COMMITMENTS" shall mean the collective reference to the Term Loan Commitments and the Revolving Credit Commitments.

                  "COMMITMENT PERCENTAGE" shall mean, as to any Lender, such Lender's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable.

                  "COMMITMENT TRANSFER SUPPLEMENT" shall have the meaning ascribed thereto in SECTION 9.6(c).

                  "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "COMPLIANCE CERTIFICATE" shall have the meaning ascribed thereto in SECTION 5.2(c).

                  "CONTRACTUAL OBLIGATION" shall mean, as to the Borrower or any Subsidiary, any provision of any security issued by the Borrower or such Subsidiary or of any agreement, instrument or other undertaking to which the Borrower or any such Subsidiary is a party or by which it or any of its property is bound.

                  "CONTRIBUTION AGREEMENT" shall mean the Contribution Agreement among the Subsidiary Guarantors and substantially in the form of EXHIBIT H, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CONVERSION/CONTINUATION DATE" shall mean the date on which any Loan is converted or continued pursuant to SECTION 2.10.

                  "CREDIT EXTENSION" shall mean the collective reference to (a) any Loan by a Lender and (b) any participation by a Revolving Credit Lender in a Letter of Credit.

                  "CURAMIK" has the meaning ascribed thereto in the recitals to this Agreement.

                  "CURAMIK DOCUMENTS" shall mean the collective reference to each of the agreements, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the proposed sale of the Capital Stock of Curamik to the Borrower by the minority shareholders.

                  "CUSTODY AGREEMENTS" shall mean the collective reference to the Domestic Custody Agreement and the Foreign Subsidiary Custody Agreements.

                  "DEFAULT" shall mean any of the events specified in SECTION 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DEFAULTING LENDER" shall have the meaning ascribed thereto in
         SECTION 2.22.

                  "DOLLAR EQUIVALENT" of any Foreign Currency on any date shall mean the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Administrative Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 p.m. (London time) on such date.

                  "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

                  "DOMESTIC CUSTODY AGREEMENT" shall mean the collective reference to (a) the Custody Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, and (b) each other Custody Agreement between each Domestic Subsidiary that owns the outstanding Capital Stock of any Foreign Subsidiary, in each case substantially in the form of EXHIBIT D, as the same may be amended, supplemented or otherwise modified from time to time.

                  "DOMESTIC LENDING OFFICE" shall mean, initially, the office of each Lender designated as such in SCHEDULE I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Alternate Base Rate Loans as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary other than a Foreign Subsidiary.

                  "EBITDA" shall mean, for any period of determination, an amount equal to the sum of (without duplication) (a) Net Income for such period, after exclusion of (i) all items which should be classified as extraordinary, all determined in accordance with U.S. GAAP, (ii) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income and (iii) tax gains and losses upon the disposition of capital assets, PLUS (b) all amounts deducted in computing such Net Income in respect of (i) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) non-cash amortization expense (including amortization of financing costs, noncurrent assets and non-cash charges), (iii) depreciation, (iv) income taxes, (v) all other non-cash charges (other than for minority interests) LESS extraordinary gains, (vi) non-recurring transaction expenses and underwriting fees, (vii) one-time, non-recurring expenses associated with facility closings and headcount reductions related to the Acquisition and agreed to by the Borrower's independent accounting firm, in each case of the Borrower and its Subsidiaries, (viii) solely for purposes of calculating EBITDA for any period including December 31, 2000, the excess of (A) the value of the inventory sold during such period as would be set forth on the balance sheet of the Target Companies on the date the Acquisition is consummated (after giving effect to the Acquisition) over (B) the value of such inventory as would be set forth on the balance sheet of the Target Companies on such date (immediately prior to giving effect to the Acquisition) and (ix) solely for purposes of calculating EBITDA for any period including July 3, 1999, the corporate overhead costs and expenses allocated to the Target Companies by the Sellers and paid to the Sellers during such period LESS (c) solely for purposes of calculating EBITDA for any period prior to the date that the German Lease is deemed to be an operating lease for financial accounting purposes and not a Financing Lease, the amount by which EBITDA during such period is increased as a result of such Lease being deemed a Financing Lease for financial accounting purposes.

                  "ENVIRONMENTAL LAWS" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning public health, public and workplace safety or protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EURODOLLAR BASE RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in U.S. Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Page 3750 of the Telerate screen at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or, if such rate does not appear on such page or otherwise on such service, such rate shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed between the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall be the rate of interest per annum equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which deposits in Dollars in immediately available funds are offered by CIBC-Bank to prime international banks in the offshore dollar market at or about 11:00 a.m., New York time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of CIBC-Bank's Eurodollar Loan and for a period approximately equal to such Interest Period.

                  "EURODOLLAR LOANS" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "EURODOLLAR LENDING OFFICE" shall mean, initially, the office of each Lender designated as such in SCHEDULE I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                  --------------------------------------
                  1.00 - Eurodollar Reserve Requirements

                  "EURODOLLAR RESERVE REQUIREMENTS" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "EVENT OF DEFAULT" shall mean any of the events specified in
         SECTION 7.1; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXCESS CASH FLOW" shall mean, with respect to any fiscal year, EBITDA for such fiscal year LESS the sum of (a) optional prepayments of principal of the Term Loans during such fiscal year, PLUS (b) Fixed Charges for such fiscal year, PLUS (c) optional prepayments of principal in respect of the Revolving Credit Loans paid during such fiscal year.

                  "EXISTING INDEBTEDNESS" shall mean all Indebtedness of the Borrower and its Subsidiaries set forth on SCHEDULE 4.1(t).

                  "EXPIRY DATE" shall mean, as to any Letter of Credit, the earlier of (a) the one year anniversary of the issuance of such Letter of Credit and (b) the Maturity Date.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

                  "FEDERAL FUNDS RATE" shall mean for any particular date, an interest rate per annum equal to the interest rate offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day).

                  "FEE LETTER" shall mean the letter dated as of the Closing Date between the Borrower and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "FINANCING LEASE" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FIXED CHARGES" shall mean, with respect to any period, the sum (without duplication) of (a) cash Interest Expense for such period,
         (b) Capital Expenditures during such period, (c) income or other taxes actually paid or payable during such period, (d) regularly scheduled payments of principal on the Term Loans during such period and (e) regularly scheduled payments of principal on other Funded Debt of the Borrower and its Subsidiaries during such period.

                  "FIXED CHARGES RATIO" shall mean, in respect of any period, the ratio of :

                           (i) EBITDA for the preceding four consecutive fiscal quarters to

                           (ii) Fixed Charges for the preceding four consecutive fiscal quarters.

                  "FOREIGN CURRENCY" shall mean any lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Borrower that is a "controlled foreign corporation" within the meaning of
         Section 957(a) of the Code and the regulations thereunder.

                  "FOREIGN SUBSIDIARY CUSTODY AGREEMENTS" shall mean the collective reference to each Custody Agreement entered into by each Foreign Subsidiary which does not become an additional Borrower with respect to 100% of the Capital Stock of each second tier Foreign Subsidiary, in substantially the form of EXHIBIT I, in each case as amended, supplemented or otherwise modified from time to time.

                  "FULLY DILUTED OUTSTANDING" shall mean with respect to the determination of the number of Voting Securities outstanding on any date, the sum of (a) all Voting Securities outstanding on such date and
         (b) all Voting Securities that would be outstanding if all outstanding rights, warrants or options that may be exercised, exchanged or converted into Voting Securities were exercised, exchanged or converted on such date but shall exclude any warrants or options held by any Lender or any affiliate thereof.

                  "FUNDED DEBT" shall mean, as of any date of determination, the sum of the aggregate outstanding amount of all Indebtedness (other than Indebtedness of the type set forth in clause (f), (g) or (h) (to the extent arising under the Guarantee Obligations of a liability arising under clause (f) or (g) of the definition of Indebtedness) of the definition of Indebtedness) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; PROVIDED that solely for purposes of calculating the Total Leverage Ratio as set forth in the Compliance Certificate required to be delivered pursuant to SECTION 4.1(z) there shall be excluded from such sum any Indebtedness (in an amount not to exceed the Dollar Equivalent of $4,200,000) resulting from the determination that for financial accounting purposes the German Lease is deemed to be a Financing Lease and not an operating lease.

                  "GERMAN LEASE" shall mean the Lease Agreement between Curamik Electronics GmbH and SARIO G-Vmbh & Co. relating to the property Am Stadtwald 2, 92676 Eschenbach.

                  "GOVERNMENTAL AUTHORITY" shall mean any national government (United States or foreign), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE OBLIGATION" shall mean as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "PRIMARY OBLIGATION") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent,
         (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
         (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "HEDGING AGREEMENTS" shall mean (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and
         (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates.

                  "INACTIVE SUBSIDIARY" shall mean any Subsidiary of the Borrower (i) the operations of which are inactive and (ii) the tangible assets of which do not exceed the Dollar Equivalent of $50,000 in the aggregate.

                  "INDEBTEDNESS" of any Person at any date shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable within 180 days), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (g) withdrawal liabilities of such Person or any Commonly Controlled Entity under any Plan and (h) all Guarantee Obligations of such Person, if the primary obligations would constitute Indebtedness of another Person under clauses (a) through (g) of this definition.

                  "INSOLVENCY" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of
         Section 4245 of ERISA.

                  "INSOLVENT" shall mean pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY" shall have the meaning ascribed thereto in SECTION 3.9.

                  "INTEREST COVERAGE RATIO" shall mean, as of any date of determination, the ratio of:

                           (i) EBITDA for the preceding four consecutive fiscal
                  quarters to

                           (ii) cash Interest Expense for such four quarters;
                  PROVIDED that for purposes of calculating the Interest Coverage Ratio for (a) the first full fiscal quarter ending April 1, 2000, Interest Expense shall be based on Interest Expense for such fiscal quarter MULTIPLIED by 4, (b) the second full fiscal quarter ending July 1, 2000, Interest Expense shall be based on Interest Expense for the six month period ending on such date MULTIPLIED by 2 and (c) the third full fiscal quarter ending September 30, 2000, Interest Expense shall be based on Interest Expense for the nine month period ending on such date MULTIPLIED by 4/3.

                  "INTEREST EXPENSE" shall mean, for any period, the sum of (a) all interest in respect of all Indebtedness of the Borrower and its Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period), PLUS (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements accrued during such period, PLUS (c) all financing or commitment fees or costs in respect of Indebtedness (exclusive of any transaction or "up front" fees incurred in establishing or entering into any such Hedging Agreement) of the Borrower or any Subsidiary and any management fees accrued or capitalized during such period (whether or not actually paid during such period) but shall exclude any arrangement or underwriting fees or costs paid on the Closing Date in respect of the Indebtedness created under this Agreement.

                  "INTEREST PAYMENT DATE" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that would otherwise extend
                  beyond the Maturity Date shall end on the Maturity Date;

                           (iii) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "INVENTORY" shall mean any "inventory" (as such term is defined in Section 9-109(4) of the Uniform Commercial Code of the State of New York as in effect from time to time) of the Borrower or any Subsidiary.

                  "ISSUER" shall have the meaning ascribed thereto in the heading hereto and shall include CIBC-Bank or any other Lender or financial institution which shall be the issuer of the Letters of Credit hereunder. The Issuer shall be deemed a Lender for purposes of
         SECTION 5.7, SECTION 5.8(c), and ARTICLE 8 of this Agreement and for purposes of having the benefit of each of the Security Documents.

                  "JOINDER AGREEMENT" shall mean the collective reference to each Joinder Agreement substantially in the form of EXHIBIT S entered into from time to time by any

         Subsidiary of the Borrower which executes a Subsidiary Guarantee in favor of the Administrative Agent, for the benefit of the Lenders.

                  "LANDLORD WAIVERS" shall mean the collective references to the Landlord Waivers, each substantially in the form of EXHIBIT R, as the same may be amended, supplemented or otherwise modified from time to time.

                  "LEAD ARRANGER" shall have the meaning ascribed thereto in the heading hereto.

                  "LENDERS" shall have the meaning ascribed thereto in the heading hereto.

                  "LETTERS OF CREDIT" shall mean the collective reference to each irrevocable standby letter of credit opened by the Issuer for the account of the Borrower from time to time pursuant to the terms hereof.

                  "LIEN" shall mean (a) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), (b) any arrangement or agreement which prohibits the Borrower or any Subsidiary from creating any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien, charge or other security interest, or from entering into any agreement or arrangement described in clause (a) of this definition or
         (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower or any Subsidiary with or without recourse.

                  "LOAN" shall mean any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS" shall mean this Agreement and each other agreement, instrument or certificate executed and delivered to either Agent, the Issuer or any Lender pursuant hereto including, without limitation, the Notes, the Security Documents, the Subsidiary Guarantees, each Letter of Credit, the Custody Agreements, the Contribution Agreement, each Joinder Agreement, the Landlord Waivers and the Fee Letter.

                  "LOAN PARTIES" shall mean the Borrower, each Subsidiary and any other Person (other than either Agent, the Issuer or any of the Lenders) which is or becomes a party to a Loan Document.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, properties, condition (financial or otherwise) or prospects of Fluent, Inc. and its Subsidiaries, taken as a whole, of Aavid Thermal Products, Inc. and its Subsidiaries, taken as a whole or of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents, the Liens created hereunder or thereunder or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Acquisition Document to which it is or is to be a party.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MATURITY DATE" means the earlier of September 30, 2004 and the date of termination in whole of the Revolving Credit Commitments and the Term Loan Commitments as provided herein.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MORTGAGES" shall mean the Mortgage delivered by the Borrower to the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT T, and any other Mortgage delivered by any Loan Party in connection with this Agreement, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET DISPOSITION PROCEEDS" shall mean the gross cash proceeds (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when received) received by the Borrower or any Subsidiary from the sale, lease (other than a lease in the ordinary course of business), transfer or other disposition of any of its assets less the sum of (a) reasonable and customary selling expenses paid to non-affiliated third parties, (b) any Indebtedness secured by a Lien on such asset or property permitted to exist under clause (e) of SECTION 6.3 to the extent the Borrower or such Subsidiary is required to make a payment with respect thereto, (c) the amount of taxes payable by the Borrower or such Subsidiary with respect to any gain realized as a result of such sale, lease, transfer or other disposition and which taxes are payable by the Borrower or such Subsidiary within two years of the date of such sale, lease, transfer or other disposition or within two years of any installment payment with respect thereto and (d) any amounts required to be placed in escrow in connection with such transaction or amounts that the Borrower reasonably determines are required to meet post-closing purchase price adjustments in connection with such transactions, in either case to the extent any such amounts are actually applied from escrow or to such post-closing purchase price adjustments.

                  "NET INCOME" for any period shall mean, net income (or deficit) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP.

                  "NET INSURANCE PROCEEDS" shall mean the proceeds (including any proceeds from the termination or unwinding of any interest rate cap) and awards of compensation received by the Borrower or any Subsidiary from the damage to or destruction or condemnation of all or any portion of its assets or property (regardless of whether such compensation is from any action in tort or contract or otherwise or from any governmental proceeding or action).

                  "NET SECURITIES PROCEEDS" shall mean, with respect to any sale of Capital Stock of the Borrower or any Subsidiary or the exercise by any Person of any right with respect to such Capital Stock, the excess of (a) gross cash proceeds received by the Borrower or any Subsidiary from such sale over (b) all reasonable fees and expenses with respect to underwriting discounts or commissions, legal, investment banking and accounting fees and disbursements, printing expenses and any governmental fees incurred in connection with such sales, in each case, which are not payable to any Affiliate of the Borrower or any Subsidiary.

                  "NON-EXCLUDED TAXES" shall have the meaning ascribed thereto in SECTION 2.18.

                  "NOTES" shall mean the collective reference to the Revolving Credit Notes and the Term Notes.

                  "NOTICE OF BORROWING" shall have the meaning ascribed thereto in SECTION 2.3.

                  "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning ascribed thereto in SECTION 2.10.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with either Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to either Agent or to the Lenders that are required to be paid by the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit

         Agreement, any other Loan Document or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "PARTICIPANT" shall have the meaning ascribed thereto in
         SECTION 9.6(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

                  "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower is, an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

                  "PLEDGE AGREEMENTS" shall mean the collective reference to (i) the Borrower Pledge Agreements, (ii) the Subsidiary Pledge Agreements and (iii) any other Pledge Agreement entered into by any Person in favor of the Administrative Agent, for the benefit of the Lenders, to secure the Obligations or to secure the Obligations of such Person under a Subsidiary Guarantee.

                  "PLEDGED STOCK" shall have the meaning ascribed thereto in each Pledge Agreement.

                  "PRO FORMA BALANCE SHEET" shall have the meaning ascribed thereto in SECTION 3.1(c).

                  "PROPERTIES" shall have the meaning ascribed thereto in
         SECTION 3.16(a).

                  "QFL NOTE" shall have the meaning ascribed thereto in SECTION 2.18(c).

                  "QUALIFIED FOREIGN LENDER" shall have the meaning ascribed thereto in SECTION 2.18(c).

                  "REGISTER" shall have the meaning ascribed thereto in SECTION 9.6(d).

                  "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "REIMBURSEMENT OBLIGATIONS" shall mean the obligation of the Borrower to reimburse the Issuer and the Revolving Credit Lenders for all amounts drawn under the Letters of Credit and any other amounts under SECTION 2.21.

                  "REORGANIZATION" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPLACED NOTE" shall have the meaning ascribed thereto in
         SECTION 2.18(c).

                  "REPLACEMENT LENDER" shall have the meaning ascribed thereto in SECTION 2.22(b)

                  "REPORTABLE EVENT" shall mean any of the events set forth in section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

                  "REQUIRED LENDERS" at any time shall mean Lenders whose Commitment Percentages aggregate at least 51% at such time.

                  "REQUIREMENT OF LAW" as to any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" shall mean, with respect to any Person, the chairman of the board of directors, the chief executive officer, the president, executive vice president or vice president of such Person or, with respect to financial matters, the chief financial officer, vice president, treasurer or secretary of such Person.

                  "REVOLVING CREDIT COMMITMENT" shall mean, as to any Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Lender's name on SCHEDULE I, as such amount may be reduced from time to time pursuant to this Agreement. As of the date of this Agreement, the aggregate amount of the Revolving Credit Commitments is equal to $20,000,000.

                  "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments.

                  "REVOLVING CREDIT COMMITMENT PERIOD" shall mean the period from and including the date hereof to, but not including, the Maturity Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "REVOLVING CREDIT LENDERS" shall mean the collective reference to all Lenders having Revolving Credit Commitments or holding outstanding Revolving Credit Loans or participating interests in any Letter of Credit.

                  "REVOLVING CREDIT LOANS" shall have the meaning ascribed thereto in SECTION 2.1.

                  "REVOLVING CREDIT NOTE" shall have the meaning ascribed thereto in SECTION 2.2.

                  "S&P" shall mean Standard & Poor's Rating Group.

                  "SECURITY AGREEMENTS" shall mean the collective reference to the Borrower Security Agreement, the Borrower Intellectual Property Security Agreement, the Subsidiary Security Agreements, the Subsidiary Intellectual Property Security Agreements and any other security agreements entered into by any Person in favor of the Administrative Agent, for the benefit of the Lenders, to secure the Obligations or to secure the Obligations of such Person under a Subsidiary Guarantee.

                  "SECURITY DOCUMENTS" shall mean the collective reference to the Pledge Agreements, the Security Agreements, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of the Borrower or any Subsidiary to secure the obligations and liabilities of the Borrower under the Notes and/or under any of the other Loan Documents or to secure any guarantee by such Loan Party of any such obligations and liabilities.

                  "SELLERS" shall have the meaning ascribed thereto in the recitals to this Agreement.

                  "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT" shall mean, with respect to the Borrower or any Subsidiary (a) the property of the Borrower or such Subsidiary, at fair valuation, will exceed the debts of the Borrower or such Subsidiary, as the case may be, (b) the Borrower or such Subsidiary will be able to pay its debts as such debts become absolute and matured, and (c) the Borrower or such Subsidiary will have, as of such date, sufficient capital with which to conduct its business. For purposes of this definition, "debt" means "liability on a claim" and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  "STATED AMOUNT" of a Letter of Credit shall mean the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

                  "STOCK OPTION PLAN" shall mean collectively the Borrower's (i) 1994 Stock Option Plan, (ii) 1995 Non-Employee Director Stock Option Plan and (iii) 1995 Employee Stock Purchase Plan.

                  "SUBSIDIARY" of a Person shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, all references to Subsidiaries are to Subsidiaries of the Borrower.

                  "SUBSIDIARY GUARANTEES" shall mean the collective reference to the guarantees executed by each of the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of EXHIBIT K, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY GUARANTORS" shall mean the collective reference to Fluent, Inc., Applied Thermal Technologies, Inc., Aavid Thermal Products, Inc., Thermalloy Investment Company, Aavid Thermal Products of Texas, Inc., Thermalloy, Inc. and any other Person who, pursuant to the terms of this Agreement, shall enter into a guarantee (in form and substance satisfactory to the Administrative Agent) pursuant to which such Person shall guarantee the Obligations.

                  "SUBSIDIARY INTELLECTUAL PROPERTY SECURITY AGREEMENTS" shall mean the collective reference to the Intellectual Property Security Agreement, between the Subsidiaries of the Borrower and the Administrative Agent, for the benefit of the Lender, each substantially in the form of EXHIBIT L, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY PLEDGE AGREEMENTS" shall mean the collective reference to (i) the Pledge Agreement between each Domestic Subsidiary that owns Capital Stock to pledge and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT J, and
         (ii) each other agreement, in form and substance satisfactory to the Administrative Agent, between a Foreign Subsidiary and the Administrative Agent, for the benefit of the Lenders, pursuant to which the Capital Stock of a Foreign Subsidiary is pledged under applicable law, in each case of clause (i) and (ii) as amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY SECURITY AGREEMENTS" shall mean the collective reference to the (i) Security Agreements between the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT M and (ii) in the case of any Foreign Subsidiary that becomes an additional Borrower hereunder, each other agreement, in form and substance satisfactory to the Administrative Agent, between such Foreign Subsidiary and the Administrative Agent pursuant to which such Foreign

         Subsidiary grants a first priority, perfected Lien on all its assets and properties in favor of the Administrative Agent, for the benefit of the Lenders, under applicable law, in each case of clause (i) and (ii), as the same may be amended, supplemented or otherwise modified from time to time.

                  "TARGET COMPANIES" shall have the meaning specified in the recitals to this Agreement.

                  "TERM LENDERS" shall mean the collective reference to all Lenders having Term Loan Commitments or holding outstanding Term Loans.

                  "TERM LOANS" shall have the meaning ascribed thereto in
         SECTION 2.6.

                  "TERM LOAN COMMITMENT" shall mean, with respect to each Term Lender, the amount set forth under the heading "Term Loan Commitments" opposite such Lender's name on SCHEDULE I. As of the date of this Agreement, the aggregate amount of the Term Loan Commitments is $80,000,000.

                  "TERM LOAN COMMITMENT PERCENTAGE" shall mean, as to any Term Lender, at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "TERM NOTE" shall have the meaning ascribed thereto in SECTION 2.7.

                  "THERMAL MANAGEMENT SOLUTIONS BUSINESS" shall mean (i) the production and distribution of thermal control products and computational fluid dynamics software for the digital and power electronics industry, (ii) providing consulting services regarding heat dissipation techniques to the digital and power electronics industry and (iii) the production and distribution of direct bonded copper substrates used in the packaging and cooling of high power electronic devices.

                  "THERMALLOY MALAYSIA" shall have the meaning ascribed thereto in the recitals to this Agreement.

                  "TOTAL LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of

                           (a) Funded Debt outstanding as of such date to

                           (b) EBITDA for the four fiscal quarters then most
                  recently ended.

                  "TRANCHE" shall mean the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "TRANSFEREE" shall have the meaning ascribed thereto in
         SECTION 9.6(f).

                  "TYPE" shall mean as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

                  "UK GAAP" shall mean generally accepted accounting principles in the United Kingdom consistent with those utilized in preparing the audited financial statements of the Target Companies referred to in
         SECTION 3.1.

                  "UNIFORM CUSTOMS" shall mean the Uniform Customs Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or modified from time to time.

                  "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of the Borrower referred to in SECTION 3.1.

                  "VOTING SECURITIES" shall mean any class of Capital Stock of the Borrower or any Subsidiary, as applicable, pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors (irrespective of whether or not at the time any other class will have or might have voting power by reason of the occurrence of any contingency).

                  "WSP TRANSACTION" shall mean the consummation of either (a) the merger of Heat Merger Corp., a Delaware corporation and a wholly-owned, indirect Subsidiary of Willis, Stein & Partners, with and into the Borrower, with the Borrower being the surviving company of such merger, or (b) the offer by Heat Merger Corp. to purchase all the outstanding Capital Stock of the Borrower, in either case pursuant to and in accordance with the terms and conditions of the Agreement and Plan of Merger dated as of August 23, 1999 among Heat Holdings Corp., a Delaware corporation and a wholly-owned, indirect Subsidiary of Willis, Stein & Partners, Heat Merger Corp. and the Borrower; PROVIDED that (i) the Borrower shall be the surviving corporation, (ii) immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default, (iii) such changes to this Agreement (including changes to SECTION 6.1) are made as may be necessary to conform to the financing structure and terms set forth in the Commitment Letter dated as of August 23, 1999 among Heat Merger Corp., Willis Stein & Partners II, L.P., CIBC-Bank and CIBC World Markets, and (iv) all action necessary or desirable or as the Administrative Agent may request, in order to preserve the Liens, and continue the perfection thereof with the same priority as granted and provided for or purported to be granted and provided for by the Security Documents, shall have been taken.

                  "YEAR 2000 PROBLEM" means any significant risk that computer hardware or software used in the Borrower's or any Subsidiary's business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have their respective defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and any Subsidiary not defined in SECTION 1.1 and accounting terms partly defined in SECTION 1.1, to the extent not defined, shall have the respective meanings given to them under U.S. GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans in Dollars ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Revolving Credit Commitment; PROVIDED that no Lender shall be permitted or required to make any Revolving Credit Loan if after giving effect thereto

                           (i) the sum of the outstanding principal amount of Revolving Credit Loans made by such Lender, such Lender's Revolving Credit Commitment Percentage of the aggregate stated amount of all Letters of Credit outstanding and such Lender's Percentage of the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed would exceed such Lender's Revolving Credit Commitment; or

                           (ii) the sum of the outstanding principal amount of the Revolving Credit Loans made by all the Lenders, the aggregate stated amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed would exceed the Revolving Credit Commitments.

                  Subject to the foregoing, during the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) Subject to the last sentence of SECTION 2.3, the Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with SECTION 2.3 and SECTION 2.10; PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

                  2.2 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Revolving Credit Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of EXHIBIT A, with appropriate insertions as to payee, date and principal amount (a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under the Revolving Credit Note. Each Revolving Credit Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with SECTION 2.12.

                  2.3 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; PROVIDED that the Borrower shall give the Administrative Agent an irrevocable notice substantially in the form of EXHIBIT C-1 (a "NOTICE OF BORROWING") (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans initially and (b) one Business Day prior to the requested Borrowing Date, in the case of Alternate Base Rate Loans, specifying, in each case: (i) the amount of the Borrowing, (ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Eurodollar Loans and the lengths of the initial Interest Periods therefor. Each Borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of Alternate Base Rate Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its Revolving Credit Commitment Percentage of each Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in SECTION 9.2 prior to 1:00 p.m., New York City time, on the Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent. Such Borrowing will then be made available to the Borrower by the Administrative Agent in the manner specified by the Borrower in such Notice of Borrowing in the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be three months. Notwithstanding anything to the contrary contained herein, Revolving Credit Loans, if any, made on the Closing Date must be Alternate Base Rate Loans.

                  2.4 COMMITMENT FEE; ADMINISTRATIVE FEE. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender (other than a Defaulting Lender for so long as such Lender is a Defaulting Lender hereunder) a commitment fee for the period from and including the first day of the Revolving Credit Commitment period to the Maturity Date, payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date or such earlier date as the Revolving Credit Commitments shall reduce or terminate as provided herein, commencing on the first of such dates to occur after the date hereof. Such fee shall be computed at the rate of (i) 0.50% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender, if the Total Leverage Ratio for the period most recently ended prior to each such payment date is greater than or equal to 1.50 to 1.00, and (ii) .375% per annum if the Total Leverage Ratio for the period most recently ended prior to each such payment date is less than 1.50 to 1.00.

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times referred to in the Fee Letter.

                  2.5 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS REPAYMENT. (a) OPTIONAL. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such termination or reduction shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the sum of (a) aggregate principal amount of the Revolving Credit Loans then outstanding and (b) the aggregate amount of the Stated Amount of all Letters of Credit would exceed the Revolving Credit Commitments then in effect. Any reduction of the Revolving Credit Commitments shall be accompanied by payment in full of all accrued commitment fees on the amount so reduced to and including the date of such reduction and, to the extent any Revolving Credit Loans that are Eurodollar Loans are prepaid in connection with such reduction, shall be accompanied by payment in full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to SECTION 2.19 and any outstanding fees and expenses due and owing. The Administrative Agent agrees to promptly notify the Revolving Credit Lenders of any notice of reduction or termination received by the Administrative Agent.

                  (b) The Borrower shall repay the aggregate outstanding principal amount of all Revolving Credit Loans on the Maturity Date.

                  2.6 TERM LOANS. Subject to the terms and conditions hereof, each Term Lender severally agrees to make term loans ("TERM LOANS") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender then in effect. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate

Loans or (c) a combination thereof, as determined by the Borrower and set forth in a notice to the Administrative Agent in accordance with SECTION 2.8 and
SECTION 2.10; PROVIDED that the Term Loans made on the Closing Date must be Alternate Base Rate Loans. Any amounts borrowed under this SECTION 2.6 and repaid or prepaid may not be reborrowed.

                  2.7 TERM NOTES. The Term Loan made by each Term Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of EXHIBIT B (a "TERM NOTE"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Term Loans made by such Lender. Each Term Lender is hereby authorized to record the date, Type and amount of each Term Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under the Term Note. The Term Note of each Term Lender (i) shall be dated the Closing Date, (ii) shall be payable on the last day of each March, June, September and December commencing on March 31, 2000; each of which payments shall be in an amount equal to such Lender's Term Loan Commitment Percentage of the amount set forth below opposite each such date:


                       DATE                        AMOUNT
                       ----                        ------
                       March 31, 2000          $2,000,000
                       June 30, 2000            2,000,000
                       September 30, 2000       2,000,000
                       December 31, 2000        2,000,000
                       March 31, 2001           3,000,000
                       June 30, 2001            3,000,000
                       September 30, 2001       3,000,000
                       December 31, 2001        3,000,000
                       March 31, 2002           4,000,000
                       June 30, 2002            4,000,000
                       September 30, 2002       4,000,000
                       December 31, 2002        4,000,000
                       March 31, 2003           5,000,000
                       June 30, 2003            5,000,000
                       September 30, 2003       5,000,000
                       December 31, 2003        5,000,000
                       March 31, 2004           8,000,000
                       June 30, 2004            8,000,000
                       September 30, 2004       8,000,000

; PROVIDED that if the aggregate amount of Term Loans made by the Term Lenders is less than the amount contemplated by the foregoing amortization schedule, an appropriate PRO RATA adjustment shall be made to the amount due to each Term Lender on each scheduled payment date, and (iii) shall provide for the payment of interest in accordance with SECTION 2.12. The Borrower shall repay the aggregate outstanding amount of all Term Loans on the Maturity Date.

                  2.8 PROCEDURES FOR TERM LOAN BORROWING. The Borrower may borrow under the Term Loan Commitment on the Closing Date; PROVIDED that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, one Business Day prior to the requested Borrowing Date, requesting that the Lenders make Term Loans and specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Lender shall make available for the account of its Applicable Lending Office to the Administrative Agent, for the account of the Borrower at the Administrative Agent's office specified in SECTION 9.2 prior to 1:00 p.m., New York City time, on the Closing Date, the amount of such Lender's Term Loan Commitment Percentage of such Borrowing, in each case, in immediately available funds. The Administrative Agent shall on such date make available, in the manner specified by the Borrower in Notice of Borrowing, the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent. The Term Loan Commitments shall be reduced to zero on the Closing Date to the extent not utilized by 5:00 p.m. (New York City time) on such date.

                  2.9 OPTIONAL AND MANDATORY PREPAYMENTS. (a) Subject to SECTION 2.19, the Borrower may, at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to
SECTION 2.19, accrued interest to such date on the amount prepaid that constitutes Eurodollar Loans and any outstanding fees and expenses then due and owing. Partial prepayments of the Revolving Credit Loans under this SECTION 2.9(a) shall be applied to the Revolving Credit Loans but shall not reduce the Revolving Credit Commitments unless the Borrower so specifies in its written notice to the Administrative Agent in which case the Revolving Credit Commitments shall be reduced in the manner set forth in SECTION 2.5. Partial prepayments of the Term Loans under this SECTION 2.9(a) shall be applied FIRST, to the scheduled installments of principal of the Term Loans in inverse order of maturity and SECOND, if the Term Loans have been repaid in full, to the Revolving Credit Loans. Amounts prepaid on account of the Term Loans or to reduce the Revolving Credit Commitments may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof.

                  (b) With respect to any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2001, the Borrower shall, within ninety days after the end of such fiscal year, prepay an amount equal to 50% of the Excess Cash Flow for such fiscal year, which prepayment shall be applied FIRST, to the scheduled installments of principal of the Term Loans in inverse order of maturity and SECOND, if the Term Loans have been repaid in full, to the Revolving

Credit Loans. Each prepayment of the Loans pursuant to this SECTION 2.9(b) shall be accompanied by payment in full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to SECTION 2.19 and any outstanding fees and expenses due and owing.

                  (c) The Borrower shall deliver to the Administrative Agent 100% of any Net Disposition Proceeds; PROVIDED that the Borrower, by written notice to the Administrative Agent delivered within three Business Days after receipt thereof (together with a certificate in reasonable detail setting forth the calculation of such Net Disposition Proceeds), may elect to defer applying up to $5,000,000 of such Net Disposition Proceeds in such manner if and only if
(i) concurrent with such notice, such deferred proceeds are applied to repay the Revolving Credit Loans (with a concomitant temporary reduction in the Revolving Credit Commitments), and (ii) within 180 days after receipt by the Administrative Agent of such deferred proceeds, the Borrower, subject to SECTION
2.5 and SECTION 2.9 (a), (b), (d), and (e), shall obtain Revolving Credit Loans for purposes of acquiring replacement assets which are, in the ordinary course, used and useful in the operation of the Thermal Management Solutions Business of the Borrower and its Approved Subsidiaries (it being understood that (A) upon expiration of such 180-day period, any portion of such deferred proceeds that has not been utilized by the Borrower as a Revolving Credit Loan to acquire such replacement assets shall be applied in accordance with the next succeeding sentence, (B) subject to SECTION 2.5 and SECTION 2.9 (a), (b), (d), and (e), (1) the Revolving Credit Commitments, upon each disbursement of such deferred proceeds as a Revolving Credit Loan for purposes of acquiring replacement assets which are, in the ordinary course, used and useful in the operation of the Thermal Management Solution Business of the Borrower and its Approved Subsidiaries shall be restored by the amount of such disbursement and (2) upon application of such proceeds in accordance with the next succeeding sentence and subject to the limitations set forth therein, to the extent not previously done, the Revolving Credit Commitments shall be restored and (C) if any Default shall occur during such 180-day period, the Administrative Agent may, in its discretion, and shall, if directed by the Required Lenders, apply such deferred proceeds as a mandatory prepayment in accordance with the next sentence and the Borrower shall be deemed to have requested Revolving Credit Loans in an amount equal to such deferred proceeds (as such amount may have been reduced hereunder) and, in the case of any mandatory prepayment, such Revolving Credit Loans shall be made regardless of the failure of the Borrower to satisfy the conditions set forth in SECTION 4.2). Any Net Disposition Proceeds shall be applied, FIRST, to the scheduled installments of principal of the Term Loans in inverse order of maturity and SECOND, if the Term Loans have been repaid in full, to the Revolving Credit Loans.

                  (d) The Borrower shall deliver to the Administrative Agent 100% of any Net Insurance Proceeds which, in the aggregate during the term of this Agreement, exceed $25,000,000, within three Business Days of the receipt thereof for application in the manner set forth in the next sentence; PROVIDED that the Borrower, by written notice to the Administrative Agent delivered within such three Business Day period (together with a certificate in reasonable detail setting forth the calculation of such Net Insurance Proceeds), may elect to defer applying such Net Insurance Proceeds in such manner if and only if (i) concurrent with such notice, such deferred proceeds are applied to repay the Revolving Credit Loans (with a concomitant temporary reduction in the Revolving Credit Commitments), and (ii) within 270 days after receipt by the Administrative Agent of such deferred proceeds, the Borrower, subject to SECTION
2.5 and SECTION

2.9 (a), (b), (c), and (e), shall obtain Revolving Credit Loans for purposes of acquiring replacement assets which are, in the ordinary course, used and useful in the operation of the Thermal Management Solutions Business of the Borrower and its Approved Subsidiaries (it being understood that (A) upon expiration of such 270-day period, any portion of such deferred proceeds that has not been utilized by the Borrower as a Revolving Credit Loan to acquire such replacement assets shall be applied in accordance with the next succeeding sentence, (B) subject to SECTION 2.5 and SECTION 2.9 (a), (b), (c), and (e), (1) the Revolving Credit Commitments, upon each disbursement of such deferred proceeds as a Revolving Credit Loan for purposes of acquiring replacement assets which are, in the ordinary course, used and useful in the operation of the Thermal Management Solutions Business of the Borrower and its Approved Subsidiaries shall be restored by the amount of such disbursement and (2) upon application of such proceeds in accordance with the next succeeding sentence and subject to the limitations set forth therein, to the extent not previously done, the Revolving Credit Commitments shall be restored and (C) if any Default shall occur during such 270-day period, the Administrative Agent may, in its discretion, and shall, if directed by the Required Lenders, apply such deferred proceeds as a mandatory prepayment in accordance with the next sentence and the Borrower shall be deemed to have requested Revolving Credit Loans in an amount equal to such deferred proceeds (as such amount may have been reduced hereunder) and, in the case of any mandatory prepayment, such Revolving Credit Loans shall be made regardless of the failure of the Borrower to satisfy the conditions set forth in SECTION 4.2). Any Net Insurance Proceeds shall be applied FIRST, to the scheduled installments of principal of the Term Loans in inverse order of maturity and SECOND, if the Term Loans have been repaid in full, to the Revolving Credit Loans.

                  (e) Subject to SECTION 2.19, the Borrower shall concurrently with the receipt of any Net Securities Proceeds by the Borrower or any Subsidiary other than in connection with the Stock Option Plan, pay to the Administrative Agent an amount equal to such Net Securities Proceeds, which shall be applied in the same manner as Net Disposition Proceeds as set forth in
SECTION 2.9(c).

                  (f) If, at any time, (i) the sum of (x) the outstanding aggregate principal amount of the Revolving Credit Loans, (y) the aggregate Stated Amount of all Letters of Credit then outstanding and (z) any amounts drawn under any Letter of Credit (including interest thereon computed in accordance with SECTION 2.21(d)) for which the Issuer has not been reimbursed exceeds (ii) the then aggregate amount of the Revolving Credit Commitments, then, the Borrower shall prepay at such time an aggregate principal amount of the Revolving Credit Loans in an aggregate amount equal to such excess, and to the extent of any excess remaining, deliver cash collateral for the Stated Amount of the Letter of Credit outstanding and any amount drawn under the Letter of Credit for which the Issuer has not been reimbursed.

                  (g) Each prepayment of Term Loans and Revolving Credit Loans pursuant to this SECTION 2.9 shall be accompanied by payment in full of any outstanding fees and expenses then due and owing and, in the case of any prepayment of Eurodollar Loans, by payment in full of all accrued interest thereon, to and including the date of such prepayment and any additional amounts owing pursuant to SECTION 2.19.

                  2.10 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with this SECTION 2.10 (i) elect, as of any Business Day, in the case of Alternate Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof.

                  (b) The Borrower shall deliver a written notice, substantially in the form of EXHIBIT C-2 (a "NOTICE OF CONVERSION/CONTINUATION") to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) at least (i) three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted from or into or continued as Eurodollar Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Alternate Base Rate Loans.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans made to the Borrower, the Borrower has failed to select timely a new Interest Period to be applicable to such Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Alternate Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted or continued as provided herein; PROVIDED that (i) no Loan may be converted into, or continued as, a Eurodollar Loan when any Default has occurred and is continuing and (ii) no Loan may be converted into, or continued as, a Eurodollar Loan after the date that is one month prior to the Maturity Date.

                  2.11 MAXIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. There shall never be more than ten Tranches at any one time outstanding.

                  2.12 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for the first day of such Interest Period (subject to daily adjustments, if any, required by changes in the Eurocurrency Reserve Requirements) PLUS the Applicable Margin.

                  (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate PLUS the Applicable Margin.

                  (c) In the event an Event of Default under SECTION 7.1(a) or
(e) has occurred and is continuing, the Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% from the date of occurrence of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition, should any interest on such Loans or any commitment fee or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum which is the rate described in SECTION 2.12(b) plus 2%, in each case, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date; PROVIDED that interest accruing pursuant to SECTION 2.12(c) shall be payable from time to time on demand.

                  2.13 COMPUTATION OF INTEREST AND FEES. (a) Commitment fees and Alternate Base Rate interest shall be calculated on the basis of a 365/366 day year and Eurodollar Rate interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent, at the request of the Borrower, shall deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to SECTION 2.12(a).

                  (c) All payments to be made by the Borrower shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified in SECTION 9.2 and shall be made in Dollars. Such payments shall be made in like funds received, and no later than 12:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received for the account of the Lenders' respective Applicable Lending Office. Any payment which is received by the Administrative Agent later than 12:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  2.14 INABILITY TO DETERMINE INTEREST RATE. If the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period, or that the Eurodollar

Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their affected Loans, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

                  2.15 PRO RATA TREATMENT AND PAYMENTS; FUNDING RELIANCE. (a) Each Borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments or the Term Loan Commitments of the Lenders shall be made PRO RATA according to the respective Revolving Credit Commitments or Term Loan Commitments of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans or any Letter of Credit shall (except as may be required as a result of SECTION 2.16) be made pro rata according to the respective Revolving Credit Commitment Percentages or Term Loan Commitments Percentages, as applicable. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, or on account of any Letter of Credit, shall be made without setoff or counterclaim and shall be made prior to 12:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in SECTION 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders for the account of their respective Applicable Lending Offices promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make available to the Administrative Agent the amount that would constitute its applicable Commitment Percentage of such Borrowing, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's applicable Commitment Percentage of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

                  2.16 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to SECTION 2.19.

                  2.17 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                                    (i) shall subject any Lender to any tax of
         any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non- Excluded Taxes covered by SECTION 2.18 and changes in the rate of tax on the overall net income of such Lender);

                                    (ii) shall impose, modify or hold applicable
         any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                                    (iii) shall impose on such Lender any other
         condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this

Section, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

                  2.18 TAXES. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; PROVIDED that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

                  (b)      Each Lender shall:

                                    (i) deliver to the Borrower and the
         Administrative Agent (A) in the case of a Lender that is not organized under the laws of the United States or any State thereof, either (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, or, (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto together with a certificate executed by such Lender representing that (1) such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents and (2) that the Lender has received in replacement of any Note held by or assigned to it, a QFL Note in accordance with this
         SECTION 2.18, and (B) in the case of any other Lender, an Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be;

                                    (ii) deliver to the Borrower and the
         Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                    (iii) obtain such extensions of time for
         filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to SECTION 9.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section; PROVIDED that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  (c) Any Lender that is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and satisfies the requirements of SECTION 2.18(b)(i)(A)(y), (a "QUALIFIED FOREIGN LENDER") shall upon receipt of the written request of the Administrative Agent or the Borrower and may, upon its own written request to the Administrative Agent, exchange any Note held by or assigned to it for a qualified foreign lender Note (a "QFL NOTE"). A QFL Note shall be in the form of the Revolving Credit Note or Term Note, as applicable, but shall contain the following legend, "This Note is a QFL Note, and as such, ownership of the obligation represented by such QFL Note may be transferred only in accordance with Section 2.18 of the Credit Agreement." Any QFL Note issued in replacement of any existing Note pursuant to this Section shall be (i) dated the Closing Date, (ii) issued in the name of the entity in whose name such existing Note was issued and (iii) issued in the same principal amount as such existing Note. Any Note replaced pursuant to this Section is sometimes referred to herein as a "REPLACED NOTE".

                  (d) The Borrower agrees that, upon the request of or delivery of a request to a Qualified Foreign Lender pursuant to paragraph (c) of this Section, it shall execute and deliver a QFL Note to the Administrative Agent in replacement of the Replaced Note surrendered in connection with such request conforming to the requirements of this paragraph. Each Qualified Foreign Lender shall surrender its Note in connection with any replacement pursuant to this
SECTION 2.18. Upon receipt by the Administrative Agent, in connection with any replacement, of a QFL Note and the existing Note to be replaced by such QFL Note in accordance with this paragraph, the Administrative Agent shall forward the QFL Note to the Lender which has surrendered its Note for replacement by such QFL Note and shall forward the surrendered Note to the Borrower marked "canceled". Once issued, QFL Notes (i) shall be deemed to and shall be "Notes" for all purposes under the Loan Documents, (ii) may not be exchanged for Notes which are not QFL Notes, notwithstanding anything to the contrary in the Loan Documents and (iii) shall at all times thereafter be QFL Notes, including, without limitation, following any transfer or assignment thereof.

                  (e) Notwithstanding anything to the contrary in the Loan Documents, the QFL Notes are registered obligations as to both principal and interest with the Borrower and transfer of the obligations underlying such QFL Note may be effected only by surrender of the QFL Note to the Borrower and either reissuance by the Borrower of such QFL Note to the transferee or issuance by the Borrower of a new QFL Note to the transferee. A QFL Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related obligation, and in no event is a QFL Note to be considered a bearer instrument or obligation. This SECTION 2.18 shall be construed so that the obligations underlying the QFL Notes are at all times maintained in "registered form" within the meaning of Sections 871(h)(2) and 881(c)(3) of the Code.

                  2.19 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto including, without limitation, in each case, any such loss or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

                  2.20 DISCRETION OF LENDER AS TO MANNER OF FUNDING. Notwithstanding any other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood that for the purposes of this Agreement all determinations hereunder shall be made assuming each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits of Dollars for such Loan in the eurocurrency interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                  2.21 LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, and in reliance on the agreements set forth in clauses (c) and (e) hereof, from time to time, on any Business Day, the Issuer agrees to issue Letters of Credit for the account of the Borrower in such form as may be approved from time to time by the Issuer; PROVIDED that (i) the sum of the aggregate face amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed at any time shall not exceed $2,000,000 and (ii) the sum of the Revolving Credit Loans, the aggregate face amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed shall not, at any time, exceed the Revolving Credit Commitment (as reduced from time to time pursuant to SECTION 2.5 and SECTION 2.9).

                  (b) Each Letter of Credit (i) shall be opened pursuant to a written request from the Borrower on the Issuer's then current form of application for letter of credit which application shall be completed to the satisfaction of the Issuer and shall be delivered to the Issuer together with such other certificates, documents and other instruments and information as the Issuer may reasonably request, (ii) shall be denominated in Dollars, (iii) shall be governed by the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York and (iv) shall expire on the Expiry Date. The Issuer shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuer or any Revolving Credit Lender to exceed any limits imposed by an applicable Requirement of Laws.

                  (c) The Issuer agrees to allot and does allot, to itself and each Revolving Credit Lender and, to induce the Issuer to issue the Letter of Credit, each Revolving Credit Lender severally and irrevocably agrees to take and does hereby take for its own account and risk an undivided participating interest in a percentage equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Issuer's Obligations.

                  (d) The Borrower agrees (i) to reimburse the Issuer forthwith upon its demand for any payment made by the Issuer under a Letter of Credit and
(ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) prior to the date which is one Business Day after the day on which reimbursement from the Borrower for such payment is due, the rate which would then be payable on any outstanding Alternate Base Rate Loans which are not overdue and (B) thereafter, the rate which would then be payable on any outstanding Alternate Base Rate Loans which are overdue. In addition to the foregoing, the Borrower shall reimburse the Issuer for any taxes, fees, charges or other costs or expenses incurred by the Issuer in connection with such payment. All payments hereunder shall be made to the Issuer at its address for notices specified herein in Dollars in immediately available funds.

                  (e) (i) In the event that the Issuer makes a payment under a Letter of Credit and is not reimbursed in full therefor forthwith, upon demand of the Issuer referred to in SECTION 2.21(d), the Issuer shall promptly make demand for such any amount for which it has not received reimbursement upon each Lender. Each Revolving Credit Lender unconditionally and irrevocably agrees that forthwith upon its receipt of any such demand for reimbursement, such Revolving Credit Lender shall transfer to the Issuer, in immediately available funds, an amount equal to such Revolving Credit Lender's PRO RATA share of the unreimbursed portion of such payment; PROVIDED that, if such demand is made prior to 12:00 noon, New York City time, on a Business Day, such Revolving Credit Lender shall make such payment to the Issuer prior to the end of such Business Day and otherwise such Revolving Credit Lender shall make such payment on the next succeeding Business Day. Whenever, at any time after the Issuer has made a payment under a Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender's PRO RATA share of the unreimbursed portion of such payment, the Issuer receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuer shall distribute to such Revolving Credit Lender its PRO RATA share thereof; PROVIDED that in the event that the receipt by the Issuer of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Revolving Credit Lender will return to the Issuer any portion thereof previously distributed by the Issuer to such Revolving Credit Lender.

                                    (ii) Upon the occurrence and during the
continuation of any Event of Default under SECTION 7.1(e) or SECTION 7.1(f) or, with notice from the Administrative Agent, upon the occurrence of any other Event of Default that is continuing (x) an amount equal to the outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer upon such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and (y) without further notice in the case of an Event of Default under SECTION 7.1(e) or SECTION 7.1(f) or, in the case of any other Event of Default that has occurred and is continuing, upon notice by the Administrative Agent to the Borrower of its Obligations hereunder, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been paid or disbursed by the Issuer. Any amount so payable by the Borrower shall be deposited by the Borrower in cash into an account located in the United States designated by and under the sole dominion and control of the Administrative Agent which cash and the proceeds thereof shall be held as collateral security for the Obligations in connection with any Letter of Credit issued by the Issuer. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuer and the Revolving Credit Lenders, a security interest in such cash collateral to secure all Obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payments of drafts drawn under any Letter of Credit, and the unused portion thereof after all Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been fully satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuer, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest in such cash collateral account.

                  (f) The Borrower shall pay to the Administrative Agent for the pro rata account of the Issuer and the Revolving Credit Lenders in respect of each Letter of Credit a fee in an amount equal to the Applicable Margin then in effect for Revolving Credit Loans that bear interest at the Eurodollar Rate (calculated on the basis of the actual number of days elapsed over a 360-day year) multiplied by the Stated Amount of the Letter of Credit, such fee to be payable for the period from the date of issuance to the Expiry Date of such Letter of Credit, quarterly in arrears on each Interest Payment Date for each quarter prior to such Expiry Date.

                  (g) The Borrower agrees to pay to the Issuer, for its own account, for services rendered by the Issuer, an issuance fee for each Letter of Credit in the amount equal to .25% of the Stated Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date. The Borrower shall also pay or reimburse the Issuer for such normal and customary costs and expenses as are incurred or charged by the Issuer on issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (h) The Reimbursement Obligations of the Borrower with respect to the Letter of Credit related thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following: (i) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement or the transactions contemplated herein, or any unrelated transaction; (ii) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or any other circumstances or happening whatsoever, whether or not similar to any of the foregoing (PROVIDED, that such payment by the Issuer or such circumstance or happening does not constitute gross negligence or willful misconduct of the Issuer).

                  (i) To the extent that any provision of any application for the opening of a Letter of Credit is inconsistent with the provisions of this
SECTION 2.21, the provisions in this Section shall apply.

                  2.22 DEFAULTING LENDERS. (a) Any Lender which (i) has refused (which refusal has not been retracted) to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under SECTION 2.21(e) or (ii) has given notice to the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under SECTIONS 2.1, 2.6 or 2.21(e), as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority (and such non-compliance is continuing) (a "DEFAULTING LENDER"):

                  (x) shall not be deemed a Required Lender hereunder and such Defaulting Lender's (A) Commitments, (B) Loans and (C) participation of Letters of Credit shall be excluded from the calculations set forth in the definition of Required Lenders; and

                  (y) shall not be entitled to receive any commitment fee payable in respect of such Defaulting Lender's Revolving Loan Commitment.

In addition to the foregoing, if any Lender shall fall within the description set forth in CLAUSE (I) or (II) above, the Issuer shall not be required to issue any Letter of Credit, unless arrangements reasonably satisfactory to the Issuer have been entered into to eliminate the Issuer's risk with respect to the participation in Letters of Credit by such Lender, including providing cash collateral for such Lender's portion of any outstanding Letters of Credit.

                  (b) The Borrower may designate another Person which is reasonably acceptable to the Administrative Agent (a "REPLACEMENT LENDER") to purchase for cash all of the Notes of such Defaulting Lender and all of such Defaulting Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Defaulting Lender for a purchase price equal to the outstanding principal amount of the Notes payable to such Defaulting Lender plus any accrued but unpaid interest on such Notes and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of such Defaulting Lender's Commitments. Such Defaulting Lender shall consummate such sale in accordance with such terms (and, if such Lender is an Issuer, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding 45 days from the date the Borrower designates a Replacement Lender, and thereupon such Defaulting Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes), and the Replacement Lender shall succeed to such obligations and rights.


                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent, the Issuer and the Lenders to enter into this Agreement, the Issuer to issue the Letter of Credit and the Lenders to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent, the Issuer and each Lender that:

                  3.1 FINANCIAL CONDITION. (a) The audited balance sheet of Aavid Thermal Technologies, Inc. as at December 31, 1996, 1997, 1998 and the related audited statements of operations, stockholders equity and cash flows for the fiscal years ended on such dates, certified as true and complete by a Responsible Officer of the Borrower and reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects the financial condition of Aavid Thermal Technologies, Inc. as at such dates, and the results of its operations and its stockholders' equity and cash flows for each of the fiscal years then ended. The unaudited balance sheet of Aavid Thermal Technologies, Inc. as at July 3, 1999 and the related unaudited statements of operations, stockholders' equity and cash flows for the six-month period ended on such date, certified by a Responsible Officer of Aavid Thermal Technologies, Inc., copies of which have heretofore been furnished to each Lender, present fairly in all material respects the financial condition of Aavid Thermal Technologies, Inc. at such date, and the results of its operations, stockholders equity and cash flows for the six-month period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and except that the unaudited financial statements do not have all footnotes required).

                  (b) The audited combined balance sheets of the Target Companies as of December 31, 1997 and 1998 and the related audited combined statements of income and cash flows for each of the years ended December 31, 1996, 1997 and 1998, accompanied by an unqualified report of the Sellers' independent accountants, Ernst & Young, have been prepared in accordance with UK GAAP, are complete and correct in all material respects and present fairly in all material respects and on a consistent basis the financial condition and income and cash flows of the Target Companies on a combined basis as of the dates or for the periods indicated. The unaudited balance sheet and related statements of income and cash flows of the Target Companies on a combined basis for the six-month period ending July 4, 1999, certified as true and complete by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects and on a consistent basis the financial condition and results of operations and cash flows of the Target Companies on a combined basis as of the date or for the period indicated. All such Target Companies financial statements have been prepared in accordance with UK GAAP, except that the unaudited financial statements do not contain all footnotes required by UK GAAP. Set forth on SCHEDULE 3.1(b) is a reconciliation of the audited combined financial statements of the Target Companies from UK GAAP to U.S. GAAP.

                  (c) The PRO FORMA balance sheet of the Borrower and its Subsidiaries (the "PRO FORMA BALANCE SHEET") is the balance sheet of the Borrower and its Subsidiaries as at July 3, 1999 adjusted to give effect (as if such events had occurred on the date the Acquisition is consummated) (i) to the Acquisition, (ii) to the repayment of the Borrower's and the Target Companies' existing Indebtedness that is to be repaid on the Closing Date and (iii) to the Loans expected to be made by the Lenders on the Closing Date. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly in all material respects on a PRO FORMA basis the financial position of the Borrower and its Subsidiaries as at July 3, 1999 assuming that the events and the assumptions specified in the preceding sentence had actually occurred on such date.

                  (d) Except as set forth in SCHEDULE 3.1(d), neither the Borrower nor any of the Subsidiaries has, at the date of the Pro Forma Balance Sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in SCHEDULE 3.1(d), during the period from December 31, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any Subsidiary of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower or any Subsidiary at such date other than the Acquisition.

                  (e) All balance sheets, all statements of operations and stockholders equity and of cash flows and all other financial information which shall hereafter be furnished by or on behalf of the Borrower and its Subsidiaries to the Administrative Agent or any Lender for the purposes of, or in connection with, this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of their operations and their stockholders equity and cash flows for the periods then ended.

                  (f) The business forecast of the Borrower and its Subsidiaries calculated for the period commencing on the Closing Date to and including the Maturity Date, prepared by a Responsible Officer of the Borrower (and presented on a consolidated and segment by segment basis) all as set forth in SCHEDULE 3.1(f) have been prepared in good faith and utilizing reasonable assumptions. The Borrower has no reason to believe such business forecast and projections are materially incorrect or misleading in any material respect, it being recognized by the Lenders that such business forecast as to future events is not to be viewed as fact and that actual results during the periods covered by such forecast may differ from the forecast results.

                  3.2 NO CHANGE. Since December 31, 1998, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower or any Subsidiary, nor has any of the Capital Stock of the Borrower or any Subsidiary been redeemed, retired, purchased or otherwise acquired by the Borrower, any Subsidiary or any Person under the control of either the Borrower or a Subsidiary for value, except for (1) the purchase of the Capital Stock of the Target Companies in accordance with the terms and conditions of the Acquisition Documents, (2) dividends and distributions contemplated or permitted by the Acquisition Documents, (3) dividends and distributions reflected in the financial statements delivered pursuant to SECTION 3.1 and (4) dividends and distributions by a Subsidiary to its stockholders.

                  3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                  3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrower and each Subsidiary has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Borrower has appropriate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions set forth in this Agreement and in the Notes. Except as set forth in SCHEDULE 3.4, (a) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (including any filing, termination of any notice period or consent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower or any Subsidiary of, or the validity or enforceability of the Loan Documents and (b) no consent or authorization of, filing with, notice to or other act by or in respect of any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents or the Acquisition Documents to which the Borrower or any Subsidiary is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower and each Subsidiary. This Agreement constitutes, and each other Loan Document to which the Borrower or any Subsidiary, as the case may be, is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which the Borrower or any Subsidiary is a party, the borrowings by the Borrower hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to the Borrower or any Subsidiary or Contractual Obligation of the Borrower or any Subsidiary, except such violations which, in the aggregate, could not reasonably be expected to result in liability in excess of the Dollar Equivalent of $500,000, will not accelerate or result in the acceleration of any payment obligations of the Borrower or any Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of the Borrower or any Subsidiary pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Security Documents.

                  3.6 NO MATERIAL LITIGATION. Except as set forth in SCHEDULE 3.6, no litigation or proceeding or, to the Borrower's actual and constructive knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or any

Subsidiary, threatened by or against the Borrower or any Subsidiary or against any of the respective properties or revenues of the Borrower or any Subsidiary
(a) which purports to affect the legality, validity or enforceability of the Acquisition, any Acquisition Document, this Agreement or any other Loan Document or the consummation of any transaction contemplated thereby or hereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  3.7 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 OWNERSHIP OF PROPERTY; LIENS. Except as set forth in
SCHEDULE 3.8, each of the Borrower and the Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, other than property having a value equal to the Dollar Equivalent of $500,000 in the aggregate. None of such property is subject to any Lien except as permitted by SECTION 6.3. The corporate names and the jurisdictions set forth below each such corporate name on SCHEDULE 3.8 are the only corporate names and jurisdictions for which lien searches with respect to the assets of the Borrower or any Domestic Subsidiary (including, without limitation, any Domestic Subsidiary acquired in connection with the Acquisition) are necessary to confirm such assets are not subject to any Liens, other than Liens in favor of the Administrative Agent for the benefit of the Lenders or Liens permitted by SECTION 6.3.

                  3.9 INTELLECTUAL PROPERTY. Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how, processes, logos and insignia necessary for the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any such Subsidiary know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law applicable to, or Contractual Obligation of, the Borrower or any Subsidiary could reasonably be expected to have a Material Adverse Effect.

                  3.11 TAXES. Each of the Borrower and the Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower and the Subsidiaries, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with U.S. GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be); and, except as set forth in SCHEDULE 3.11, no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans and no part of any Letter of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation T, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 and FR Form U-1. No proceeds of any Loan or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  3.13 ERISA. Neither the Borrower nor any Subsidiary maintains or contributes to any Plan other than those listed on SCHEDULE 3.13. Except as disclosed in SCHEDULE 3.13, neither the Borrower nor any Subsidiary maintains, contributes to or has any material obligation with respect to, any welfare plan (as defined in Section(3)(1) of ERISA) which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits. Except as disclosed on SCHEDULE 3.13, each Plan has complied and is in compliance in all material respects with the applicable provisions of ERISA and the Code. Neither the Borrower, nor any Subsidiary has breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder with respect to any Plan, which breach could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, nor any Subsidiary nor any fiduciary of any Plan who is an officer or an employee of the Borrower or any Subsidiary has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. With respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained or contributed to by any Commonly Controlled Entity, no liability exists and no event has occurred which could subject the Borrower or any Subsidiary to any liability. Except as disclosed on SCHEDULE 3.13, neither the Borrower nor any Subsidiary has maintained, contributed to, or had an obligation to contribute to any Multiemployer Plan or any Single Employer Plan, at any time during the six years prior to the date on which this representation is made or deemed made. Except as disclosed on SCHEDULE 3.13, neither the Borrower nor any Subsidiary has any material obligation to make any payment to any employee pursuant to any existing employment contract or arrangement. The Borrower has given to the Administrative Agent copies of all the following: each Single Employer Plan and related trust agreement (including all amendments to such Plan and trust) in existence as of the Closing Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 (including all schedules thereto) filed in respect of each existing Single Employer Plan; a listing of all the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Subsidiary to each such Multiemployer Plan, the most recent information which has been provided to the Borrower or any Subsidiary regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made. Except as disclosed in SCHEDULE 3.13, neither the Borrower nor any Subsidiary has liability, direct or indirect, contingent or otherwise, under Section 4201 or 4204 or 4212(c) of ERISA. The Borrower nor any Subsidiary has any outstanding liability in respect of (i) a failure to make a required contribution or payment to a Multiemployer Plan or
(ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from such a plan.

                  3.14 HOLDING COMPANY; INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither the Borrower nor any Subsidiary is a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Domestic Subsidiary entering into any Loan Document is subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority.

                  3.15 PURPOSE OF LOANS. The proceeds of all Revolving Credit Loans made after the Closing Date shall be used (i) to finance Capital Expenditures by the Borrower and its Subsidiaries, (ii) to fund working capital for the Borrower and its Subsidiaries and (iii) to fund Letters of Credit in an amount not to exceed $2,000,000 in the aggregate. The proceeds of the Term Loans and the Revolving Credit Loans (if any) that are, in each case, made on the Closing Date shall be used (i) to finance the Acquisition and (ii) to pay transaction fees and expenses incurred in connection therewith.

                  3.16 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 3.16:

                  (a) The facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any materials of Environmental Concern in amounts or concentrations which could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Properties.

                  (b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties in violation of Environmental Laws or for which under Environmental Laws there is a remedial obligation or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and its Subsidiaries (the "BUSINESS") which could interfere with the continued operation of any of the Properties, except where the failure to satisfy the same could not reasonably be expected to have a Material Adverse Effect or to materially affect the sale of any of the Properties owned by the Borrower or any Subsidiary.

                  (c) Neither the Borrower nor any Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the

Business which has not been remedied, nor does the Borrower or any Subsidiary have knowledge that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of by the Borrower or any Subsidiary from any of the Properties in violation of, or, to the Borrower's knowledge, in a manner or to a location which could reasonably be expected to have a Material Adverse Effect, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Properties.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or, to the Borrower's knowledge, will be named as a party with respect to any of the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with any of the Properties or otherwise in connection with the Business, in violation of Environmental Laws or in amounts or in a manner that could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Properties.

                  3.17 ACQUISITION. SCHEDULE 3.17 sets forth the terms of the Acquisition, including all material steps to be taken in connection therewith (including the sources and uses of funds) upon completion of the Acquisition.

                  3.18 CAPITALIZATION OF THE BORROWER. As of October 13, 1999, the authorized Capital Stock of the Borrower consists of 4,000,000 shares of preferred stock, none of which is outstanding, and 25,000,000 shares of common stock of which 9,601,973 shares are issued and outstanding. Except as set forth in SCHEDULE 3.18, there are no outstanding subscriptions, options, warrants, calls, puts, rights (including preemptive rights) or any other agreements or commitments of any nature with respect to such Capital Stock of the Borrower. No Person has or will have any preemptive rights to subscribe for any additional Capital Stock of the Borrower. All the Borrower's issued and outstanding Capital Stock has been issued in compliance in all material respects with all applicable Federal and state securities laws and regulations.

                  3.19 SUBSIDIARIES. On the Closing Date and upon consummation of the Acquisition, the Borrower's only Subsidiaries are those listed on
SCHEDULE 3.19. The authorized issued and outstanding Capital Stock of each Subsidiary is set forth in SCHEDULE 3.19. Except as set forth in SCHEDULE 3.19, all the issued and outstanding Capital Stock of each Subsidiary is owned beneficially and of record by the Borrower or the Subsidiary indicated as the owner thereof on such date, free and clear of all liens, options or rights of others except as provided in the Pledge Agreements. Except as set forth in SCHEDULE 3.19, there are no outstanding subscriptions, options, warrants, calls, put rights (including preemptive rights) or any other agreements or commitments of any nature with respect to the Capital Stock of any Subsidiary. No Person has or will have any preemptive rights to subscribe for any additional Capital Stock of any Subsidiary.

                  3.20 LABOR MATTERS. Except as set forth in SCHEDULE 3.20, neither the Borrower nor any Subsidiary is a party to any collective bargaining agreements. There are no strikes, lockouts or, except as set forth in SCHEDULE 3.20, other labor disputes pending or, to the Borrower's knowledge, threatened against the Borrower or any Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 3.20, all material payments due from the Borrower or any Subsidiary, as applicable, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower, or such Subsidiary, as applicable.

                  3.21 INSURANCE. All policies of insurance of any kind or nature maintained by or issued to the Borrower or any Subsidiary, including, without limitation, policies of life, fire, theft, earthquake, business interruption, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of similar size and character.

                  3.22 ACQUISITION DOCUMENTS. (a) The Borrower has delivered to the Lenders and the Administrative Agent true, complete and correct copies of each of the Acquisition Documents and the Curamik Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, each of which are set forth on SCHEDULE 3.22. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lenders and no consent or waiver has been granted by the Borrower thereunder. Each of the Acquisition Documents has been duly executed and delivered by the Loan Party thereto and each other party thereto and is a legal, valid and binding obligation of such Loan Party and each other party thereto enforceable, in all material respects, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (b) The representations and warranties of the Borrower and each other party to the Acquisition Documents are true and correct in all material respects on the Closing Date as if made on and as of such date. Such representations and warranties, together with the definitions of all defined terms used therein, are by this reference deemed incorporated herein MUTATIS MUTANDIS, and each Lender is entitled to rely on the accuracy of such representations and warranties.

                  (c) Each party to the Acquisition Documents has complied in all material respects with all terms and provisions contained therein on its part to be observed and the Acquisition has been duly consummated in accordance with the terms of the Acquisition Documents.

                  3.23 SECURITY DOCUMENTS. (a) Each Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Party which is party thereto in the collateral described therein except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). When financing statements have been filed in the offices in the jurisdictions listed in SCHEDULE 3.23, each such Security Agreement shall, except as set forth therein and except for Liens contemplated under SECTION 6.3(a), (c), (e) or (g), constitute a fully perfected first Lien on, and security interest in, all right, title and interest of such Loan Party in the Collateral in which a Lien can be perfected by filing a financing statement.

                  (b) Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), each Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock and the proceeds thereof and, when stock certificates representing such Pledged Stock have been delivered to the Administrative Agent, such Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower or such other Loan Party which is a party thereto in the pledged securities and the proceeds thereof described therein subject to continuous possession of the pledged securities by the Administrative Agent or its representative. Each Custody Agreement is effective to transfer custody of the Capital Stock subject to such agreement.

                  (c) Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), each Mortgage is effective to grant to the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable mortgage lien on all right, title and interest of the applicable Loan Party in the mortgaged property described therein. When such Mortgage has been duly recorded in the appropriate filing office in the county in which the subject real property is located and the mortgage recording fees and taxes in respect thereof are paid, such Mortgage shall constitute a fully perfected Lien, on, and security interest in, such mortgaged property and when a financing statement has been filed in the governmental office for the state and county named in the schedule to such Mortgage, such Mortgage shall also create a legal, valid, enforceable and perfected security interest in, all right, title and interest of the applicable Loan Party in all real and personal property which is the subject of such Mortgage.

                  3.24 ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports and other papers and data (other than forecasts, projections and pro forma financial information) with respect to the Borrower or any Subsidiary (in each case, prior to and after giving effect to the Acquisition furnished in writing to the Lenders by or on behalf of the Borrower or any Subsidiary, were, at the time furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections, forecasts and pro forma financial information with respect to the Borrower or any Subsidiary, furnished by the Borrower, were prepared and presented in good faith by the Borrower based upon facts and assumptions that the Borrower believes to be reasonable in light of current and foreseeable conditions, it being recognized by the Lenders that such projections, forecasts and pro forma financial information as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections, forecasts and pro forma financial information may differ from the projected results. No document furnished or statement made in writing to the Lenders by or on behalf of the Borrower or any Subsidiary in connection with the negotiation, preparation or execution of this Agreement, at the time furnished, contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders. There is no fact relating to the Borrower, any Subsidiary or their respective businesses (other than facts relating to the economy in general) known to the Borrower or any Subsidiary which has, or could reasonably be expected to have, a Material Adverse Effect.

                  3.25 LEASEHOLDS, PERMITS, ETC. Each of the Borrower and the Subsidiaries possesses or has the right to use, all leaseholds, easements, franchises and permits and all authorizations and other rights which are material to and necessary for the conduct of its business. Except for such noncompliance with the foregoing which could not reasonably be expected to have a Material Adverse Effect, all the foregoing are in full force and effect, and each of the Borrower and the Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such leasehold, easement, franchise, license or other right, which termination or revocation, considered as a whole, could reasonably be expected to have a Material Adverse Effect.

                  3.26 SOLVENCY. On the Closing Date, after giving effect to the Acquisition, and on each date on which Borrowings are made or any Letter of Credit is issued hereunder, each of the Borrower and its Subsidiaries is Solvent. Neither the Borrower nor any other Loan Party has incurred any obligations or liabilities (contingent or otherwise) under this Agreement, any other Loan Document or any Acquisition Document, nor has the Borrower or any other Loan Party made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower or any of its Subsidiaries.

                  3.27 EXISTING INDEBTEDNESS. Set forth on SCHEDULE 4.1(t) hereto is a complete and accurate list of all Existing Indebtedness, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and, if applicable, the property upon which any Liens have been granted to secure the repayment thereof.

                  3.28 INACTIVE SUBSIDIARIES. Set forth on SCHEDULE 1.1 hereto is a complete and accurate list of all Inactive Subsidiaries, showing the corporate name and principal location of each such Inactive Subsidiary.

                  3.29 YEAR 2000 COMPLIANCE. The Borrower (a) has reviewed its operations and those of the Subsidiaries with a view to assessing whether each of its or the Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem, and (b) has taken into account the costs to be incurred by the Borrower and such Subsidiaries to address any Year 2000 Problem in the preparation of all projections provided to the Lenders with respect to the Borrower and any such Subsidiary. Based on the review in clause (a) of the previous sentence, the Borrower has no reason to believe that a Material Adverse Effect will occur with respect to its or any of its Subsidiaries' businesses or operations resulting from a Year 2000 Problem.


                         ARTICLE 4. CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO INITIAL CREDIT EXTENSION. The agreement of each Lender to make the Loans on the Closing Date, or of the Issuer to issue any Letter of Credit, is subject to the satisfaction, immediately prior to or concurrently with such Credit Extension, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,
         (ii) for the account of each Lender, a Revolving Credit Note and a Term Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) the Pledge Agreements, executed and delivered by a duly authorized officer of each of the pledgors party thereto, with a counterpart or a conformed copy for each Lender, (iv) the Security Agreements, executed and delivered by a duly authorized officer of each of the Borrower and each Domestic Subsidiary party thereto, with a counterpart or a conformed copy for each Lender,
         (v) the Mortgages, executed and delivered by a duly authorized officer of each of the Borrower and each applicable Domestic Subsidiary party thereto, (vi) the Subsidiary Guarantees, executed and delivered by a duly authorized officer of each Subsidiary Guarantor, (vii) the Custody Agreements, executed and delivered by a duly authorized officer of each Loan Party party thereto, (viii) the Contribution Agreement, executed by a duly authorized officer of each Loan Party party thereto, and (ix) the Fee Letter, executed and delivered to the Administrative Agent by a duly authorized officer of the Borrower.

                  (b) CORPORATE PROCEEDINGS OF THE BORROWER. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the execution, delivery and performance of the Acquisition Documents and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

                  (c) BORROWER INCUMBENCY CERTIFICATES. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document and any related documents, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of the Borrower.

                  (d) CORPORATE PROCEEDINGS OF THE SUBSIDIARIES. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each Subsidiary authorizing (i) the execution, delivery and performance of each Loan Document to which it is or, pursuant to SECTION 5.13 will be, a party and (ii) the execution, delivery and performance of the Acquisition Documents to which such Subsidiary is a party and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of such Subsidiary as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

                  (e) SUBSIDIARY INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary, dated the Closing Date, as to the incumbency and signature of the officers of each Subsidiary executing any Loan Document, Acquisition Document and any related documents satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of such Subsidiary.

                  (f) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the charter documents of the Borrower and each of its Subsidiaries (together with, in the case of each Foreign Subsidiary, copies of available English translations thereof), certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower and such Subsidiary, as the case may be.

                  (g) CONSENTS, LICENSES AND APPROVALS. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in

         SCHEDULE 3.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

                  (h) CLOSING FEES AND EXPENSES. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in the Fee Letter and the reimbursement of all costs and expenses (including the fees and expenses of counsel and local counsel to the Administrative Agent) and the Issuer shall have received the fees to be received on the Closing Date.

                  (i) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of (A) New York counsel to the Loan Parties, substantially in the form of EXHIBIT N-1, (B) New Hampshire and Texas counsel to the Loan Parties, substantially in the form of EXHIBIT N-2 and (C) foreign counsel to the Loan Parties in the United Kingdom covering such matters as are set forth on EXHIBIT N-3, and, in each case, covering such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (j) ACQUISITION DOCUMENTS; CERTIFICATE. The Administrative Agent shall have received, with copies for each Lender, (i) true and correct copies of each of the Acquisition Documents including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith together with all closing documents, opinions and certificates executed in connection therewith, all of which shall be in full force and effect and (ii) true and complete copies of each of the Curamik Documents including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith. The Acquisition Documents shall not have been amended, supplemented or otherwise modified since the date thereof, except as may have been consented to in writing by the Lenders. The Acquisition Documents shall be accompanied by a certificate, dated the Closing Date, of a Responsible Officer of the Borrower to such effect. The transactions described in the Acquisition Documents shall have been consummated in all material respects in accordance with the terms and provisions thereof and the Borrower and each other party to the Acquisition Documents shall be in material compliance with all the terms of the Acquisition Documents to which it is a party and the Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower certifying that the only condition to the consummation of the Acquisition remaining to be satisfied under the Acquisition Documents (which condition shall be satisfied substantially simultaneously with the making of the initial Loans) is the delivery of funds sufficient to pay the consideration under the Acquisition Documents.

                  (k) OPINIONS RELATING TO ACQUISITION DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, a favorable legal opinion of counsel to the Loan Parties in the United Kingdom, covering such matters and such laws relating to the Acquisition and the Capital Stock acquired in connection therewith as the Administrative Agent may reasonably require, in form and substance satisfactory to the Administrative Agent.

                  (l) CORPORATE STRUCTURE. The Administrative Agent and the Lenders shall be satisfied with the legal arrangements among the Borrower and the Subsidiaries, including any tax and cost sharing agreements and arrangements.

                  (m) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a closing certificate of the Borrower substantially in the form of EXHIBIT O, dated the Closing Date.

                  (n) FINANCIAL INFORMATION; PROJECTIONS. The Administrative Agent shall have received, with copies for each Lender, (i) each of the financial statements referred to in SECTION 3.1 and (ii) the business forecast of the Borrower and its Subsidiaries referred to in SECTION 3.1(f) in form and substance satisfactory to the Administrative Agent and the Lenders.

                  (o) PLEDGED STOCK; STOCK POWERS. The Administrative Agent shall have received certificates representing the Pledged Stock pursuant to the Pledge Agreements, together with an undated stock power executed in blank for each such certificate, an acknowledgment of and consent to each such Pledge Agreement by the Borrower or the applicable Subsidiary and any other items required under the terms of any such Pledge Agreement.

                  (p) FILINGS, REGISTRATIONS AND RECORDINGS. All filings, registrations and recordings listed in SCHEDULE 4.1(p) have been delivered to the Administrative Agent for filing, registration or recording in each jurisdiction listed in SCHEDULE 4.1(p). Any documents (including, without limitation, financing statements) required to be filed under any of the Security Documents in order to create, in favor of the Administrative Agent, a perfected security interest in the collateral thereunder shall have been delivered to the Administrative Agent for filing, registration or recording in each office in each jurisdiction listed in the Security Agreement, and such filings are the only ones required in order to create in favor of the Administrative Agent for the benefit of the Lenders a perfected Lien on the respective collateral described therein in the jurisdictions listed on SCHEDULE 4.1(p).

                  (q) INSURANCE. The Administrative Agent shall have received evidence satisfactory to it of the existence of the insurance required hereunder and pursuant to the Security Documents and the Administrative Agent for the benefit of the Lenders, shall have been named as loss payee under each insurance policy maintained by the Borrower or any Subsidiary (other than worker's compensation, public liability, employee benefits and welfare insurance).

                  (r) SOURCES AND USES. The Administrative Agent shall have received, with a copy for each Lender, a schedule of sources and uses substantially in the form of SCHEDULE 4.1(r), setting forth the application of the proceeds of the Loans made on the Closing Date and the other amounts received or paid in connection with the Acquisition and the financing thereof, such schedule to be certified by a Responsible Officer of the Borrower.

                  (s) LIEN SEARCHES. The Administrative Agent shall have received (i) lien searches with respect to the assets of the Sellers, the Target Companies, the Borrower and the Subsidiaries under such names and in such jurisdictions as the Administrative Agent shall have requested and the results of such lien searches shall be in form and substance satisfactory to the Administrative Agent and (ii) without limiting the foregoing, duly executed financing statements on form UCC-3 (or comparable statements under applicable law), and evidence satisfactory to the Administrative Agent of any other actions necessary or, in the opinion of the Administrative Agent, desirable to terminate any existing liens created with respect to the assets of the Sellers (insofar as such assets are to be acquired pursuant to the Acquisition), Target Companies, the Borrower or any Subsidiary.

                  (t) INDEBTEDNESS. Immediately after the consummation of the Acquisition, the Borrower and the Subsidiaries shall have only the Existing Indebtedness.

                  (u) ENVIRONMENTAL SURVEY. The Administrative Agent shall have received the results of an environmental survey performed by an environmental consultant acceptable to the Lenders on the Properties of the Borrower and each Subsidiary that are owned by any such Loan Party or are manufacturing facilities, which survey including the results thereof shall be reasonably satisfactory to the Lenders.

                  (v) LIEN WAIVERS. The Administrative Agent shall have received, with a counterpart for each Lender, Landlord Waivers executed by each Person listed on SCHEDULE 4.1(v).

                  (w) NO MATERIAL ADVERSE EFFECT. Except as set forth on
         SCHEDULE 4.1(w), since December 31, 1998, no Material Adverse Effect shall have occurred with respect to the Target Companies or the Borrower and its Subsidiaries, taken as a whole.

                  (x) SOLVENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Chief Financial Officer of each Loan Party certifying as to the Solvency of the Loan Party, both before and after giving effect to the Loans on the Effective Date.

                  (y) LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or the Target Companies pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of the Acquisition, this Agreement or any other Loan Document.

                  (z) COMPLIANCE CERTIFICATE: The Administrative Agent shall have received a Compliance Certificate dated as of the Closing Date demonstrating as of the Closing Date (after giving effect to the Acquisition) EBITDA for the 12 months ended July 3, 1999 of at least $36,500,000 and a Total Leverage Ratio at July 3, 1999 (after giving effect to the borrowings hereunder and the prepayment of Indebtedness of the Borrower and each Subsidiary) of 2.5 to 1.00 or less.

                  4.2 CONDITIONS TO EACH CREDIT EXTENSION. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) and of the Issuer to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Credit Extension requested to be made on such date.

                  (c) AGGREGATE STATED AMOUNT. Immediately before and immediately after giving effect to such Loan, the aggregate outstanding principal amount of the Revolving Credit Loans made by the Lender, the aggregate Stated Amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed shall not exceed the Available Revolving Credit Commitment.

                  (d) FEES AND EXPENSES. The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent).

                  (e) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Acquisition Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder and each request by the Borrower to the Issuer to issue the Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such Loan or the issuance of such Letter of Credit that the conditions contained in this SECTION 4.2 have been satisfied.


                        ARTICLE 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender, the Issuer or the Agent hereunder, the Borrower shall and shall cause each Subsidiary to:

                  5.1      FINANCIAL STATEMENTS.  Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on, in the case of the consolidated financial statement, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit with respect to the consolidated statements, by Arthur Andersen LLP, or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period for each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited statements of operations and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to SECTION 5.2(d) and the actual figures for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects; and

                  (c) as soon as available, but in any event not later than 5 days after the Borrower's receipt thereof, copies of all financial statements delivered to the Borrower pursuant to the terms of the Acquisition Agreement.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with U.S. GAAP applied consistently throughout the periods reflected therein and with prior periods, except for the statements delivered pursuant to clause (c) which shall be in accordance with UK GAAP.

                  5.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Lender or, in the case of clause (h), the requesting Lender and the Administrative
Agent:

                  (a) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a) and SECTION 5.1(b), a certificate of a Responsible Officer of the Borrower, stating that, during the period covered by such financial statements, the Borrower and each of its Subsidiaries, during such period has observed or performed all its covenants and other agreements, and satisfied every condition, contained in this Agreement and in each other Loan Document to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a) and SECTION 5.1(b), a certificate of a Responsible Officer of the Borrower, substantially in the form of EXHIBIT P hereto (the "COMPLIANCE CERTIFICATE"), showing compliance by the Borrower and its Subsidiaries with the covenants contained in
         SECTION 6.1 and SECTION 6.8;

                  (d) not later than 30 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year set forth on a monthly basis together with a narrative description setting forth the assumptions upon which such projections are based, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect or that such assumptions are not reasonable;

                  (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower or any Subsidiary generally sends to all of its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (f) promptly upon receipt thereof, copies of all substantive management letters and other substantive material reports which are submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual or interim audit of the books of the Borrower or such Subsidiary made by such accountants;

                  (g) promptly (and in any event within 30 days), upon any issuance by the Borrower of Capital Stock (other than pursuant to the Stock Option Plan) or any transfer of shares of the Borrower's Capital Stock by any Person who owns at least 5% of any class of the Capital Stock of the Borrower of which the Borrower becomes aware, a certificate of a Responsible Officer of the Borrower notifying the Agent of such transfer; and

                  (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including all material taxes imposed upon it or upon its income or profits or in respect of its property, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with U.S. GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

                  5.4 MAINTENANCE OF EXISTENCE. Renew and keep in full force and effect its corporate existence, take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business except to the extent such failure to maintain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply with all material Contractual Obligations and Requirements of Law.

                  5.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, business interruption, storm damage and earthquake) and with such deductibles or self-insurance retentions as are usually insured against in the same general areas by companies engaged in the same or a similar business and name the Administrative Agent, for the benefit of the Lenders, as loss payee under each such policy (other than worker's compensation, public liability, employee benefits and welfare insurance); and furnish to each Lender, upon request, full information as to the insurance carried including certified copies of policies and certificates of insurance from the Borrower's insurance broker, or such other recognized insurance broker reasonably acceptable to the Required Lenders. If the Borrower or any Subsidiary receives any Net Insurance Proceeds (other than workmen's compensation, public liability, employee benefits and welfare insurance) the Borrower shall promptly, and, in any event, within thirty days after receipt thereof, deliver such Net Insurance Proceeds to the Administrative Agent for application in accordance with SECTION 2.9(D).

                  5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with U.S. GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; permit representatives of any Lender, upon reasonable prior notice unless an Event of Default shall have occurred and be continuing, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their independent certified public accountants;
(b) if any Loan Party that is a party to a Custody Agreement shall have requested the release of any of the Capital Stock which is subject to such Custody Agreement, present such Capital Stock to the Administrative Agent for its inspection provided that so long as an Event of Default shall have occurred which is continuing, such request shall not be made more frequently than once in any 60- day period.

                  5.7 NOTICES. Promptly after the Borrower knows or has reason to know thereof, and, in any event, within 5 days thereof with respect to any notice under clause (a) or 10 days with respect to any other notice under this Section, give notice to the Administrative Agent and each Lender of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any Subsidiary in which the amount involved is the Dollar Equivalent of $1,000,000 or more and is not covered by insurance or in which injunctive or similar relief is sought;

                  (d) any material labor dispute to which the Borrower or any Subsidiary may become a party and which involves any group of employees, any strikes or walkouts relating to any of its plants or facilities and the expiration or termination of any labor contract to which the Borrower or any Subsidiary is a party or by which the Borrower or such Subsidiary is bound;

                  (e) the purchase of the Capital Stock of Curamik pursuant to the Curamik Documents;

                  (f) the release from escrow of either the Capital Stock of Thermalloy Malaysia or the cash deposited into escrow in connection with the sale of such Capital Stock; and

                  (g) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  5.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects, and ensure compliance in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, any of its Subsidiaries, or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                  5.9 HEDGING AGREEMENTS. If the Eurodollar Base Rate for three-month loans has exceeded 6.5% for five consecutive Business Days and, during the 90-day period after the Closing Date, upon notice from the Administrative Agent as to such increased interest rate, then within 30 days after such fifth Business Day or receipt of such notice, enter into and maintain one or more interest rate Hedging Agreements in an aggregate notional principal amount not less than 50% of the aggregate outstanding amount of the Indebtedness of the Borrower; PROVIDED that (i) any such Hedging Agreement shall be reasonably satisfactory to the Administrative Agent and (ii) no Hedging Agreement other than a Hedging Agreement with the Administrative Agent or any Lender or Affiliate of any Lender shall create a Lien on or be secured by the assets of the Borrower or any of the Subsidiaries.

                  5.10 ERISA. (a) Establish, maintain and operate all Plans to comply in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans;

                  (b) Within ten days after receipt by the Borrower or any Subsidiary of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, and promptly following the request of the Administrative Agent for any favorable determination letters, provide the Administrative Agent and the Lenders with copies of each such letter;

                  (c) Within ten days after the filing thereof, provide the Administrative Agent and the Lenders with copies of any annual report (IRS Form 5500 series) with respect to a Single Employer Plan, including Schedule B thereto;

                  (d) Within ten days after the Borrower or any Subsidiary knows or has reason to know that a non-exempted prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could reasonably be expected to have a Material Adverse Effect, provide the Administrative Agent and the Lenders with a statement of the chief financial officer of the Borrower or such Subsidiary describing such transaction and the action which the Borrower or such Subsidiary, as applicable, has taken, is taking or proposes to take with respect thereto;

                  (e) Within ten days after the filing thereof, provide the Administrative Agent and the Lender with copies of each actuarial report for any Single Employer Plan and each actuarial report and annual report received from any Multiemployer Plan;

                  (f) Within ten days after the occurrence thereof, provide the Administrative Agent and the Lenders with notification of any material increase in the benefits of any existing Single Employer Plan or the establishment by the Borrower or any Subsidiary of any new Single Employer Plan or the commencement of contributions by the Borrower or any Subsidiary to any Single Employer Plan to which the Borrower or such Subsidiaries was not previously contributing; and

                  (g) Within ten days after the Borrower, any Subsidiary or any Commonly Controlled Entity knows or has reason to know thereof provide the Administrative Agent and the Lenders with: (i) the occurrence of any Reportable Event with respect to any Benefit Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, a failure to make any required contribution to a Benefit Plan or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Benefit Plan or Multiemployer Plan or any withdrawal from, or the receipt of notice with respect to the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the receipt of notice from the PBGC or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Benefit Plan or Multiemployer Plan.

                  5.11 USE OF PROCEEDS. The proceeds of the Loans shall be utilized only for the respective purposes set forth in SECTION 3.15.

                  5.12 YEAR 2000 COMPLIANCE. The Borrower shall take all action necessary to assure that its computer-based systems and those of any Subsidiary, are able to effectively process data, including through dates on and after January 1, 2000, except where the failure to be able to do so could not reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent or any Lender, the Borrower shall provide the Administrative Agent and the Lenders with assurances reasonably acceptable to the Administrative Agent of the Borrower's and any Subsidiary's year 2000 capability.

                  5.13 POST-CLOSING MATTERS. The Borrower shall cause each of the requirements set forth on SCHEDULE 5.13 to be satisfied on or before the date set forth therein for each such requirement.

                  5.14 FURTHER ASSURANCES. From time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Lenders may reasonably request, for the purposes of implementing or effectuating the Loan Documents, or of more fully perfecting, preserving or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereby or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto.

                          ARTICLE 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender, the Issuer or either Agent hereunder, the Borrower shall not and shall not permit any Subsidiary to:

                  6.1      FINANCIAL CONDITION COVENANTS.

                  (a) INTEREST COVERAGE RATIO. On the last day of any fiscal quarter of the Borrower, permit the Interest Coverage Ratio for the twelve-month period ending on the last day of such fiscal quarter to be less than 3.0 to 1.0.

                  (b) FIXED CHARGES RATIO. On the last day of any fiscal quarter of the Borrower, permit the Fixed Charges Ratio for the twelve-month period ending on the last day of such fiscal quarter to be less than 1.15 to 1.0.

                  (c) TOTAL LEVERAGE RATIO. Permit the Total Leverage Ratio during any period to exceed the ratio set forth opposite such period below:


               PERIOD                            TOTAL LEVERAGE RATIO
               ------                            --------------------
Closing through June 30, 2000                    2.5 to 1.0
July 1, 2000 through December 31, 2001           2.0 to 1.0
January 1, 2002 and thereafter                   1.5 to 1.0

                  6.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under this Agreement or under any Hedging Agreement;

                  (b) Indebtedness of the Borrower or any Subsidiary (including Financing Leases) incurred to finance the purchase price of equipment, fixtures and other similar property of the Borrower or such Subsidiary in an amount not to exceed the Dollar Equivalent of $1,000,000 at any one time outstanding;

                  (c) Unsecured Indebtedness incurred in the ordinary course of business and aggregating not more than the Dollar Equivalent of $1,000,000 at any time outstanding;

                  (d) Unsecured Indebtedness in respect of lines of credit from commercial banks advised in writing and available to the Foreign Subsidiaries and aggregating not more than the Dollar Equivalent of $3,000,000 at any time outstanding;

                  (e) Unsecured Indebtedness of (i) any Approved Subsidiary owed to the Borrower or any other Approved Subsidiary or (ii) of the Borrower owed to any Approved Subsidiary; and

                  (f)      Existing Indebtedness.

                  6.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies or Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with U.S. GAAP;

                  (b) statutory Liens of carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and deposits to secure true leases in the ordinary course;

                  (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and landlords' Liens which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

                  (e) Liens securing Indebtedness permitted under SECTION 6.2(b) (including financing statements filed in connection with Financing Leases permitted under SECTION 6.2(b); PROVIDED that such Liens shall extend only to the equipment, fixtures and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof);

                  (f) any attachment or judgment Lien not constituting an Event of Default under SECTION 7.1(h);

                  (g) Liens described in SCHEDULE 4.1(t) and securing Existing Indebtedness; and

                  (h) Liens created pursuant to, or permitted by the terms of, the Security Documents.

                  6.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation other than the Subsidiary Guarantees.

                  6.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets, or make any material change in its present method of conducting business except:

                  (a) (i) any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) any Domestic Subsidiary of the Borrower may be merged or consolidated with or into any one or more Domestic Subsidiaries of the Borrower and (iii) any Foreign Subsidiary may be merged or consolidated with or into any Domestic Subsidiary (provided that the Domestic Subsidiary shall be the continuing or surviving corporation);

                  (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all its assets (upon voluntary liquidation or otherwise) to the Borrower or any Approved Subsidiary; and

                  (c) the Borrower may consummate the WSP Transaction.

                  6.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, any Capital Stock, receivables and fee or leasehold interests), whether now owned or hereafter acquired, in each case, in one transaction or a series of transactions to any Person, except:

                  (a) the sale or other disposition of (i) Inventory in the ordinary course of business, (ii) obsolete or worn out property in the ordinary course of business and (iii) equipment no longer useful for the business of the Borrower or any of its Subsidiaries, provided that such determination as to usefulness is made in good faith by (x) management of such Person if the then aggregate fair market value of such equipment does not exceed the Dollar Equivalent of $1,000,000 or
         (y) the board of directors of such Person if the then aggregate fair market value of such equipment exceeds the Dollar Equivalent of $1,000,000;

                  (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (c) sales of property, business or assets (other than Capital Stock) to the Borrower or any wholly-owned Subsidiary;

                  (d) the issuance of any Capital Stock of the Borrower from time to time (i) pursuant to the Stock Option Plan and (ii) if the WSP Transaction shall not have been consummated, the proceeds of which are applied in accordance with SECTION 2.9(c) and that does not constitute a Change of Control;

                  (e) any sale or disposition permitted under SECTION 6.5(b);

                  (f) the sale of up to 40% of the outstanding Capital Stock of Thermalloy Malaysia in accordance with Malaysian law; and

                  (g) license agreements entered into, as licensor, in the ordinary course of business, for the use of any Intellectual Property or other intangible assets.

                  6.7 LIMITATION ON DIVIDENDS; PREPAYMENT OF INDEBTEDNESS. (a) Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, other than (i) dividends paid by a wholly-owned Subsidiary to the Borrower or an Approved Subsidiary and (ii) the purchase of shares of the Capital Stock of Curamik pursuant to the Curamik Documents in the form delivered to the Administrative Agent on the Closing Date.

                  (b) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the prepayment of the Loans in accordance with the terms of this Agreement.

                  6.8 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures exceeding, in the aggregate, the Dollar Equivalent of (a) $5,000,000 from the Closing Date to December 31, 1999; (b) $17,500,000 in fiscal year 2000; (c) $21,000,000 in fiscal year 2001; (d) $25,000,000 in fiscal year
2002; and (e) $30,000,000 in each of fiscal year 2003 and fiscal year 2004; PROVIDED that the maximum amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries in any fiscal year shall be increased by the amount of Capital Expenditures that the Borrower and its Subsidiaries were permitted to make in the immediately prior fiscal year (commencing with the fiscal year ending December 31, 1999) as set forth above but failed to expend in such year (the "CARRYOVER AMOUNT") (it being understood that (i) Capital Expenditures shall be deemed to have been spent as follows: FIRST, amounts attributable to the present fiscal year and SECOND, any Carryover Amount), and
(ii) no carryover shall be permitted for any fiscal year from periods prior to the prior fiscal year immediately prior to such fiscal year.

                  6.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) any extension of trade credit in the ordinary course of business and investments in customer accounts or notes receivable for inventory sold or services rendered in the ordinary course of business and consistent with past practice;

                  (b) any investment in Cash Equivalents;

                  (c) Capital Expenditures permitted under SECTION 6.8;

                  (d) any investment by the Borrower in any Approved Subsidiary or any wholly-owned, direct or indirect Subsidiary of an Approved Subsidiary and any investment by any Subsidiary in the Borrower or any Approved Subsidiary or any wholly-owned, direct or indirect Subsidiary of an Approved Subsidiary;

                  (e) investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case, in settlement of delinquent obligations or disputes with such suppliers or customers;

                  (f) deposits permitted under SECTION 6.3(c);

                  (g) any advance or loan by the Borrower or any Domestic Subsidiary to any Foreign Subsidiary, PROVIDED that the aggregate principal amount of all such advances or loans shall not exceed the Dollar Equivalent of $5,000,000 in any fiscal year;

                  (h) the purchase by the Borrower or any Subsidiary of the shares of Capital Stock of Curamik pursuant to the Curamik Documents;

                  (i) loans and advances to Subsidiaries in connection with the Acquisition; and

                  (j) loans and advances to employees of the Borrower and its Subsidiaries in the ordinary course of business (including without limitation for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $2,000,000 at any one time outstanding.

                  6.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement or (a) in the ordinary course of the Borrower's or a Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  6.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  6.12 LIMITATION ON CHANGES IN FISCAL YEAR OR CHARTER. Permit the fiscal year of any Loan Party to end other than on December 31 or amend any charter document of any Loan Party, except for any amendment which could not reasonably be expected to have a Material Adverse Effect or which does not impair the value of any Collateral.

                  6.13     LIMITATION ON NEGATIVE PLEDGE CLAUSES.

                  (a) Enter into with any Person any agreement and other than
(i) this Agreement or (ii) any Lien permitted under or Financing Leases permitted by this Agreement (in which case, any prohibition or limitation shall be effective only against the assets financed thereby) which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; and

                  (b) enter into any agreement or arrangement which prohibits, limits or restricts the rights or ability of any Subsidiary to declare or pay any dividends in cash or property or to make loans or advances or other payments of any nature or to make any distributions or transfers of its assets in each case to the Borrower or any other Person as to which such Subsidiary is a Subsidiary.

                  6.14 LIMITATION ON LINES OF BUSINESS. Enter into or engage in any business, except for those customarily engaged in connection with the Thermal Management Solutions Business.

                  6.15 NEW SUBSIDIARIES. Create or permit to exist any Subsidiary other than those listed on SCHEDULE 3.19; PROVIDED that the Borrower may create wholly-owned Subsidiaries that are Approved Subsidiaries and have entered into security arrangements with respect to their assets as are acceptable to the Administrative Agent.

                  6.16 AMENDMENTS TO MATERIAL AGREEMENTS. Enter into or consent to any amendment of, or waive any rights under, any Acquisition Document or amend, waive any rights under or terminate any other agreement which amendment, waiver or termination of such other agreement could reasonably be expected to result in a Material Adverse Effect.


                          ARTICLE 7. EVENTS OF DEFAULT

                  7.1 If any of the following events shall occur and be continuing:

                  (a) (i) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any Reimbursement Obligation with respect to the Letter of Credit or deposit cash collateral pursuant to
         SECTION 2.21 when due in accordance with the terms thereof or (iii) the Borrower shall fail to pay any interest on any Note, or any fees or other amount payable hereunder, within five days after any such interest, fees or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in ARTICLE 6,
         SECTION 5.1, SECTION 5.2, SECTION 5.4, SECTION 5.7, or SECTION 5.9 hereof, clauses (b) and (c) of SECTION 5 of each Pledge Agreement, clauses (h), (i), (j) and (p) of SECTION 5 of each Security Agreement,
         SECTION 1.1 and clauses (a), (b), (c) and (e) of SECTION 3 of the Pledge Agreement governing the pledge of the Capital Stock of Aavid Thermal Products UK Holdings Limited, SECTION 7.1(a) of the Pledge Agreement governing the pledge of the Capital Stock of the Subsidiary organized under the laws of the Federal Republic of Germany, or SECTION 10.1(B) or (C) of the Subsidiary Pledge Agreement governing the pledge of the Capital Stock of the Subsidiary organized under the laws of Italy; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any Subsidiary shall (i) default in any payment (regardless of amount) of principal of or interest on any Indebtedness having an aggregate principal amount in excess of the Dollar Equivalent of $1,000,000 (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or
         (ii) default beyond the period of grace (not to exceed 30 days), if any, in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; or

                  (f) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary, any case, proceeding or other action referred to in clause
         (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, any Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan pursuant to Section 4041(c) or 4042 of ERISA, (iv) any Single Employer Plan shall terminate pursuant to Section 4041(c) or 4042 of ERISA, (v) the Borrower, any Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of the Dollar Equivalent of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) (x) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert, (y) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (z) the Administrative Agent shall not have, for any reason whatsoever, a valid and perfected first security interest for the benefit of the Lenders in the Collateral, subject only to Liens permitted under SECTION 6.3; or

                  (j) Any Subsidiary Guarantee shall, for any reason other than the satisfaction in full of all the Obligations and termination of this Agreement, cease to be in full force and effect or shall be declared to be null and void, or any Subsidiary Guarantor shall deny that it has any further liability, including with respect to future advances by the Lenders, under its Subsidiary Guarantee or any Subsidiary Guarantor gives notice to such effect; or

                  (k)      A Change of Control shall occur; or

                  (l) An event shall exist or occur which has a Material Adverse Effect; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              ARTICLE 8. THE AGENTS

                  8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Canadian Imperial Bank of Commerce as Administrative Agent of such Lender, under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Canadian Imperial Bank of Commerce, as the Administrative Agent for such Lender, to serve as security trustee for each Lender, to take such action on behalf of each Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent.

                  8.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties, rights or remedies under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 EXCULPATORY PROVISIONS. (a) Neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates (a) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this

Agreement or any other Loan Document (except for its or their own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Loan Party or any officer or any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or the perfection or priority of any Lien created or purported to be created thereunder, or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Subsidiaries.

                  (b) The Lead Arranger, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

                  8.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  8.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder or furnished to the Administrative Agent for the account of, or with a counterpart or copy for, each Lender, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into its possession or any officer, director, employee, agent, attorney-in-fact or Affiliate.

                  8.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective aggregate Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against either Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by either Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations hereunder.

                  8.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the

Borrower and any Subsidiary as though such Agent were not acting in such capacity hereunder and under the other Loan Documents. With respect to Credit Extensions made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign or be terminated, as the case may be, as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor Administrative Agent who shall be reasonably acceptable to the Borrower (so long as no Event of Default shall have occurred which is continuing), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After the Administrative Agent's resignation or termination, as Administrative Agent, the provisions of this Section shall inure to the benefit of the Administrative Agent, as to any actions taken or omitted to be taken by it while it was the Administrative Agent, under this Agreement and the other Loan Documents.

                  8.10 RELEASE OF COLLATERAL. (a) Each of the Agents and the Lenders hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lenders:

                                    (i) against all of the Collateral, upon
         final payment in full of the Obligations and termination hereof; and

                                    (ii) against any part of the Collateral sold
         or disposed of by the Borrower or any Subsidiary, if such sale or disposition is permitted by SECTION 6.6.

                  (b) Each of the Lenders hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 8.10 promptly upon the effectiveness of any such release.

                  (c) Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in clause (a) above), each Lender agrees to confirm in writing, upon request by the Administrative Agent, the authority to release Collateral conferred upon the Administrative Agent under (i) and (ii) of clause
(a) above. So long as no Event of Default is then continuing, upon receipt by the Administrative Agent of any such written confirmation from the Lenders of the Administrative Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, the

Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Administrative Agent for the benefit of the Lenders; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower and/or its Subsidiaries, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.


                           ARTICLE 9.  MISCELLANEOUS

                  9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto or any other Loan Document for the purpose of adding any provisions to or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder,
(b) enter into with any Loan Party written amendments, supplements or modifications to the Loan Documents to which such Loan Party is a party for the purpose of adding provisions to such other Loan Documents or changing in any manner the rights of the Lenders or such other Loan Party thereunder or (c) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED that no such waiver and no such amendment, supplement or modification (i) shall reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or extend the expiration date of any Lender's Commitments, in each case, without the consent of each Lender, (ii) shall amend, modify or waive any provision of this Agreement or any other Loan Document which specifically by its terms requires the approval or consent of all the Lenders or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or any other Loan Party of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, or terminate any Subsidiary Guarantee or release all or any substantial portion of the Collateral, in each case, without the written consent of all the Lenders, (iii) shall increase the Stated Amount of the Letter of Credit without the consent of the Issuer, (iv) shall increase the aggregate amount of any Lender's Commitment, without the consent of such Lender,
(v) shall adversely affect the interest, rights or obligations of the Issuer, without the consent of the Issuer or (vi) shall amend, modify or waive any provision of ARTICLE 8 without the written consent of the Administrative Agent and, in the case of any amendment, modification or waiver of SECTION 8.1,
SECTION 8.6, or SECTION 8.7, the Lead Arranger. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Notes. In the case of any waiver, the

Borrower, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent and the Issuer, and as set forth in SCHEDULE I under the heading "Domestic Lending Office" in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:              Aavid Thermal Technologies, Inc.
                                    One Eagle Square
                                    Suite 500
                                    Concord, New Hampshire 03301
                                    Attention:  Chief Executive Officer
                                    Telecopy:  (603) 224-6673

         The Administrative
         Agent:                     Canadian Imperial Bank of Commerce
                                    425 Lexington Avenue
                                    New York, New York  10017
                                    Attention: David Benyaminy
                                    Telecopy:  (212) 856-3761

         The Issuer:                Canadian Imperial Bank of Commerce
                                    425 Lexington Avenue
                                    New York, New York  10017
                                    Attention:  Mary Beth Ross
                                    Telecopy:  (212) 856-3763

; PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to SECTION 2.3, SECTION 2.5, SECTION 2.8, SECTION 2.9, SECTION 2.10 or SECTION 2.15 shall not be effective until received.

                  9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  9.5 PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the negotiation of any restructuring or "work-out," whether or not consummated, and the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to each Lender, and (c) to pay, and indemnify and hold harmless each Lender and the Agents from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless each Lender and the Agents (including each of their respective parents, subsidiaries, officers, directors, employees, agent and affiliates) from and against, any and all other claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the Acquisition Documents, or any other documents or the use of the proceeds of the Loans in connection with the Acquisition or the purchase of the shares of Capital Stock of Curamik pursuant to the Curamik Documents or any other purpose (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"); PROVIDED that the Borrower shall not have any obligation hereunder to either Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or such Lender. The agreements in this SECTION 9.5 shall survive repayment of the Obligations hereunder.

                  9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuer, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such

Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; PROVIDED that after giving effect to any such sale, such Lender must have either (x) retained at least $5,000,000 of Commitments not subject to any participating interests or (y) sold participating interests to Participants in all its Loans and Commitments. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in SECTION 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTION 2.17,
SECTION 2.18 and SECTION 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; PROVIDED that, in the case of SECTION 2.18, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its lending business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default shall have occurred) and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, substantially in the form of EXHIBIT Q (a "COMMITMENT TRANSFER SUPPLEMENT") executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (so long as no Event of Default shall have occurred which is continuing) and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that (i) any such assignment must (unless to an institution which was a Lender immediately prior thereto) be in a minimum amount equal to the lesser of (x) $5,000,000 (or such lesser amount as may be acceptable to the Administrative Agent and the Borrower (so long as no Event of Default shall have occurred which is continuing) and (y) the aggregate Commitments and outstanding Loans of such Lender then in effect, and (ii) after giving effect to any such assignment, such Lender shall have either (x) sold all its rights and obligations hereunder and under the Notes or (y) retained at least $5,000,000 of the aggregate Commitments. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Commitment Transfer Supplement, (1) the Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (2) the assigning Lender thereunder, to the extent provided in such Commitment Transfer Supplement, shall be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; PROVIDED that the provisions of SECTION 2.17, SECTION 2.18,
SECTION 2.19 and SECTION 9.5 shall continue to benefit such assigning Lender to the extent required by such Sections).

                  (d) The Administrative Agent shall maintain, at its address referred to in SECTION 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Commitment Transfer Supplement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note or Term Note of the assigning Lender) a new Revolving Credit Note or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment or Term Loan, as the case may be, assumed by such Assignee pursuant to such Commitment Transfer Supplement and, if the assigning Lender has retained a Revolving Credit Commitment or Term Loan hereunder, a new Revolving Credit Note or Term Note as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, any and all financial information in such Lender's possession concerning the Borrower and their respective Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and their respective Affiliates prior to becoming a party to this Agreement.

                  (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                  9.7 ADJUSTMENTS; SETOFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Credit Extensions, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in SECTION 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Credit Extensions, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder and under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) in any currency, and any other credits, indebtedness or claims, in any currency, in each case, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 CONFIDENTIALITY. Each Lender agrees to exercise all reasonable efforts (consistent with its customary methods for keeping information confidential) to keep any information delivered or made available by the Borrower or any Subsidiary confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED, that nothing herein shall prevent any Lender from disclosing such information (a) to any Affiliate of such Lender or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) that has been publicly disclosed, (e) in connection with any litigation relating to the Loans, this Agreement or any transaction contemplated hereby to which any Loan Party, any Lender or the Administrative Agent may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or any part of its Loans hereunder, if such other Person, prior to such disclosure, agrees, in writing, for the benefit of the Borrower to comply with the provisions of this SECTION 9.8.

                  9.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.11 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  9.13 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in SECTION 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.14 ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

                  (a) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any Subsidiary arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, any Subsidiary and the Lenders.

                  9.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     AAVID THERMAL TECHNOLOGIES, INC.


                                     By: /s/ Bharatan Patel
                                        --------------------------------------
                                         Name:  Bharatan Patel
                                         Title: President


                                     CIBC WORLD MARKETS CORP.,
                                     as Lead Arranger and Bookrunner


                                     By: /s/ Keith Labbate
                                        --------------------------------------
                                         Name:  Keith Labbate
                                         Title: Executive Director
                                                CIBC World Markets Corp., as
                                                  Agent



                                     CANADIAN IMPERIAL BANK OF COMMERCE,
                                     as Issuer and Administrative Agent


                                     By: /s/ Keith Labbate
                                        --------------------------------------
                                         Name:  Keith Labbate
                                         Title: Executive Director
                                                CIBC World Markets Corp., as
                                                  Agent


                                     LENDERS:

                                     CIBC INC.


                                     By: /s/ Keith Labbate
                                        --------------------------------------
                                         Name:  Keith Labbate
                                         Title: Executive Director
                                                CIBC World Markets Corp., as
                                                  Agent

                                                                       EXHIBIT A
                                                                       TO CREDIT
                                                                       AGREEMENT



                          FORM OF REVOLVING CREDIT NOTE


$_____________                                                New York, New York
                                                                October 21, 1999


                  FOR VALUE RECEIVED, the undersigned, AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of _____________ (the "LENDER"), on the Maturity Date as defined in the Credit Agreement hereinafter referred to, at the office of Canadian Imperial Bank of Commerce, as administrative agent for such Lender and the other financial institutions under the aforementioned Credit Agreement (the "ADMINISTRATIVE AGENT"), located at 425 Lexington Avenue, New York, New York 10017, or such other address as may be specified from time to time by the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ______________________ ($__________) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement.

                  The Borrower hereby unconditionally further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding from the date hereof, and on any unpaid interest payable hereon, from the date such interest is due hereunder, at the applicable rates per annum and on the dates specified in Section 2.12 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Revolving Credit Note is authorized to record the date, Type and amount of each Revolving Credit Loan made by the Lender pursuant to Section 2.2 of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of October 21, 1999 (as further amended, supplemented, waived or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as defined therein), among the Borrower, the several banks and other financial institutions parties thereto (including the Lender), Canadian Imperial Bank of Commerce, as Issuer, the Administrative Agent and CIBC World Markets Corp., as Lead Arranger, and is entitled to the benefits thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                  This Revolving Credit Note is secured as provided in the Security Documents. Reference is hereby made to the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the obligations secured, the terms and conditions upon which the security interest was granted and the rights of the holder of this Revolving Credit Note in respect thereof. Payment and performance of this Revolving Credit Note is guaranteed as set forth in the Subsidiary Guarantees. The undersigned hereby unconditionally agrees to pay the costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement and said Security Documents as provided therein.

                  All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).



                                     AAVID THERMAL TECHNOLOGIES, INC.


                                     By:______________________________________
                                         Name:
                                         Title:

                                                        SCHEDULE A
                                                        TO REVOLVING CREDIT NOTE



                             LOANS, CONVERSIONS AND
                          PAYMENTS OF EURODOLLAR LOANS


========== =============== ==================== ================ ==================== =============== ==============
                                                                        Amount
                                Amount of                                 of
                              Alternate Base        Interest          Eurodollar
                                Rate Loans         Period and           Loans             Amount
                                Converted          Eurodollar         Converted             of
             Amount of            into             Rate with             into            Principal
             Eurodollar         Eurodollar          Respect         Alternate Base       Repaid or       Notation
   Date      Loans Made           Loans             Thereto           Rate Loans          Prepaid         Made by
---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

========== =============== ==================== ================ ==================== =============== ==============

                                                        SCHEDULE B
                                                        TO REVOLVING CREDIT NOTE



                             LOANS, CONVERSIONS AND
                      PAYMENTS OF ALTERNATE BASE RATE LOANS


========== ==================== ==================== ================ ================ =============== ==============
                                                         Amount of
                                     Amount of           Alternate
                                     Eurodollar            Base           Interest
                                       Loans            Rate Loans       Period and
                Amount of            Converted          Converted        Eurodollar        Amount
              Alternate Base           into                into           Rate with          of
                Rate Loans         Alternate Base       Eurodollar         Respect        Principal       Notation
   Date           Made              Rate Loans             Loans           Thereto         Repaid         Made by
---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

========== ==================== ==================== ================ ================ =============== ==============

                                                                       EXHIBIT B
                                                                       TO CREDIT
                                                                       AGREEMENT



                                FORM OF TERM NOTE


$____________                                                 New York, New York
                                                                October 21, 1999


                  FOR VALUE RECEIVED, the undersigned, AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of _______________ (the "LENDER") at the office of Canadian Imperial Bank of Commerce, as administrative agent for such Lender and the other financial institutions under the Credit Agreement hereinafter referred to (the "ADMINISTRATIVE AGENT"), located at 425 Lexington Avenue, New York, New York 10017, or such other address as may be specified from time to time by the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ______________________ ($__________) and (b) the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.6 of the Credit Agreement (as defined hereinafter), which sum shall be payable in installments in accordance with Section 2.7 of the Credit Agreement.

                  The Borrower hereby unconditionally further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding from the date hereof, and on any unpaid interest payable hereon, from the date such interest is due hereunder, at the applicable rates per annum and on the dates set forth in Section 2.12 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Term Note is authorized to record the date, Type and amount of the Term Loan made pursuant to Section 2.6 of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof, which recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that failure by the Lender to make any such recordation (or any error in such recordation) on this Term Note shall not affect the obligations of the Borrower under this Term Note or the Credit Agreement.

                  This Term Note is one of the Term Notes referred to in the Credit Agreement, dated as of October 21, 1999 (as further amended, supplemented, waived or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as defined therein), among the Borrower, the several banks and other financial institutions parties thereto (including the Lender), Canadian Imperial Bank of Commerce, as Issuer, the Administrative Agent and CIBC World Markets Corp., as Lead Arranger, and is entitled to the benefits thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  This Term Note is secured as provided in the Security Documents. Reference is hereby made to the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the obligations secured, the terms and conditions upon which the security interest was granted and the rights of the holder of this Term Note in respect thereof. Payment and performance of this Term Note is guaranteed as set forth in the Subsidiary Guarantees. The undersigned hereby unconditionally agrees to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement and said Security Documents as provided therein.

                  All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW).


                                            AAVID THERMAL TECHNOLOGIES, INC.


                                            By: ___________________________
                                              Name:
                                              Title:

                                                                    SCHEDULE A
                                                                    TO TERM NOTE



                             LOANS, CONVERSIONS AND
                          PAYMENTS OF EURODOLLAR LOANS


========== =============== ==================== ================ ==================== =============== ==============
                                                                        Amount
                                Amount of                                 of
                              Alternate Base        Interest          Eurodollar
                                Rate Loans         Period and           Loans             Amount
                                Converted          Eurodollar         Converted             of
             Amount of            into             Rate with             into            Principal
             Eurodollar         Eurodollar          Respect         Alternate Base       Repaid or       Notation
   Date      Loans Made           Loans             Thereto           Rate Loans          Prepaid         Made by
---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

---------- --------------- -------------------- ---------------- -------------------- --------------- --------------

========== =============== ==================== ================ ==================== =============== ==============

                                                                    SCHEDULE B
                                                                    TO TERM NOTE



                             LOANS, CONVERSIONS AND
                      PAYMENTS OF ALTERNATE BASE RATE LOANS


========== ==================== ==================== ================ ================ =============== ==============
                                                         Amount of
                                     Amount of           Alternate
                                     Eurodollar            Base           Interest
                                       Loans            Rate Loans       Period and
                Amount of            Converted          Converted        Eurodollar        Amount
              Alternate Base           into                into           Rate with          of
                Rate Loans         Alternate Base       Eurodollar         Respect        Principal       Notation
   Date           Made              Rate Loans             Loans           Thereto         Repaid         Made by
---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

---------- -------------------- -------------------- ---------------- ---------------- --------------- --------------

========== ==================== ==================== ================ ================ =============== ==============

                                                                     EXHIBIT C-1
                                                                       TO CREDIT
                                                                       AGREEMENT


                           FORM OF NOTICE OF BORROWING


To: Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders under the Credit Agreement dated as of October __, 1999 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Lenders, Canadian Imperial Bank of Commerce, as Issuer, the Administrative Agent and CIBC World Markets Corp., as Lead Arranger and Bookrunner (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

                  Pursuant to Section [2.3] [2.8] of the Credit Agreement, this Notice of Borrowing ("NOTICE") represents the request of Borrower to borrow on [the date hereof] [________, [19] [20] ] (the "BORROWING DATE")(1) from the Lenders the principal amount of [$___________] in [Term Loans] [Revolving Credit Loans] as [Alternate Base Rate Loans] [Eurodollar Loans]. [$_________ of such Loans will be Eurodollar Loans.] [The initial Interest Period for such Eurodollar Loans is requested to be a [one, two, three or six] month period.] Proceeds of such Loans are to be wire-transferred in accordance with the following wire instructions:

                           ---------------------------
                           ---------------------------
                           ---------------------------

                  [The Revolving Credit Commitment on the Borrowing Date is $___________.] [The Revolving Credit Commitment has been temporarily reduced by $_________ attributable to Net Insurance Proceeds received by the Borrower prior to the Borrowing Date and less than 270 days after the date of loss prior to the acquisition of replacement assets. The aggregate amount of the Revolving Credit Commitment (after giving effect to any Revolving Credit Loans outstanding and any such temporary reductions in the Revolving Credit Commitment) available on the Borrowing Date is $__________.](2) [$_________ of the Revolving Credit Loans requested hereunder are to be applied [to restore, rebuild or replace any loss for which Net Insurance Proceeds are available] [in accordance with the last sentence of Section 2.9(d)] and subject to the conditions set forth in Section 2.9(d), the Revolving Credit Commitment shall be restored to $______________.]





---------------

(1) Which notice must be given (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be Eurodollar Loans initially, or (ii) one Business Day prior to the requested Borrowing Date, otherwise.

(2) To be used only when there are Net Insurance Proceeds which have not been applied pursuant to Section 2.9(d) to prepay the Loans or for use in the acquisition of replacement assets.

                  The undersigned hereby certifies that, as of the Borrowing Date, all the conditions contained in [Sections 4.1 and 4.2](1) [Section 4.2](2) of the Credit Agreement have been satisfied (or waived pursuant to Section 9.1 of the Credit Agreement), no Default or Event of Default has occurred and is continuing, and represents and warrants that all representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects on the Borrowing Date.

                  Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

Dated this ___ day of _______, ____.


                                         AAVID THERMAL TECHNOLOGIES, INC.


                                         By:_______________________________
                                         Name:
                                         Title:






----------------

(1) To be used for Loans made on the Closing Date.

(2) To be used for Revolving Credit Loans made after the Closing Date other than Revolving Credit Loans made in respect of Net Disposition Proceeds and Net Insurance Proceeds.

                                                                     EXHIBIT C-2
                                                                       TO CREDIT
                                                                       AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


Canadian Imperial Bank of Commerce,
  as Administrative Agent for the below-referenced Lenders
425 Lexington Avenue
New York, New York  10017

Attention:  Syndications, Manager of Administration

                        AAVID THERMAL TECHNOLOGIES, INC.


Gentlemen and Ladies:

                  This Notice of Conversion/Continuation (this "NOTICE") is delivered to you pursuant to SECTION 2.10 of the Credit Agreement, dated as of October 21, 1999 (as amended, supplemented, or other modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), and CIBC World Markets Corp., as lead arranger and bookrunner. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                  The Borrower hereby requests that on __________, ___:*

                  (1) $_________ of the currently outstanding principal amount of the [Term Loan] [Revolving Credit Loan]** originally made on __________, ____ and currently being maintained as [Alternate Base Rate Loans] [[one] [two] [three] [six] month Eurodollar Loans]**,

                  (2) be [converted into] [continued as],

                  (3) [Eurodollar Loans having an Interest Period of [one] [two] [three] [six] months, which Interest Period will expire on __________, ____] [Alternate Base Rate Loans].***


-------------

*Conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto.

**Select appropriate option.

***Insert appropriate interest rate option, and, if applicable, number of months (for Eurodollar Rate Loans).

                  In the event that such Loans are to be converted into, or continued as, Eurodollar Rate Loans, the Borrower hereby:

                  (a) certifies, represents and warrants that no Default has occurred and is continuing or will (after giving effect to the continuation or conversion requested hereby) occur and be continuing;

                  (b) certifies, represents and warrants that all representations and warranties contained in Article 3 of the Credit Agreement and in the other Loan Documents are, and will continue to be (after giving effect to such continuation or conversion requested hereby), true and correct in all material respects as if made on the date of continuation or conversion hereunder[, except in the following respects: [describe] and the Administrative Agent and the Required Lenders have waived such exception to the representations and warranties in writing dated __________]; and

                  (c) agrees that if prior to the time of such conversion or continuation any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the conversion or continuation requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified, represented and warranted to herein shall be deemed to be certified, represented and warranted at the date of such [conversion] [continuation] as if then made. [The Borrower agrees to remit to the Administrative Agent for the benefit of the Lenders, on the date of such conversion, an interest payment in the amount of $_________.]*

                  IN WITNESS WHEREOF, the Borrower has caused this Notice to be executed and delivered, and the certification, representations and warranties contained herein to be made, by an authorized officer this ____ day of __________, ____.

                                       AAVID THERMAL TECHNOLOGIES, INC.


                                       By: ______________________________
                                          Name:
                                          Title:
----------------------

*To be inserted upon a conversion of a Eurodollar or Alternate Base Rate Loan with the amount of accrued interest thereon through the conversion date.

                                                                       EXHIBIT D
                                                                       TO CREDIT
                                                                       AGREEMENT

                       FORM OF DOMESTIC CUSTODY AGREEMENT

          THIS CUSTODY AGREEMENT (this "AGREEMENT") dated as of October __, 1999, is entered into between [AAVID THERMAL TECHNOLOGIES, INC.] [DOMESTIC SUBSIDIARY], a [____________] corporation, as Depositor (the "DEPOSITOR") and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Custodian (the "CUSTODIAN").

                              PRELIMINARY STATEMENT

          WHEREAS, Aavid Thermal Technologies, Inc. (the "BORROWER"), the banks and other financial institutions (the "LENDERS") from time to time parties thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent (the "ADMINISTRATIVE AGENT"), and CIBC World Markets Corp., as lead arranger and bookrunner, have entered into the Credit Agreement dated as of October 21, 1999 (such agreement, as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lenders have agreed to provide Revolving Credit Loans and Term Loans upon the terms and conditions of the Credit Agreement;

          WHEREAS, it is a condition precedent to the agreement of each Lender to make the initial Loans requested to be made by it that the Administrative Agent shall have received this Agreement, executed and delivered by the Depositor with a counterpart for each Lender; and

          WHEREAS, CIBC is willing to act in the capacity of Custodian, hereunder;

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Credit Agreement and the following terms shall have the following meanings:

          "DEPOSIT NOTICE" has the meaning specified in Section 2.03(d).

          "DEPOSITED STOCK" means [___ shares of the [common stock] of ________________] and the related stock certificates, [in each case] to be deposited with the Custodian pursuant to SECTION 2.03, and any stock dividends in respect of such stock.

          "RECEIPT" has the meaning specified in SECTION 2.03(B).

          "RELEASE NOTICE" has the meaning specified in SECTION 2.08(A).

          "SUBSIDIARIES" shall mean [NAMES OF SUBSIDIARIES].

          "TERMINATION DATE" means that date on which the Administrative Agent shall notify the Custodian in writing that the Depositor has satisfied and discharged in full all its Obligations under the Credit Agreement.

                                   ARTICLE II
                                    CUSTODIAN

          SECTION 2.01. DESIGNATION AND APPOINTMENT OF CIBC AS CUSTODIAN. CIBC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Custodian under and as set forth in this Agreement. CIBC shall serve as Custodian from the date hereof until the Termination Date, subject to resignation or removal pursuant to SECTION 3.04 hereof.

          SECTION 2.02. DUTIES OF THE CUSTODIAN. At all times that CIBC shall be the Custodian, it shall duly discharge its duties of receiving and holding the Deposited Stock in accordance with this Agreement. As to any matters not expressly provided for by this Agreement, the Custodian shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Administrative Agent; PROVIDED, HOWEVER, that the Custodian shall not be required to take any action which is contrary to this Agreement or applicable law, or which is not reasonably incidental to its duties and responsibilities under this Agreement or is of a type unrelated to its business.

          SECTION 2.03. DEPOSITED STOCK. (a) On the Closing Date, the Deposited Stock shall be delivered by the Depositor to the Custodian. All such Deposited Stock shall be held by the Custodian pursuant to the terms hereof.

          (b) On the Closing Date, upon the delivery of the Deposited Stock by the Depositor to the Custodian hereunder, the Custodian shall deliver to the Depositor (with copies to the Administrative Agent) a receipt (the "RECEIPT") substantially in the form of EXHIBIT A attached hereto identifying the Deposited Stock that it has received and confirming that it holds such Deposited Stock, as Custodian hereunder.

          (c) On each date that the Depositor shall receive any stock dividend in respect of the Deposited Stock the Depositor shall deliver such stock to the Custodian and the Custodian will issue a revised Receipt.

          (d) The Custodian shall hold the Deposited Stock as Custodian on the terms and conditions hereinafter set forth.

          (e) On the Closing Date, concurrent with the delivery of the Deposited Stock to the Custodian, the Depositor shall deliver to each Subsidiary a deposit notice (the "DEPOSIT NOTICE") substantially in the form of EXHIBIT B attached hereto notifying such Subsidiary of the grant of custody of the Deposited Stock to the Custodian hereunder.

          SECTION 2.04. DEPOSITED STOCK HELD BY THE CUSTODIAN. All Deposited Stock coming into the possession of the Custodian shall be held by it as Custodian consistent with its customary practice and procedure as a custodian.

          SECTION 2.05 NO LIENS OR ENCUMBRANCES. (a) Each of the parties hereto acknowledges and agrees that nothing contained herein is intended to create or shall be construed as creating any sale, transfer, assignment, pledge, lien, security interest, encumbrance upon or other disposition of the Deposited Stock.

          (b) The Custodian hereby agrees not to assert any statutory or possessory liens or encumbrances of any kind with respect to the Deposited Stock held by it and hereby waives all such liens and encumbrances.

          SECTION 2.06. MAINTENANCE OF RECORDS. The Custodian shall implement and maintain administrative and operating procedures pursuant to which it shall keep and maintain all records and information necessary to permit the regular identification of all Deposited Stock held or released by it.

          SECTION 2.07. OTHER INFORMATION. (a) From time to time upon reasonable prior notification, during normal business hours, the Administrative Agent and any of its respective authorized agents, employees or representatives, shall have the right (i) to visit the office of the Custodian where the Deposited Stock is kept, (ii) to examine the facilities for the storage and safekeeping thereof and (iii) to discuss matters relating to the Deposited Stock and the Custodian's performance hereunder with any officer of the Custodian having knowledge of such matters.

          (b) The Custodian shall provide to the Administrative Agent such other information as the Administrative Agent may from time to time reasonably request, concerning the Deposited Stock which is in the possession of the Custodian.

          SECTION 2.08. REMOVAL OF DEPOSITED STOCK. At any time, the Depositor may request the Custodian to release the Deposited Stock held by the Custodian to the Depositor, by delivering a written notice substantially in the form of EXHIBIT C hereto (a "RELEASE NOTICE") to the Custodian (with simultaneous delivery thereof by facsimile to the Administrative Agent) specifying a date for such release that shall be not less than 10 days after the date of such Release Notice. The Custodian shall also forward a copy of the Release Notice to the Administrative Agent within 2 days of receipt thereof. On the date specified in the Release Notice, the Custodian shall release such Deposited Stock to the Depositor.

          SECTION 2.09. CUSTODIAN'S INDEMNIFICATION. The Custodian shall have no liability whatsoever by reason of any error of judgment for any act done or step taken or omitted by it, or for any mistake of fact or law for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct. Furthermore, the Depositor agrees to hold the Custodian harmless from any and all losses, expenses, damages and costs (including, without limitation, attorneys fees) incurred by either of them as a result of their execution of, or performance of their respective obligations under, this Agreement, unless however, such losses, expenses, damages and costs are caused by or arise out of the Custodian's gross negligence or willful misconduct. The provisions of this SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                                   ARTICLE III
                                  MISCELLANEOUS

          SECTION 3.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 3.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid.

          SECTION 3.03. BINDING EFFECT; ASSIGNABILITY; TERM. This Agreement shall be binding upon and inure to the benefit of the Depositor and the Custodian and their respective successors and assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date, PROVIDED, HOWEVER, that the provisions of SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

          SECTION 3.04. RESIGNATION AND REMOVAL. The Custodian may resign at any time by giving written notice thereof to the Depositor and the Administrative Agent not less than 120 days' prior to the effective date of such resignation. The Custodian may be removed by the Administrative Agent at any time, with or without cause, by giving written notice thereof to the Custodian (with copies to the Depositor) not less than ten (10) days prior to the effective date of such removal. Upon any such resignation or removal, the Administrative Agent shall have the right to appoint a successor Custodian. Any such successor shall, upon its acceptance thereof, succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations as Custodian under this Agreement.

          SECTION 3.05. NO RIGHT OF SET-OFF. Nothing contained herein shall grant any right to the Custodian to setoff or otherwise apply any or all Deposited Stock at any time held hereunder to or for the credit or account of the Depositor against any or all obligations of the Borrower now or hereafter existing under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

          SECTION 3.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York.

          SECTION 3.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                             [AAVID THERMAL TECHNOLOGIES, INC.]
                                             [DOMESTIC SUBSIDIARY], as Depositor


                                             By: _______________________________
                                                  Name:
                                                  Title:

                                             Notice Address:
                                             [___________________________]
                                             [___________________________]
                                             Attention:
                                             Telecopy:

                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Custodian


                                             By: _______________________________
                                                  Name:
                                                  Title:

                                             Notice Address:
                                             425 Lexington Avenue
                                             New York, New York  10017
                                             Attention: Mary Beth Ross
                                             Telecopy: (212) 856-3763

                                                                    EXHIBIT A to
                                                               Custody Agreement

                                     RECEIPT

[Date]

[Aavid Thermal Technologies, Inc.][DOMESTIC SUBSIDIARY]
[________________]
[________________]
Attention:

          Re:  [AAVID THERMAL TECHNOLOGIES, INC.][DOMESTIC SUBSIDIARY]

Ladies and Gentlemen:

          We are sending this letter to you pursuant to Section 2.03(b) of that certain Custody Agreement dated as of ____________ (the "CUSTODY AGREEMENT") among [Aavid Thermal Technologies, Inc.] [DOMESTIC SUBSIDIARY], as Depositor, and Canadian Imperial Bank of Commerce, as Custodian. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement.

          The undersigned hereby confirms to you its receipt of the following Deposited Stock.

             [Identify Deposited Stock by stock certificate numbers]

The undersigned hereby confirms that it shall hold the above-listed Deposited Stock as Custodian in accordance with the terms of the Custody Agreement.

                                             Very truly yours,

                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Custodian


                                             By: _______________________________
                                                  Name:
                                                  Title

                                                                    EXHIBIT B to
                                                               Custody Agreement

                                 DEPOSIT NOTICE

[Date]

[SUBSIDIARY]
[________________]
[________________]
Attention:

          Re:  [AAVID THERMAL TECHNOLOGIES, INC.][DOMESTIC SUBSIDIARY]

Ladies and Gentlemen:

          You are hereby advised that [Aavid Thermal Technologies, Inc.] [DOMESTIC SUBSIDIARY] has granted custody of 35% of the shares of capital stock of [SUBSIDIARY] owned by [Aavid Thermal Technologies, Inc.] [DOMESTIC SUBSIDIARY] to Canadian Imperial Bank of Commerce (the "Custodian"), as custodian pursuant to a Custody Agreement dated as of ___________ between [Aavid Thermal Technologies, Inc.] [DOMESTIC SUBSIDIARY] and the Custodian, a copy of which is attached hereto.

          Please acknowledge your receipt of this letter by signing where indicated below and returning the same to the undersigned's attention as soon as possible.

                                             Very truly yours,

                                             [AAVID THERMAL TECHNOLOGIES, INC.]
                                             [DOMESTIC SUBSIDIARY]


                                             By: _______________________________
                                                  Name:
                                                  Title:


Receipt acknowledged this ___ day of ___________.

[SUBSIDIARY]


By: ________________________
   Name:
   Title:

                                                                    EXHIBIT C to
                                                               Custody Agreement

                                 RELEASE NOTICE

[Date]

Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York  10017
Attention: Mary Beth Ross

          Re: [AAVID THERMAL TECHNOLOGIES, INC.] [DOMESTIC SUBSIDIARY] -- RELEASE OF DEPOSITED STOCK

Ladies and Gentlemen:

          Pursuant to SECTION 2.08 of that certain Custody Agreement dated as of ____________ (the "CUSTODY AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement) among [Aavid Thermal Technologies, Inc.] [DOMESTIC SUBSIDIARY], as Depositor, and Canadian Imperial Bank of Commerce, as Custodian, the undersigned hereby requests that the following Deposited Stock be delivered into our possession:

     [Identify Deposited Stock to be released by stock certificate numbers]

          In connection with the foregoing, the undersigned hereby represents and warrants that a copy of this notice has been delivered to the Administrative Agent simultaneously with delivery to the Custodian.

                                             Very truly yours,

                                             [AAVID THERMAL TECHNOLOGIES, INC.]
                                             [DOMESTIC SUBSIDIARY]


                                             By: _______________________________
                                                  Name:
                                                  Title

                                                                       EXHIBIT E
                                                                       TO CREDIT
                                                                       AGREEMENT


                BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT

          THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "AGREEMENT") is made as of October 21, 1999, by and between AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement dated as of October 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Borrower, the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent, and CIBC World Markets Corp., as lead arranger and bookrunner.

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1.   DEFINED TERMS.

          (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms defined in Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein as of the date hereof.

          (b) The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

          (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

          2. SECURITY INTEREST IN INTELLECTUAL PROPERTY. To secure the complete and timely payment, performance and satisfaction of all the Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all the Borrower's now owned or existing and hereafter acquired or arising:

          (i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of the Borrower's business symbolized by the foregoing and connected therewith, and (e) all the Borrower's rights corresponding thereto throughout the world (all the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in CLAUSES (A)-(E) in this PARAGRAPH 2(I), are sometimes hereinafter individually and/or collectively referred to as the "TRADEMARKS");

          (ii) rights under or interest in any patent license agreements, trademark license agreements or service mark license agreements with any other party, whether the Borrower is a licensee or licensor under any such license agreement, including, without limitation, those patent license agreements, trademark license agreements and service mark license agreements listed on SCHEDULE B attached hereto and made a part hereof, in each case to the extent assignable without violation thereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by the Borrower and now or hereafter covered by such licenses (all the foregoing are hereinafter referred to collectively as the "LICENSES"); and

          (iii) patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all patented technology and know-how, and (e) all of the Borrower's rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in CLAUSES (A)-(E) in this PARAGRAPH 2(III) are sometimes hereinafter individually and/or collectively referred to as the "PATENTS").

          3. RESTRICTIONS ON FUTURE AGREEMENTS. The Borrower will not, without the Administrative Agent's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and the Borrower further agrees that, without the Administrative Agent's prior written consent, it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect adversely affect the validity or enforcement of the rights transferred to the Administrative Agent under this Agreement or the rights associated with any Patents, Trademarks or Licenses, and in particular, the Borrower will not permit to lapse or become abandoned any Patent, Trademark or License; PROVIDED that nothing contained herein shall restrict the Borrower's ability to license its software in the ordinary course of its business consistent with prior practice.

          4. NEW PATENTS, TRADEMARKS AND LICENSES. The Borrower represents and warrants that (a) the Patents and Trademarks listed on SCHEDULE A include all the registered patents, patent applications, trademarks, common law trademarks, trademark applications, registered service marks and service mark applications now owned or held by the Borrower, (b) the Licenses listed on SCHEDULE B include all the patent license agreements, trademark license agreements and service mark license agreements under which the Borrower is the licensee or licensor and which are material individually or in the aggregate to the operation of the business of the Borrower and (c) other than the rights of any party to the Licenses with respect to the Patents and the Trademarks, no Liens in such Patents, Trademarks and Licenses have been granted by the Borrower to any Person other than the Administrative Agent. If, prior to the termination of this Agreement, the Borrower shall (i) obtain rights to any new patentable inventions, trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) become entitled to the benefit of any patent, patent application, license or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent or License or any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (iii) enter into any new patent license agreement, trademark license agreement or service mark license agreement, the provisions of PARAGRAPH 3 above shall automatically apply thereto. The Borrower shall give to the Administrative Agent written notice of events described in CLAUSES (I), (II) and (III) of the preceding sentence within 30 days of the occurrence of any such event. The Borrower hereby authorizes the Administrative Agent to modify this Agreement unilaterally (i) by amending SCHEDULE A to include any future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications owned or held by Borrower or to prepare this Agreement for filing with the Patent and Trademark Office and by amending SCHEDULE B to include any patent license agreements, trademark license agreements and service mark license agreements to which Borrower becomes a party, which are Trademarks or Licenses under PARAGRAPH 2 above or under this PARAGRAPH 4, and (ii) by filing with the Patent and Trademark Office, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on SCHEDULE A or B thereto, as the case may be, such future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications, and patent license agreements, trademark license agreements and service mark license agreements.

          5. ROYALTIES. The Borrower hereby agrees that the use by the Administrative Agent of the Patents, Trademarks and Licenses as authorized hereunder in connection with the Administrative Agent's exercise of its rights and remedies under PARAGRAPH 13 or pursuant to the Security Agreements shall be coextensive with the Borrower's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Administrative Agent and the Lenders to the Borrower.

          6. FURTHER ASSIGNMENTS AND SECURITY INTERESTS. The Borrower agrees not to sell or assign its respective interests in, or grant any license under, the Patents, the Trademarks or the Licenses without the prior and express written consent of the Administrative Agent.

          7. NATURE AND CONTINUATION OF THE ADMINISTRATIVE AGENT'S SECURITY INTEREST; TERMINATION OF THE ADMINISTRATIVE AGENT'S SECURITY INTEREST; RELEASE OF COLLATERAL. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents, Trademarks and Licenses and shall terminate only when the Obligations have been paid in full in cash and the Credit Agreement and the Security Agreements have been terminated. Upon such termination and at the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Administrative Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Administrative Agent's security interest in the Patents, the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Administrative Agent pursuant to this Agreement or the Security Agreements.

          8.   DUTIES OF THE BORROWER. Subject to the second sentence of this
Section 8, the Borrower shall have the duty (i) to prosecute diligently any patent application, trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement and (ii) to make any application for and diligently prosecute the registration of (x) any trademark or service mark that the Borrower has not created as of the date hereof which the Administrative Agent, after consultation with the Borrower, reasonably determines may have significant value and (y) any unpatented but patentable invention. The Borrower further agrees (i) not to abandon any Trademark or License without the prior written consent of the Administrative Agent if such abandonment would have a Material Adverse Effect, and (ii) to use its reasonable best efforts to obtain and maintain in full force and effect the Patents, the Trademarks and the Licenses that are or shall be necessary or economically desirable in the operation of the Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by the Borrower. Neither the Administrative Agent nor any of the Lenders shall have any duty with respect to the Patents, Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Administrative Agent nor any of the Lenders shall be under any obligation to take any steps necessary to preserve rights in the Patents, the Trademarks or Licenses against any other parties, but the Administrative Agent may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Obligations secured hereby.

          9. THE ADMINISTRATIVE AGENT'S RIGHT TO SUE. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Patents, the Trademarks and the Licenses and, if the Administrative Agent shall commence any such suit, the Borrower shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement. The Borrower shall, upon demand, promptly reimburse the Administrative Agent for all actual costs and expenses incurred by the Administrative Agent in the exercise of its rights under this PARAGRAPH 9 (including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent).

          10. WAIVERS. The Administrative Agent's failure, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Administrative Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Borrower and the Administrative Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement shall be deemed to have been suspended or waived by the Administrative Agent unless such suspension or waiver is in writing signed by an officer of the Administrative Agent and directed to the Borrower specifying such suspension or waiver.

          11. SEVERABILITY. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12. MODIFICATION. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in PARAGRAPH 4 hereof or by a writing signed by the parties hereto.

          13. CUMULATIVE REMEDIES; POWER OF ATTORNEY. The Borrower agrees, upon the request of the Administrative Agent and promptly following such request, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The Borrower hereby irrevocably designates, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent in its sole and absolute discretion) as the Borrower's true and lawful attorney-in-fact, and authorizes the Administrative Agent and any of the Administrative Agent's designees, in the Borrower's or the Administrative Agent's name, from and after the occurrence and during the continuance of an Event of Default, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to endorse the Borrower's name on all applications, documents, papers and instruments necessary or desirable for the Administrative Agent in the use, prosecution or protection of the Patents, the Trademarks or the Licenses, (ii) to assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) to grant or issue any exclusive or nonexclusive license under the Patents, the Trademarks or the Licenses, to anyone on commercially reasonable terms, and (iv) to take any other actions with respect to the Patents or the Trademarks or, to the extent permitted, the Licenses as the Administrative Agent deems in its own or the Lenders' best interest. The Borrower hereby ratifies all that such attorney shall lawfully do or, to the extent permitted, cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all the Obligations shall have been paid in full in cash and the Credit Agreement shall have been terminated. The Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Administrative Agent or the other Lenders under the Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

          The Administrative Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. If an Event of Default has occurred and is continuing and the Administrative Agent has elected to exercise any of its remedies under Section 9-504 or Section 9-505 of the Uniform Commercial Code with respect to the Patents, Trademarks and Licenses, the Borrower agrees to assign, convey and otherwise transfer all of its title in and to the Patents, the Trademarks and the Licenses to the Administrative Agent or any transferee of the Administrative Agent and to execute and deliver to the Administrative Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Administrative Agent's sole discretion, to effect such assignment, conveyance and transfer; PROVIDED that in the case of any Patents, Trademarks and Licenses licensed to the Borrower by third parties, such transfer shall be solely to the extent any of the foregoing are transferable pursuant to operative agreements between the Borrower and such third party. All the Administrative Agent's rights and remedies with respect to the Patents, the Trademarks and the Licenses, whether established hereby, by the Security Agreements, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that if an Event of Default has occurred and is continuing, the Administrative Agent may exercise any of the rights and remedies provided in this Agreement, the Security Agreements and any of the other Loan Documents. The Borrower agrees that any notification of intended disposition of any of the Patents, Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition; PROVIDED, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances.

          14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Lenders and its nominees, successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower; PROVIDED, that the Borrower shall not voluntarily assign or transfer its rights or obligations hereunder without the Administrative Agent's prior written consent.

          15. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law (without regards to conflict of law provisions (other than Section 5-1401 of the General Obligations
Law)) of the State of New York, except for perfection and enforcement of security interests and liens in other jurisdictions to the extent the law of another jurisdiction is, pursuant to the laws of such jurisdiction, mandatorily applicable.

          16. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in Section 9.2 of the Credit Agreement.

          17. AUTHORITY OF ADMINISTRATIVE AGENT. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          18. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Agreement shall terminate, and the Administrative Agent, at the request and expense of the Borrower, will promptly execute and deliver to the Borrower the proper instruments acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Borrower (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

          19. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lenders in respect of the Obligations is rescinded or must otherwise be restored or returned by such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding payment of such amount, or otherwise, all as though such payments had not been made.

          20. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          22. SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS. The Borrower hereby irrevocably and unconditionally agrees that the terms of Section 9.13 of the Credit Agreement with respect to submission to jurisdiction and service of process shall apply equally to this Agreement.

          23. WAIVER OF BOND. The Borrower waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on any of the Patents, Trademarks or Licenses or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Administrative Agent and the Borrower.

          24. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND THE BORROWER ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE BORROWER OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                             AAVID THERMAL TECHNOLOGIES, INC.


                                             By: _______________________________
_____________________________________________ Name:
                                              Title:


                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Administrative Agent


                                             By: ______________________________
                                              Name:
                                              Title:

STATE OF _____________)
                      ) SS
COUNTY OF ____________)


          On the _____ day of ___________, 1999, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at ____________________________________________;
that he/she is a _________________________ of Aavid Thermal Technologies, Inc., the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.



                                             ____________________________
                                             Notary Public

STATE OF _____________)
                      ) SS
COUNTY OF ____________)


          On the _____ day of ___________, 1999, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at ____________________________________________;
that he/she is a _________________________ of Canadian Imperial Bank of Commerce, the entity described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by appropriate authority.



                                             _____________________________
                                             Notary Public

                                   Schedule A
                                       to
                Borrower Intellectual Property Security Agreement

                          Dated as of October 19, 1999


                TRADEMARKS, SERVICE MARKS, ETC., AND APPLICATIONS


          Trademark                      Country                   Application No.              Registration No.
          ---------                      -------                   ---------------              ----------------




                            PATENTS AND APPLICATIONS

                                   Schedule B
                                       to
                Borrower Intellectual Property Security Agreement

                          Dated as of October 19, 1999


                               LICENSE AGREEMENTS

                                                                       EXHIBIT F
                                                                       TO CREDIT
                                                                       AGREEMENT


                        FORM OF BORROWER PLEDGE AGREEMENT

          PLEDGE AGREEMENT, dated as of October , 1999 made by AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of October 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Pledgor, the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent, and CIBC World Markets Corp., as lead arranger and bookrunner.

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Pledgor upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Pledgor thereunder;

          WHEREAS, the Pledgor is the legal and beneficial owner of all the shares of Pledged Stock (as hereinafter defined) issued by each of the Issuers ( as hereinafter defined); and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined therein, and the following terms shall have the following meanings:

          "CODE" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

          "COLLATERAL" shall mean the Pledged Stock and all Proceeds (as defined below).

          "ISSUERS" shall mean the collective reference to Fluent, Inc., a New Hampshire corporation, Applied Thermal Technologies, Inc., a New Hampshire corporation, Aavid

     Thermal Products, Inc., a New Hampshire corporation, and Aavid Engineering Export, Inc., a company incorporated under the laws of Barbados.

          "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with either Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to either Agent or to the Lenders that are required to be paid by the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates) or otherwise.

          "PLEDGE AGREEMENT" shall mean this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          "PLEDGED STOCK" shall mean the shares of Capital Stock of the Issuers listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Pledgor while this Pledge Agreement is in effect.

          "PROCEEDS" shall mean all "proceeds" as such term is defined in
     Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          3. STOCK POWERS. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

          4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

          (a) with the exception of Aavid Engineering Export, Inc., of which the shares of Pledged Stock listed on Schedule I represent 65% of the issued and outstanding shares of each class of the Capital Stock, the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of each class of the Capital Stock of each of the Issuers listed on Schedule I;

          (b) all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

          (c) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; PROVIDED that any such sale of the Pledged Stock would be subject to compliance with or an exemption from transfer restrictions under applicable securities laws;

          (d) upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

          (e) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning all contracts is located at One Eagle Square, Concord, New Hampshire 03301. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Administrative Agent, necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          5. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a) If the Pledgor, as a result of its ownership of the Pledged Stock, shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer and any distribution of capital in respect of the Pledged Stock or any cash pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof shall, within 15 days after receipt thereof by the Administrative Agent and in the sole discretion of the Administrative Agent, either be (i) applied in payment of the Obligations in such order as the Administrative Agent may elect or (ii) paid over to the Pledgor for its use in the operation of its business, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any other Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend and will indemnify and hold harmless the Administrative Agent and the Lenders against the claims and demands of all Persons whomsoever with respect to any claim arising from or in connection with the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

          (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          (e) The Pledgor agrees that, within 30 days of any corporation becoming a Subsidiary (as defined in the Credit Agreement), in the case of shares of stock of such Subsidiary, it shall (i) upon the request of the Administrative Agent, deliver to the Administrative Agent all such shares (or, in the case of any Foreign Subsidiary, 65% of such shares) owned by the Pledgor, together with, in each case, appropriate undated stock powers duly executed in blank and (ii) execute and deliver a new pledge agreement (or a supplement to this Pledge Agreement) covering such shares. Upon such delivery, such shares shall constitute a representation and warranty as of the date of such delivery that the representations and warranties contained in SECTION 4 above are true and correct on such date after giving effect to such delivery. The Pledgor shall also furnish to the Lenders such legal opinions confirming such representations and warranties as the Administrative Agent or any Lender may reasonably request.

          6. CASH DIVIDENDS; VOTING RIGHTS. Unless a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock to the extent permitted in the Credit Agreement; PROVIDED that any such cash dividends received by the Pledgor during the pendency of any Default or Event of Default, as applicable, shall be returned promptly to the issuer of such cash dividends, respectively, and any such cash dividends received during the pendency of any Event of Default or during the pendency of a Default but not returned prior to such Event of Default shall be delivered promptly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Loan Documents or this Pledge Agreement.

          7. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock, and to make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meetings of shareholders of any Issuer or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options, pertaining to any of such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to any of such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to the Administrative Agent except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgor, any Issuer, any guarantor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          8. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer, any guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released to the maximum extent permitted by law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

          9. PRIVATE SALES. (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act of 1933 (the "SECURITIES ACT") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer or the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer or the Pledgor would agree to do so.

          (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this SECTION 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, the Lenders or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

          11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13. SECTION HEADINGS. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 15) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          16. NOTICES. Notices may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Pledgor and the Issuers may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

          17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuers shall be fully protected in so complying.

          18. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          19. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Pledge Agreement shall terminate, and the Administrative Agent, at the request of and sole expense of the Pledgor, will execute and deliver to the Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-2 or UCC-3, as applicable) acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

          20. COUNTERPARTS. This Pledge Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                             AAVID THERMAL TECHNOLOGIES, INC.


                                             By: ____________________________
                                              Name:
                                              Title:


                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Administrative Agent


                                             By: ____________________________
                                              Name:
                                              Title:

                           ACKNOWLEDGMENT AND CONSENT


          FLUENT, INC., a New Hampshire corporation ("Fluent"), one of the Issuers referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Fluent agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. Fluent further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of SECTION 9 of the Pledge Agreement.


                                             FLUENT, INC.


                                             By: ____________________________
                                              Name:
                                              Title:


                                             Address for Notices:




                                             With copies to:

                           ACKNOWLEDGMENT AND CONSENT


          APPLIED THERMAL TECHNOLOGIES, INC., a New Hampshire corporation ("Applied Thermal"), one of the Issuers referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Applied Thermal agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. Applied Thermal further agrees that the terms of
SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of SECTION 9 of the Pledge Agreement.


                                             APPLIED THERMAL TECHNOLOGIES, INC.


                                             By: ____________________________
                                              Name:
                                              Title:


                                             Address for Notices:




                                             With copies to:

                           ACKNOWLEDGMENT AND CONSENT


          AAVID THERMAL PRODUCTS, INC., a New Hampshire corporation ("ATP"), one of the Issuers referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. ATP agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. ATP further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of SECTION 9 of the Pledge Agreement.


                                             AAVID THERMAL PRODUCTS, INC.


                                             By: ____________________________
                                              Name:
                                              Title:


                                             Address for Notices:




                                             With copies to:

                           ACKNOWLEDGMENT AND CONSENT


          AAVID ENGINEERING EXPORT, INC., a company incorporated under the laws of Barbados ("Aavid Export"), one of the Issuers referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Aavid Export agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. Aavid Export further agrees that the terms of
SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of SECTION 9 of the Pledge Agreement.


                                             AAVID ENGINEERING EXPORT, INC.


                                             By: ____________________________
                                              Name:
                                              Title:


                                             Address for Notices:




                                             With copies to:

                                                                      SCHEDULE I
                                                                     TO BORROWER
                                                                PLEDGE AGREEMENT


                          DESCRIPTION OF PLEDGED STOCK


                                                                                Stock
                                                         Class of            Certificate               No. of
Issuer of Pledged Stock                                   Stock*                 No.                   Shares
-----------------------                                  --------            -----------               ------

Fluent, Inc.

Applied Thermal Technologies, Inc.

Aavid Thermal Products, Inc.

Aavid Engineering Export, Inc.




------------------------------------

*    Common unless otherwise indicated.

                                                                       EXHIBIT G
                                                                       TO CREDIT
                                                                       AGREEMENT


                       FORM OF BORROWER SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of October , 1999, made by AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of October 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent, and CIBC World Markets Corp., as lead arranger and bookrunner.

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein:
Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. The following terms shall have the following meanings:

          "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          "COLLATERAL" shall have the meaning assigned to it in Section 2.

          "CONTRACTS" shall mean (a) any Acquisition Document to which the Borrower is a party, (b) any Hedging Agreement to which the Borrower is a party and (c) all other contracts executed from time to time by the Borrower, including, without limitation, with respect to an Account, in each case, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation,
     (i) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Borrower to damages arising out of, or for, breach or default in respect thereof,
     (iii) all rights of the Borrower to receive Proceeds of any insurance, indemnity, warranty or guaranty with respect thereto and (iv) all rights of the Borrower to perform and to exercise all remedies thereunder.

          "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with either Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to either Agent or to the Lenders that are required to be paid by the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates) or otherwise.

          "SECURITY AGREEMENT" shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

          2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

                (i) all Accounts;

               (ii) all Chattel Paper;

              (iii) all Contracts;

               (iv) all Documents;

                (v) all Equipment;

               (vi) all General Intangibles;

              (vii) all Instruments;

             (viii) all Inventory;

               (ix) all Investment Property; PROVIDED that with respect to the
                    Capital Stock of any Foreign Subsidiary, such security interest, together with any security interest created through a pledge of such Investment Property pursuant to a Pledge Agreement, shall be in an amount equal to 65% of such Capital Stock or such higher percentage as may be allowed under Treas. Reg. ss. 1.956-2(c)(2) under the Code; and

                (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

PROVIDED that nothing contained herein shall create a collateral assignment with respect to any Contract if the grant of such collateral assignment is (or is determined by non-appealable adjudication of a court or other dispute resolution tribunal to be) prohibited by the terms of such Contract.

          3. RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS; LIMITATIONS ON ADMINISTRATIVE AGENT'S AND LENDERS' OBLIGATIONS.

          (a) BORROWER REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, upon written notice to the Borrower of its intention to do so, to notify account debtors or obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the

Lenders and that payments due or to become due to the Borrower in respect thereof shall be made directly to the Administrative Agent and, upon such notification, and at the expense of the Borrower, to enforce collection of any such Accounts. The Administrative Agent may, at any time, in its own name or in the name of the Lenders or the Borrower communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (b) more than once in any 12-month period.

          (c) COLLECTIONS ON ACCOUNTS. The Administrative Agent hereby authorizes the Borrower to collect the Accounts; PROVIDED that the Administrative Agent may curtail or terminate said authority at any time after the occurrence of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Borrower, shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly endorsed by the Borrower to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Borrower in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may lawfully be entitled to receive the same (it being understood that (i) prior to any Event of Default that is continuing, the Borrower shall be permitted to use such funds in the operation of its business in a manner consistent with the terms of the Credit Agreement and (ii) within fifteen days after the occurrence of any Event of Default, the Administrative Agent shall, in its sole discretion, either apply such funds in payment of the Obligations in such order as the Administrative Agent may elect or permit the Borrower to use such funds in the operation of its business). Upon the occurrence of an Event of Default that is continuing, at the Administrative Agent's request, the Borrower shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          (d) ANALYSIS OF ACCOUNTS. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith; PROVIDED that the Administrative Agent shall use its reasonable efforts to minimize any disruption of the Borrower's business resulting from such verifications. At any time and from time to time if the Administrative Agent concludes in its reasonable judgment, based upon its evaluation of the general creditworthiness of the Borrower, that such examination is required, and so requests, the Borrower at its own expense shall cause independent public accountants or other parties that are not Affiliates of the Borrower and are reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (d) more than once in any 12-month period.

          4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

          (a) TITLE; NO OTHER LIENS. Except as permitted under Section 6.3 of the Credit Agreement, the Borrower owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. Except as permitted under Section 6.3(e) of the Credit Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement and (ii) financing statements filed by lessors solely for information purposes in respect of "true" leases.

          (b) PERFECTED FIRST PRIORITY LIENS. Except as permitted under Section 6.3(e) of the Credit Agreement, the Liens granted pursuant to this Security Agreement will, upon the filing of appropriate financing statements, constitute valid and perfected first priority Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c) ACCOUNTS. The amount represented by the Borrower to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where the Borrower keeps its records concerning the Accounts is One Eagle Square, Concord, New Hampshire 03301.

          (d) CONTRACTS. Except as set forth in Schedule 3.4 to the Credit Agreement, no consent of any party (other than the Borrower) to any Contract is required in connection with the execution, delivery and performance by the Borrower of this Security Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery or performance by the Borrower of, or the validity or enforceability of, any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Borrower nor (to the best of the Borrower's knowledge) any other party to any Contract is in default in any material respect in the performance or observance of any of the terms thereof. The Borrower has fully performed in all material respects all its obligations under each Contract. The right, title and interest of the Borrower in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Borrower as to any Contract. The Borrower has delivered to the Administrative Agent a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto and will deliver any other Contract which the Administrative Agent may request. No amount payable to the Borrower under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (e) INVENTORY AND EQUIPMENT. The Inventory and the Equipment are kept at the locations listed on Schedule I hereto.

          (f) CHIEF EXECUTIVE OFFICE. The Borrower's chief executive office and chief place of business is located at One Eagle Square, Concord, New Hampshire 03301.

          (g) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          (h) GOVERNMENTAL OBLIGORS. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

          (i) INVESTMENT PROPERTY. The Investment Property consists of the items set forth on Annex A.

          5. COVENANTS. The Borrower covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

          (b) INDEMNIFICATION. The Borrower agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Borrower will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct.

          (c) MAINTENANCE OF RECORDS. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Borrower will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Administrative Agent may request. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all the Borrower's books and records pertaining to the Collateral, and the Borrower shall, during the continuance of a Default under Section 7.1(a) of the Credit Agreement or Section 7.1(c) of the Credit Agreement as it relates to Section 6.1 of the Credit Agreement, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Administrative Agent or to its representatives at the request of the Administrative Agent.

          (d) RIGHT OF INSPECTION. The Administrative Agent and the Lenders shall at all times have full and free access during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, to all books, correspondence and records of the Borrower, and the Administrative Agent and the Lenders and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Administrative Agent and the Lenders, at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders and their respective representatives shall at all times and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) COMPLIANCE WITH LAWS. The Borrower will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Borrower's business; PROVIDED that the Borrower may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

          (f) COMPLIANCE WITH TERMS OF CONTRACTS. The Borrower will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

          (g) PAYMENT OF OBLIGATIONS. The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Borrower's books in accordance with GAAP.

          (h) LIMITATION ON LIENS ON COLLATERAL. The Borrower will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to Section 6.3 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Borrower will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section
     6.6 of the Credit Agreement.

          (j) LIMITATIONS ON MODIFICATIONS, WAIVERS, EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. Subject to subsection (k) below, the Borrower will not (i) amend, modify, terminate or waive any provision of any Material Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account. As used in this clause
     (j), a "Material Contract" shall mean (x) any purchase order or license agreement by Fluent, Inc. with a value of more than $750,000 in any 12-month period or (y) any other contract with a stated duration (including any extension periods contained therein) of more than 12 months and with a value of more than $750,000.

          (k) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (l) MAINTENANCE OF EQUIPMENT. The Borrower will maintain each item of Equipment not subject to Section 6.6(a) of the Credit Agreement in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

          (m) MAINTENANCE OF INSURANCE. The Borrower will maintain, with financially sound and reputable companies, insurance policies as required under the Credit Agreement. All such policies shall (i) contain a breach of warranty clause in favor of the Administrative Agent and the Lenders, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Lenders of written notice thereof, (iii) name the Administrative Agent as loss payee of each such policy, (iv) name the Administrative Agent and the Lenders as insured to the extent of their interests under each such policy and (v) be reasonably satisfactory in all material respects to the Administrative Agent. The Borrower shall deliver to the Administrative Agent and each Lender upon request, full information as to the insurance carried, including certified copies of policies and certificates of insurance from a recognized insurance broker reasonably acceptable to the Administrative Agent.

          (n) FURTHER IDENTIFICATION OF COLLATERAL. The Borrower will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (o) NOTICES. The Borrower will advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

          (p) CHANGES IN LOCATIONS, NAME, ETC. Unless the Borrower gives 30 days' prior written notice to the Administrative Agent, the Borrower will not (i) change the location of its chief executive office/chief place of business from that specified in Section

     4(f) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading.

          6.   ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) POWERS. The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

               (i) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

               (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

               (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any

     Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) OTHER POWERS. The Borrower also authorizes the Administrative Agent and the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in this SECTION 6 or in SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) NO DUTY ON ADMINISTRATIVE AGENT OR LENDERS' PART. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7. PERFORMANCE BY ADMINISTRATIVE AGENT OF BORROWER'S OBLIGATIONS. If the Borrower fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Borrower to the Administrative Agent on demand and shall constitute Obligations secured hereby.

          8. PROCEEDS. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(c) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) upon written notice by the Administrative Agent to the Borrower, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and, forthwith upon receipt by the Borrower, shall be turned over to the Administrative Agent in the exact form received by the Borrower (duly endorsed by the Borrower to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Borrower or otherwise) shall within fifteen days thereafter, in the sole discretion of the Administrative Agent, either be applied by the Administrative Agent for the ratable benefit of the Lenders against the

Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect or be available for use by the Borrower in the operation of its business. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

          9. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived to the maximum extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released to the maximum extent permitted by applicable law. The Borrower further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at such places as the Administrative Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(i)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

          10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          12. LIMITATION ON LINES OF BUSINESS. Nothing in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on the Borrower's activities as set forth in Section 6.14 of the Credit Agreement.

          13. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          14. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          15. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Administrative Agent; PROVIDED that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Security Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

          17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

          18. NOTICES. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Borrower may change its address and transmission number by written notice to the Administrative Agent, and the Administrative Agent or any Lender may change its address and transmission number by written notice to the Borrower and, in the case of any Lender, to the Administrative Agent.

          19. AUTHORITY OF ADMINISTRATIVE AGENT. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          20. COUNTERPARTS. This Security Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the Borrower and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                             AAVID THERMAL TECHNOLOGIES, INC.


                                             By: _______________________________
                                               Name:
                                               Title:


                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Administrative Agent


                                             By: _______________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE I
                                                                     TO BORROWER
                                                              SECURITY AGREEMENT



                        AAVID THERMAL TECHNOLOGIES, INC.
                                One Eagle Square
                          Concord, New Hampshire 03301


                              LOCATION OF INVENTORY

One Eagle Square
Concord, New Hampshire 03301



                              LOCATION OF EQUIPMENT

One Eagle Square
Concord, New Hampshire 03301

                                                                         ANNEX A
                                                                     TO BORROWER
                                                              SECURITY AGREEMENT



                        AAVID THERMAL TECHNOLOGIES, INC.
                                One Eagle Square
                          Concord, New Hampshire 03301



                           LIST OF INVESTMENT PROPERTY

                                                                       EXHIBIT H
                                                                       TO CREDIT
                                                                       AGREEMENT

                         FORM OF CONTRIBUTION AGREEMENT

          This CONTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of October 21, 1999 among [DOMESTIC SUBSIDIARY GUARANTORS] (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES").

                                   WITNESSETH:

          WHEREAS, Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), has entered into the Credit Agreement dated as of October 21, 1999 among the Borrower, the several banks and other financial institutions (the "LENDERS") from time to time party thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), and CIBC World Markets Corp., as lead arranger and bookrunner (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms used therein being used as therein defined);

          WHEREAS, in connection therewith, each Subsidiary has entered into a Guarantee dated as of the date hereof in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which such Subsidiary has guaranteed all the Obligations of the Borrower (such Guarantees, as the same may be amended, supplemented or modified from time to time, are collectively referred to as the "SUBSIDIARY GUARANTEES"); and

          WHEREAS, the Borrower owns, directly or indirectly, all the Capital Stock of each of the Subsidiaries, and each of the Subsidiaries derives substantial benefit from the Borrower entering into the Credit Agreement and obtaining Loans thereunder;

          NOW, THEREFORE, in consideration of the premises and the covenants hereafter contained, and to induce each of the Subsidiaries to enter into its respective Subsidiary Guarantee, it is agreed as follows:

          The parties agree as among themselves that, to the extent any payment of the Obligations of the Borrower is required to be made under a Subsidiary Guarantee, each Subsidiary shall be responsible for a portion of such payment equal to the product of (a) a fraction, the numerator of which is the net worth (determined in accordance with U.S. GAAP) of such Subsidiary on the date the Indebtedness which is the subject of such payment was incurred and the denominator of which is the aggregate net worth (computed as aforesaid) of the Subsidiaries (such fraction is referred to in the case of any Subsidiary as its "NET WORTH FRACTION"), MULTIPLIED BY (b) the amount of such payment (such product being such Subsidiary's "CONTRIBUTION AMOUNT"). To the extent that any Subsidiary (the "PAYING SUBSIDIARY") shall make a payment in respect of the Obligations of the Borrower under its Subsidiary Guarantee in excess of its Contribution Amount, each of the other Subsidiaries shall reimburse the Paying Subsidiary in an amount equal to the product of (x) such other Subsidiary's Net Worth Fraction multiplied by (y) such excess.

          This Agreement is only intended to define the relative rights of the Subsidiaries, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiaries, jointly and severally, to pay to the Agents and the Lenders the Obligations as and when the same shall become due and payable in accordance with the terms of their respective Subsidiary Guarantees.

          The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Subsidiaries to which such contribution is owing.

          The parties hereto acknowledge and agree that the Administrative Agent, for the benefit of the Lenders and the Issuer, is an intended third-party beneficiary of this Agreement and that until the indefeasible payment of all the Obligations and the termination of the Commitments, this Agreement may not be terminated, amended or modified in a manner that would adversely affect either Agent or the Lenders without the prior written consent of the Administrative Agent.

          The parties hereto acknowledge and agree that this Agreement has been entered into so as to support the arrangement set forth in the Credit Agreement which is governed by the laws of the State of New York. The parties hereto desire that this Agreement be interpreted in a manner consistent with the interpretation of the Credit Agreement and to that end have agreed that this Agreement will be governed by and construed in accordance with the laws of the State of New York and in such selection have relied, among other items, upon
Section 5-1401 of the General Obligations Law of the State of New York.

          IN WITNESS WHEREOF, each of the Subsidiaries has executed and delivered this Agreement as of the date first above written.

                                             [SUBSIDIARY GUARANTORS]


                                             By:_______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT I
                                                                       TO CREDIT
                                                                       AGREEMENT

                  FORM OF FOREIGN SUBSIDIARY CUSTODY AGREEMENT

          THIS CUSTODY AGREEMENT (this "AGREEMENT") dated as of _________, is entered into between [DEPOSITOR], a [____________________], as Depositor (the "DEPOSITOR") and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Custodian (the "CUSTODIAN").

                              PRELIMINARY STATEMENT

          WHEREAS, Aavid Thermal Technologies, Inc. (the "BORROWER"), the banks and other financial institutions (the "LENDERS") from time to time parties thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent (the "ADMINISTRATIVE AGENT"), and CIBC World Markets Corp., as lead arranger and bookrunner, have entered into the Credit Agreement dated as of October 21, 1999 (such agreement, as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lenders have agreed to provide Revolving Credit Loans and Term Loans upon the terms and conditions of the Credit Agreement;

          WHEREAS, the Depositor is a wholly-owned [direct] [indirect] Foreign Subsidiary of the Borrower;

          WHEREAS, it is a condition precedent to the agreement of each Lender to make the initial Loans requested to be made by it that the Administrative Agent shall have received this Agreement, executed and delivered by the Depositor with a counterpart for each Lender; and

          WHEREAS, CIBC is willing to act in the capacity of Custodian, hereunder;

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Credit Agreement and the following terms shall have the following meanings:

          "DEPOSIT NOTICE" has the meaning specified in Section 2.03(d).

          "DEPOSITED STOCK" means [___ shares of the [common stock] of ________________] and the related stock certificates, [in each case] to be deposited with the Custodian pursuant to SECTION 2.03, and any stock dividends in respect of such stock.

          "RECEIPT" has the meaning specified in SECTION 2.03(b).

          "RELEASE NOTICE" has the meaning specified in SECTION 2.08(a).

          "SUBSIDIARIES" shall mean [NAMES OF SUBSIDIARIES].

          "TERMINATION DATE" means that date on which the Administrative Agent shall notify the Custodian in writing that the Depositor has satisfied and discharged in full all its Obligations under the Credit Agreement.

                                   ARTICLE II
                                    CUSTODIAN

          SECTION 2.01. DESIGNATION AND APPOINTMENT OF CIBC AS CUSTODIAN. CIBC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Custodian under and as set forth in this Agreement. CIBC shall serve as Custodian from the date hereof until the Termination Date, subject to resignation or removal pursuant to SECTION 3.04 hereof.

          SECTION 2.02. DUTIES OF THE CUSTODIAN. At all times that CIBC shall be the Custodian, it shall duly discharge its duties of receiving and holding the Deposited Stock in accordance with this Agreement. As to any matters not expressly provided for by this Agreement, the Custodian shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Administrative Agent; PROVIDED, HOWEVER, that the Custodian shall not be required to take any action which is contrary to this Agreement or applicable law, or which is not reasonably incidental to its duties and responsibilities under this Agreement or is of a type unrelated to its business.

          SECTION 2.03. DEPOSITED STOCK. (a) On the Closing Date, the Deposited Stock shall be delivered by the Depositor to the Custodian. All such Deposited Stock shall be held by the Custodian pursuant to the terms hereof.

          (b) On the Closing Date, upon the delivery of the Deposited Stock by the Depositor to the Custodian hereunder, the Custodian shall deliver to the Depositor (with copies to the Administrative Agent) a receipt (the "RECEIPT") substantially in the form of EXHIBIT A attached hereto identifying the Deposited Stock that it has received and confirming that it holds such Deposited Stock, as Custodian hereunder.

          (c) On each date that the Depositor shall receive any stock dividend in respect of the Deposited Stock the Depositor shall deliver such stock to the Custodian and the Custodian will issue a revised Receipt.

          (d) The Custodian shall hold the Deposited Stock as Custodian on the terms and conditions hereinafter set forth.

          (e) On the Closing Date, concurrent with the delivery of the Deposited Stock to the Custodian, the Depositor shall deliver to each Subsidiary a deposit notice (the "DEPOSIT NOTICE") substantially in the form of EXHIBIT B attached hereto notifying such Subsidiary of the grant of custody of the Deposited Stock to the Custodian hereunder.

          SECTION 2.04. DEPOSITED STOCK HELD BY THE CUSTODIAN. All Deposited Stock coming into the possession of the Custodian shall be held by it as Custodian consistent with its customary practice and procedure as a custodian.

          SECTION 2.05 NO LIENS OR ENCUMBRANCES. (a) Each of the parties hereto acknowledges and agrees that nothing contained herein is intended to create or shall be construed as creating any sale, transfer, assignment, pledge, lien, security interest, encumbrance upon or other disposition of the Deposited Stock.

          (b) The Custodian hereby agrees not to assert any statutory or possessory liens or encumbrances of any kind with respect to the Deposited Stock held by it and hereby waives all such liens and encumbrances.

          SECTION 2.06. MAINTENANCE OF RECORDS. The Custodian shall implement and maintain administrative and operating procedures pursuant to which it shall keep and maintain all records and information necessary to permit the regular identification of all Deposited Stock held or released by it.

          SECTION 2.07. OTHER INFORMATION. (a) From time to time upon reasonable prior notification, during normal business hours, the Administrative Agent and any of its respective authorized agents, employees or representatives, shall have the right (i) to visit the office of the Custodian where the Deposited Stock is kept, (ii) to examine the facilities for the storage and safekeeping thereof and (iii) to discuss matters relating to the Deposited Stock and the Custodian's performance hereunder with any officer of the Custodian having knowledge of such matters.

          (b) The Custodian shall provide to the Administrative Agent such other information as the Administrative Agent may from time to time reasonably request, concerning the Deposited Stock which is in the possession of the Custodian.

          SECTION 2.08. REMOVAL OF DEPOSITED STOCK. At any time, the Depositor may request the Custodian to release the Deposited Stock held by the Custodian to the Depositor, by delivering a written notice substantially in the form of EXHIBIT C hereto (a "RELEASE NOTICE") to the Custodian (with simultaneous delivery thereof by facsimile to the Administrative Agent) specifying a date for such release that shall be not less than 10 days after the date of such Release Notice. The Custodian shall also forward a copy of the Release Notice to the Administrative Agent within 2 days of receipt thereof. On the date specified in the Release Notice, the Custodian shall release such Deposited Stock to the Depositor.

          SECTION 2.09. CUSTODIAN'S INDEMNIFICATION. The Custodian shall have no liability whatsoever by reason of any error of judgment for any act done or step taken or omitted by it, or for any mistake of fact or law for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct. Furthermore, the Depositor agrees to hold the Custodian harmless from any and all losses, expenses, damages and costs (including, without limitation, attorneys fees) incurred by either of them as a result of their execution of, or performance of their respective obligations under, this Agreement, unless however, such losses, expenses, damages and costs are caused by or arise out of the Custodian's gross negligence or willful misconduct. The provisions of this SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                                   ARTICLE III
                                  MISCELLANEOUS

          SECTION 3.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 3.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid.

          SECTION 3.03. BINDING EFFECT; ASSIGNABILITY; TERM. This Agreement shall be binding upon and inure to the benefit of the Depositor and the Custodian and their respective successors and assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date, PROVIDED, HOWEVER, that the provisions of SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

          SECTION 3.04. RESIGNATION AND REMOVAL. The Custodian may resign at any time by giving written notice thereof to the Depositor and the Administrative Agent not less than 120 days' prior to the effective date of such resignation. The Custodian may be removed by the Administrative Agent at any time, with or without cause, by giving written notice thereof to the Custodian (with copies to the Depositor) not less than ten (10) days prior to the effective date of such removal. Upon any such resignation or removal, the Administrative Agent shall have the right to appoint a successor Custodian. Any such successor shall, upon its acceptance thereof, succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations as Custodian under this Agreement.

          SECTION 3.05. NO RIGHT OF SET-OFF. Nothing contained herein shall grant any right to the Custodian to setoff or otherwise apply any or all Deposited Stock at any time held hereunder to or for the credit or account of the Depositor against any or all obligations of the Borrower now or hereafter existing under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

          SECTION 3.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York.

          SECTION 3.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                             [FOREIGN SUBSIDIARY], as Depositor


                                             By: _______________________________
                                                  Name:
                                                  Title:

                                             Notice Address:
                                             [___________________________]
                                             [___________________________]
                                             Attention:
                                             Telecopy:


                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Custodian


                                             By: _______________________________
                                                  Name:
                                                  Title:

                                             Notice Address:
                                             425 Lexington Avenue
                                             New York, New York  10017
                                             Attention: Mary Beth Ross
                                             Telecopy: (212) 856-3763

                                                                    EXHIBIT A to
                                                               Custody Agreement

                                     RECEIPT

[Date]

[DEPOSITOR]
[________________]
[________________]
Attention:

          Re:  [DEPOSITOR]

Ladies and Gentlemen:

          We are sending this letter to you pursuant to Section 2.03(b) of that certain Custody Agreement dated as of ____________ (the "CUSTODY AGREEMENT") among [DEPOSITOR], as Depositor, and Canadian Imperial Bank of Commerce, as Custodian. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement.

          The undersigned hereby confirms to you its receipt of the following Deposited Stock.

             [Identify Deposited Stock by stock certificate numbers]

The undersigned hereby confirms that it shall hold the above-listed Deposited Stock as Custodian in accordance with the terms of the Custody Agreement.

                                             Very truly yours,

                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Custodian


                                             By: ______________________________
                                                  Name:
                                                  Title

                                                                    EXHIBIT B to
                                                               Custody Agreement

                                 DEPOSIT NOTICE

[Date]

[SUBSIDIARY]
[________________]
[________________]
Attention:

          Re:  [DEPOSITOR]

Ladies and Gentlemen:

          You are hereby advised that [DEPOSITOR] has granted custody of 100% of the shares of capital stock of [FOREIGN SUBSIDIARY] owned by [DEPOSITOR] to Canadian Imperial Bank of Commerce (the "Custodian"), as custodian pursuant to a Custody Agreement dated as of ___________ between [DEPOSITOR] and the Custodian, a copy of which is attached hereto.

          Please acknowledge your receipt of this letter by signing where indicated below and returning the same to the undersigned's attention as soon as possible.

                                             Very truly yours,

                                             [DEPOSITOR]


                                             By: _______________________________
                                                Name:
                                                Title:

Receipt acknowledged this ___ day of ___________.

[SUBSIDIARY]


By: ________________________
   Name:
   Title:

                                                                    EXHIBIT C to
                                                               Custody Agreement

                                 RELEASE NOTICE

[Date]

Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York  10017
Attention: Mary Beth Ross

          Re:  [DEPOSITOR] -- RELEASE OF DEPOSITED STOCK

Ladies and Gentlemen:

          Pursuant to SECTION 2.08 of that certain Custody Agreement dated as of ____________ (the "CUSTODY AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement) among [DEPOSITOR], as Depositor, and Canadian Imperial Bank of Commerce, as Custodian, the undersigned hereby requests that the following Deposited Stock be delivered into our possession:

     [Identify Deposited Stock to be released by stock certificate numbers]

          In connection with the foregoing, the undersigned hereby represents and warrants that a copy of this notice has been delivered to the Administrative Agent simultaneously with delivery to the Custodian.

                                             Very truly yours,

                                             [DEPOSITOR]


                                             By: _______________________________
                                                Name:
                                                Title

                                                                       EXHIBIT J
                                                                       TO CREDIT
                                                                       AGREEMENT

                       FORM OF SUBSIDIARY PLEDGE AGREEMENT

          PLEDGE AGREEMENT, dated as of [________], 1999 made by [PLEDGOR], a [________________] (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of October 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc. (the "BORROWER"), the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent, and CIBC World Markets Corp., as lead arranger and bookrunner.

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder;

          WHEREAS, the Pledgor is the legal and beneficial owner of all the shares of Pledged Stock (as hereinafter defined) issued by each of the Issuers ( as hereinafter defined); and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined therein, and the following terms shall have the following meanings:

          "CODE" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

          "COLLATERAL" shall mean the Pledged Stock and all Proceeds (as defined below).

          "ISSUERS" shall mean the collective reference to [___________________].

          "GUARANTEE OBLIGATIONS" shall mean all obligations of the Pledgor under the Guarantee including, without limitation, in respect of the Obligations (as defined in the Credit Agreement) to the extent set forth in the Guarantee.

          "PLEDGE AGREEMENT" shall mean this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          "PLEDGED STOCK" shall mean the shares of Capital Stock of the Issuers listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Pledgor while this Pledge Agreement is in effect.

          "PROCEEDS" shall mean all "proceeds" as such term is defined in
     Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          3. STOCK POWERS. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

          4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

          (a) [with the exception of _______________., of which the shares of Pledged Stock listed on Schedule I represent 65% of the issued and outstanding shares of each class of the Capital Stock,] the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of each class of the Capital Stock of each of the Issuers listed on Schedule I;

          (b) all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

          (c) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; PROVIDED that any such sale of the Pledged Stock would be subject to compliance with or an exemption from transfer restrictions under applicable securities laws;

          (d) upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

          (e) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning all contracts is located at ___________________________. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Administrative Agent, necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          5. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a) If the Pledgor, as a result of its ownership of the Pledged Stock, shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer and any distribution of capital in respect of the Pledged Stock or any cash pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof shall, within 15 days after receipt thereof by the Administrative Agent and in the sole discretion of the Administrative Agent, either be (i) applied in payment of the Obligations in such order as the Administrative Agent may elect or (ii) paid over to the Pledgor for its use in the operation of its business, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any other Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend and will indemnify and hold harmless the Administrative Agent and the Lenders against the claims and demands of all Persons whomsoever with respect to any claim arising from or in connection with the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

          (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          (e) The Pledgor agrees that, within 30 days of any corporation becoming a Subsidiary (as defined in the Credit Agreement), in the case of shares of stock of such Subsidiary, it shall (i) upon the request of the Administrative Agent, deliver to the Administrative Agent all such shares (or, in the case of any Foreign Subsidiary, 65% of such shares) owned by the Pledgor, together with, in each case, appropriate undated stock powers duly executed in blank and (ii) execute and deliver a new pledge agreement (or a supplement to this Pledge Agreement) covering such shares. Upon such delivery, such shares shall constitute a representation and warranty as of the date of such delivery that the representations and warranties contained in SECTION 4 above are true and correct on such date after giving effect to such delivery. The Pledgor shall also furnish to the Lenders such legal opinions confirming such representations and warranties as the Administrative Agent or any Lender may reasonably request.

          6. CASH DIVIDENDS; VOTING RIGHTS. Unless a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock to the extent permitted in the Credit Agreement; PROVIDED that any such cash dividends received by the Pledgor during the pendency of any Default or Event of Default, as applicable, shall be returned promptly to the issuer of such cash dividends, respectively, and any such cash dividends received during the pendency of any Event of Default or during the pendency of a Default but not returned prior to such Event of Default shall be delivered promptly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Loan Documents or this Pledge Agreement.

          7. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock, and to make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meetings of shareholders of any Issuer or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options, pertaining to any of such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to any of such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to the Administrative Agent except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgor, any Issuer, any guarantor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          8. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer, any guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released to the maximum extent permitted by law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

          9. PRIVATE SALES. (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act of 1933 (the "SECURITIES ACT") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer or the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer or the Pledgor would agree to do so.

          (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this SECTION 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, the Lenders or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

          11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13. SECTION HEADINGS. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 15) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          16. NOTICES. Notices may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Pledgor and the Issuers may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

          17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuers shall be fully protected in so complying.

          18. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          19. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Pledge Agreement shall terminate, and the Administrative Agent, at the request of and sole expense of the Pledgor, will execute and deliver to the Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-2 or UCC-3, as applicable) acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

          20. COUNTERPARTS. This Pledge Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                             [PLEDGOR]


                                             By: ____________________________
                                              Name:
                                              Title:


                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Administrative Agent


                                             By: ____________________________
                                              Name:
                                              Title:

                           ACKNOWLEDGMENT AND CONSENT


          [ISSUER], a [____________] corporation ("[_________]"), one of the
Issuers referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. [_________] agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. [_________] further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of SECTION 9 of the Pledge Agreement.


                                             [ISSUER]


                                             By: ____________________________
                                               Name:
                                               Title:


                                             Address for Notices:
                                             [_____________________________]
                                             [_____________________________]
                                             [_____________________________]


                  With copies to:                [_____________________________]
                                             [_____________________________]
                                             [_____________________________]
                                             [_____________________________]

                                                                      SCHEDULE I
                                                                   TO SUBSIDIARY
                                                                PLEDGE AGREEMENT


                          DESCRIPTION OF PLEDGED STOCK



                                                                          Stock
                                               Class of                Certificate                   No. of
Issuer of Pledged Stock                         Stock*                     No.                       Shares
-----------------------                        --------                -----------                   ------






------------------------------------

*    Common unless otherwise indicated.

                                                                       EXHIBIT K
                                                                       TO CREDIT
                                                                       AGREEMENT

                          FORM OF SUBSIDIARY GUARANTEE

          GUARANTEE (this "Guarantee"), dated as of October __, 1999, made by [NAME OF SUBSIDIARY GUARANTOR], a ________________ corporation (the GUARANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of October 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER), the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent and CIBC World Markets Corp., as lead arranger and bookrunner.

                                   WITNESSETH:

          WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed to make certain Loans to or for the benefit of the Borrower;

          WHEREAS, the Borrower owns directly or indirectly all the issued and outstanding Capital Stock of the Guarantor; and

          WHEREAS, the obligation of the Lenders to make the Loans is conditioned upon, among other things, the execution and delivery by the Guarantor of this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make the Loans, the Guarantor hereby agrees with and for the benefit of the Administrative Agent and the Lenders as follows:

          1. DEFINED TERMS. As used in this Guarantee, terms defined in the Credit Agreement are used herein as therein defined, and the following term shall have the following meanings:

          "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with either Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to either Agent or to the Lenders that are required to be paid by the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates) or otherwise.

          2. GUARANTEE. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and the Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee; PROVIDED, that the obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

          (b) No payment or payments made by the Borrower, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Commitments are terminated.

          (c) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

          3. RIGHT OF SETOFF. Upon the occurrence of any Event of Default specified in the Credit Agreement, the Guarantor hereby irrevocably authorizes the Administrative Agent at each Lender at any time and from time to time without notice to the Guarantor or any other guarantor, any such notice being expressly waived by the Guarantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent and/or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Notes, the Security Documents, any other Loan Document, any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender agrees to notify the Guarantor promptly of any such setoff and the application made by the Administrative Agent or such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such Lender may have.

          4. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Administrative Agent or any Lender, until all Obligations have been irrevocably and indefeasibly paid in full in cash (and therefore the payment thereof is no longer subject to being set aside or returned under applicable law), the Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or may hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Lenders and the Administrative Agent against the Borrower or any security which the Lenders and the Administrative Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; PROVIDED that if the foregoing standstill is not sufficient to permit indefeasible payment in full of all the Obligations, then the Guarantor shall be deemed to have waived any such claim, right or remedy to the maximum extent permitted by law. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          5. AMENDMENTS, ETC, WITH RESPECT TO THE OBLIGATIONS: WAIVER OF RIGHTS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released, in accordance with the terms of such agreement, by the Administrative Agent or any Lender and the Credit Agreement, the Notes, the Security Documents, the other Loan Documents, any Hedging Agreement with either Agent or Lender and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of such agreement, as the Administrative Agent and/or any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

          6. GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor and the Administrative Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the Notes, any of the Security Documents, any other Loan Document, any of the obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

          7. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8. PAYMENTS. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent for the benefit or the Lenders without setoff or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017 or such other location as the Administrative Agent may from time to time direct the Guarantor.

          9. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

          (a) the Guarantor has the corporate power and authority, and the legal right, to execute, deliver and perform its obligations under, this Guarantee and the other Loan Documents to which the Guarantor is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Loan Documents to which the Guarantor is a party;

          (b) this Guarantee and the other Loan Documents to which the Guarantor is a party each constitute a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally or by general principles of equity (whether enforcement is sought by proceedings in equity or at law);

          (c) the execution, delivery and performance by the Guarantor of this Guarantee or any other Loan Document to which the Guarantor is a party will not violate any Requirement of Law or Contractual Obligation of the Guarantor, except for such violations which could not reasonably be expected to result in liability in excess of $__________ in the aggregate, and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any such Requirement of Law or Contractual Obligation except Liens created pursuant to the Loan Documents; and

          (d) except as set forth in SCHEDULE 9(d), no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or any other Loan Document to which the Guarantor is a party.

          The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

          10. SEVERABILITY. (a) Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (b) The parties hereto have agreed as provided in SECTION 13 of this Guarantee and in the Credit Agreement, that New York law is to govern, among other matters, the amount of interest that may lawfully be charged, received or contracted for in connection with the Obligations. If, notwithstanding such agreement, a court of competent jurisdiction applies the law of any other jurisdiction to such interest, then the following shall apply:

          It is expressly stipulated and agreed to be the intent of the Guarantor and the Administrative Agent at all times to comply with applicable state law governing the maximum rate or amount of interest payable with respect to the Obligations (or applicable United States federal law to the extent that it permits the Administrative Agent to contract for, charge, take, reserve or receive a greater amount of interest than under state law, including, without limitation, 12 U.S.C. ss. 85 (1994)). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Obligations or under this Guarantee, or contracted for, charged, taken, reserved or received with respect to the Obligations, then it is the Guarantor's and the Administrative Agent's express intent that all excess amounts theretofore collected by the Administrative Agent be credited on the principal balance of the Obligations (or, if the Obligations have been or would thereby be paid in full, refunded to the Guarantor), and the provisions of this Guarantee and all other documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

          11. SECTION HEADINGS. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          12. NO WAIVER: CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 13), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          13. INTEGRATION; WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent; PROVIDED that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and their and their respective successors and assigns. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          14. NOTICES. All notices, requests and demands to or upon the Guarantor or the Administrative Agent or any Lender to be effective shall be in writing or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to a party at the address provided for such party in the Credit Agreement or set forth under its signature below, as the case may be.

          15. SUBMISSION TO JURISDICTION: WAIVERS. (A) The Guarantor hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Loan Document to which it is party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth below or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          (B) THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                             [NAME OF SUBSIDIARY GUARANTOR]


                                             By: ___________________________
                                                  Name:
                                                  Title:


                                             Address for Notices:
                                             [___________________________]
                                             [___________________________]
                                             [___________________________]

                                                                       EXHIBIT L
                                                                       TO CREDIT
                                                                       AGREEMENT


           FORM OF SUBSIDIARY INTELLECTUAL PROPERTY SECURITY AGREEMENT

          THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "AGREEMENT") is made as of__________, 1999 by and between [GRANTOR], a [__________] (the "GRANTOR"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement dated as of October 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Aavid Thermal Technologies, Inc. (the "BORROWER"), the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent, and CIBC World Markets Corp., as lead arranger and bookrunner.

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1.   DEFINED TERMS.

          (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms defined in Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein as of the date hereof.

          (b) The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

          (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

          2. SECURITY INTEREST IN INTELLECTUAL PROPERTY. To secure the complete and timely payment, performance and satisfaction of all the Obligations, the Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all the Grantor's now owned or existing and hereafter acquired or arising:

          (i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of the Grantor's business symbolized by the foregoing and connected therewith, and
     (e) all the Grantor's rights corresponding thereto throughout the world (all the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in CLAUSES (a)-(e) in this PARAGRAPH 2(i), are sometimes hereinafter individually and/or collectively referred to as the "TRADEMARKS");

          (ii) rights under or interest in any patent license agreements, trademark license agreements or service mark license agreements with any other party, whether the Grantor is a licensee or licensor under any such license agreement, including, without limitation, those patent license agreements, trademark license agreements and service mark license agreements listed on SCHEDULE B attached hereto and made a part hereof, in each case to the extent assignable without violation thereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (all the foregoing are hereinafter referred to collectively as the "LICENSES"); and

          (iii) patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all patented technology and know-how, and (e) all of the Grantor's rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in CLAUSES (a)-(e) in this PARAGRAPH 2(iii) are sometimes hereinafter individually and/or collectively referred to as the "PATENTS").

          3. RESTRICTIONS ON FUTURE AGREEMENTS. The Grantor will not, without the Administrative Agent's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and the Grantor further agrees that, without the Administrative Agent's prior written consent, it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect adversely affect the validity or enforcement of the rights transferred to the Administrative Agent under this Agreement or the rights associated with any Patents, Trademarks or Licenses, and in particular, the Grantor will not permit to lapse or become abandoned any Patent, Trademark or License; PROVIDED that nothing contained herein shall restrict the Grantor's ability to license its software in the ordinary course of its business consistent with prior practice.

          4. NEW PATENTS, TRADEMARKS AND LICENSES. The Grantor represents and warrants that (a) the Patents and Trademarks listed on SCHEDULE A include all the registered patents, patent applications, trademarks, common law trademarks, trademark applications, registered service marks and service mark applications now owned or held by the Grantor, (b) the Licenses listed on SCHEDULE B include all the patent license agreements, trademark license agreements and service mark license agreements under which the Grantor is the licensee or licensor and which are material individually or in the aggregate to the operation of the business of the Grantor and (c) other than the rights of any party to the Licenses with respect to the Patents and the Trademarks, no Liens in such Patents, Trademarks and Licenses have been granted by the Grantor to any Person other than the Administrative Agent. If, prior to the termination of this Agreement, the Grantor shall (i) obtain rights to any new patentable inventions, trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) become entitled to the benefit of any patent, patent application, license or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent or License or any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (iii) enter into any new patent license agreement, trademark license agreement or service mark license agreement, the provisions of PARAGRAPH 3 above shall automatically apply thereto. The Grantor shall give to the Administrative Agent written notice of events described in CLAUSES (i), (ii) and (iii) of the preceding sentence within 30 days of the occurrence of any such event. The Grantor hereby authorizes the Administrative Agent to modify this Agreement unilaterally (i) by amending SCHEDULE A to include any future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications owned or held by Grantor or to prepare this Agreement for filing with the Patent and Trademark Office and by amending SCHEDULE B to include any patent license agreements, trademark license agreements and service mark license agreements to which Grantor becomes a party, which are Trademarks or Licenses under PARAGRAPH 2 above or under this PARAGRAPH 4, and (ii) by filing with the Patent and Trademark Office, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on SCHEDULE A or B thereto, as the case may be, such future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications, and patent license agreements, trademark license agreements and service mark license agreements.

          5. ROYALTIES. The Grantor hereby agrees that the use by the Administrative Agent of the Patents, Trademarks and Licenses as authorized hereunder in connection with the Administrative Agent's exercise of its rights and remedies under PARAGRAPH 13 or pursuant to the Security Agreements shall be coextensive with the Grantor's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Administrative Agent and the Lenders to the Grantor.

          6. FURTHER ASSIGNMENTS AND SECURITY INTERESTS. The Grantor agrees not to sell or assign its respective interests in, or grant any license under, the Patents, the Trademarks or the Licenses without the prior and express written consent of the Administrative Agent [; provided that no consent shall be required for Fluent, Inc. to license its software in the ordinary course of its business consistent with past practice]*.

          7. NATURE AND CONTINUATION OF THE ADMINISTRATIVE AGENT'S SECURITY INTEREST; TERMINATION OF THE ADMINISTRATIVE AGENT'S SECURITY INTEREST; RELEASE OF COLLATERAL. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents, Trademarks and Licenses and shall terminate only when the Obligations have been paid in full in cash and the Credit Agreement and the Security Agreements have been terminated. Upon such termination and at the written request of the Grantor or its successors or assigns, and at the cost and expense of the Grantor or its successors or assigns, the Administrative Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Administrative Agent's security interest in the Patents, the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Administrative Agent pursuant to this Agreement or the Security Agreements.

          8.   DUTIES OF THE GRANTOR. Subject to the second sentence of this
Section 8, the Grantor shall have the duty (i) to prosecute diligently any patent application, trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement and (ii) to make any application for and diligently prosecute the registration of (x) any trademark or service mark that the Grantor has not created as of the date hereof which the Administrative Agent, after consultation with the Grantor, reasonably determines may have significant value and (y) any unpatented but patentable invention. The Grantor further agrees (i) not to abandon any Trademark or License without the prior written consent of the Administrative Agent if such abandonment would have a Material Adverse Effect, and (ii) to use its reasonable best efforts to obtain and maintain in full force and effect the Patents, the Trademarks and the Licenses that are or shall be necessary or economically desirable in the operation of the Grantor's business. Any expenses incurred in connection with the foregoing shall be borne by the Grantor. Neither the Administrative Agent nor any of the Lenders shall have any duty with respect to the Patents, Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Administrative Agent nor any of the Lenders shall be under any obligation to take any steps necessary to preserve rights in the Patents, the Trademarks or Licenses against any other parties, but the Administrative Agent may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Grantor and shall be added to the Obligations secured hereby.

----------------------

*To be included in Fluent, Inc.'s subsidiary intellectual property agreement.

          9. THE ADMINISTRATIVE AGENT'S RIGHT TO SUE. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Patents, the Trademarks and the Licenses and, if the Administrative Agent shall commence any such suit, the Grantor shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement. The Grantor shall, upon demand, promptly reimburse the Administrative Agent for all actual costs and expenses incurred by the Administrative Agent in the exercise of its rights under this PARAGRAPH 9 (including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent).

          10. WAIVERS. The Administrative Agent's failure, at any time or times hereafter, to require strict performance by the Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Administrative Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Grantor and the Administrative Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Agreement shall be deemed to have been suspended or waived by the Administrative Agent unless such suspension or waiver is in writing signed by an officer of the Administrative Agent and directed to the Grantor specifying such suspension or waiver.

          11. SEVERABILITY. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12. MODIFICATION. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in PARAGRAPH 4 hereof or by a writing signed by the parties hereto.

          13. CUMULATIVE REMEDIES; POWER OF ATTORNEY. The Grantor agrees, upon the request of the Administrative Agent and promptly following such request, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The Grantor hereby irrevocably designates, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent in its sole and absolute discretion) as the Grantor's true and lawful attorney-in-fact, and authorizes the Administrative Agent and any of the Administrative Agent's designees, in the Grantor's or the Administrative Agent's name, from and after the occurrence and during the continuance of an Event of Default, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to endorse the Grantor's name on all applications, documents, papers and instruments necessary or desirable for the Administrative Agent in the use, prosecution or protection of the Patents, the Trademarks or the Licenses, (ii) to assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) to grant or issue any exclusive or nonexclusive license under the Patents, the Trademarks or the Licenses, to anyone on commercially reasonable terms, and (iv) to take any other actions with respect to the Patents or the Trademarks or, to the extent permitted, the Licenses as the Administrative Agent deems in its own or the Lenders' best interest. The Grantor hereby ratifies all that such attorney shall lawfully do or, to the extent permitted, cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all the Obligations shall have been paid in full in cash and the Credit Agreement shall have been terminated. The Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Administrative Agent or the other Lenders under the Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

          The Administrative Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. If an Event of Default has occurred and is continuing and the Administrative Agent has elected to exercise any of its remedies under Section 9-504 or Section 9-505 of the Uniform Commercial Code with respect to the Patents, Trademarks and Licenses, the Grantor agrees to assign, convey and otherwise transfer all of its title in and to the Patents, the Trademarks and the Licenses to the Administrative Agent or any transferee of the Administrative Agent and to execute and deliver to the Administrative Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Administrative Agent's sole discretion, to effect such assignment, conveyance and transfer; PROVIDED that in the case of any Patents, Trademarks and Licenses licensed to the Borrower by third parties, such transfer shall be solely to the extent any of the foregoing are transferable pursuant to operative agreements between the Borrower and such third party. All the Administrative Agent's rights and remedies with respect to the Patents, the Trademarks and the Licenses, whether established hereby, by the Security Agreements, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that if an Event of Default has occurred and is continuing, the Administrative Agent may exercise any of the rights and remedies provided in this Agreement, the Security Agreements and any of the other Loan Documents. The Grantor agrees that any notification of intended disposition of any of the Patents, Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition; PROVIDED, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances.

          14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of each of the Lenders and its nominees, successors and assigns. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Grantor; PROVIDED, that the Grantor shall not voluntarily assign or transfer its rights or obligations hereunder without the Administrative Agent's prior written consent.

          15. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law (without regards to conflict of law provisions (other than Section 5-1401 of the General Obligations
Law)) of the State of New York, except for perfection and enforcement of security interests and liens in other jurisdictions to the extent the law of another jurisdiction is, pursuant to the laws of such jurisdiction, mandatorily applicable.

          16. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in Section 9.2 of the Credit Agreement.

          17. AUTHORITY OF ADMINISTRATIVE AGENT. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          18. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Agreement shall terminate, and the Administrative Agent, at the request and expense of the Grantor, will promptly execute and deliver to the Grantor the proper instruments acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Grantor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

          19. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lenders in respect of the Obligations is rescinded or must otherwise be restored or returned by such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Grantor or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding payment of such amount, or otherwise, all as though such payments had not been made.

          20. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          22. SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS. The Grantor hereby irrevocably and unconditionally agrees that the terms of Section 9.13 of the Credit Agreement with respect to submission to jurisdiction and service of process shall apply equally to this Agreement.

          23. WAIVER OF BOND. The Grantor waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on any of the Patents, Trademarks or Licenses or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Administrative Agent and the Grantor.

          24. WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND THE GRANTOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE GRANTOR OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                             [GRANTOR]


                                             By: ______________________________
                                               Name:
                                               Title:


                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Administrative Agent


                                             By: ______________________________
                                               Name:
                                               Title:

STATE OF _____________)
                      ) SS
COUNTY OF ____________)


          On the _____ day of ___________, 1999, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at ____________________________________________;
that he/she is a _________________________ of [GRANTOR], the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.



                                             ____________________________
                                             Notary Public

STATE OF _____________)
                      )  SS
COUNTY OF ____________)


          On the _____ day of ___________, 1999, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at ____________________________________________;
that he/she is a _________________________ of Canadian Imperial Bank of Commerce, the entity described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by appropriate authority.



                                             _____________________________
                                             Notary Public

                                   Schedule A
                                       to
               Subsidiary Intellectual Property Security Agreement

                             Dated as of ___________


                TRADEMARKS, SERVICE MARKS, ETC., AND APPLICATIONS


          Trademark                      Country                   Application No.              Registration No.
          ---------                      -------                   ---------------              ----------------




                            PATENTS AND APPLICATIONS

                                   Schedule B
                                       to
               Subsidiary Intellectual Property Security Agreement

                             Dated as of ___________


                               LICENSE AGREEMENTS

                                                                       EXHIBIT M
                                                                       TO CREDIT
                                                                       AGREEMENT

                      FORM OF SUBSIDIARY SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of October __, 1999, made by [GRANTOR], a [________________] (the "GRANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of October 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc. (the "BORROWER"), the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent, and CIBC World Markets Corp., as lead arranger and bookrunner.


                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder;

          WHEREAS, the Grantor has guaranteed the Obligations of the Borrower described above pursuant to the Guarantee, dated as of October __, 1999, executed by the Grantor (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE"); and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Grantor shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein:
Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. The following terms shall have the following meanings:

          "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          "COLLATERAL" shall have the meaning assigned to it in Section 2.

          "CONTRACTS" shall mean all contracts executed from time to time by the Grantor, including, without limitation, with respect to an Account, in each case, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

          "GUARANTEE OBLIGATIONS" shall mean all obligations of the Grantor under the Guarantee including, without limitation, in respect of the Obligations (as defined in the Credit Agreement) to the extent set forth in the Guarantee.

          "SECURITY AGREEMENT" shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

          2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

                (i) all Accounts;

               (ii) all Chattel Paper;

              (iii) all Contracts;

               (iv) all Documents;

                (v) all Equipment;

               (vi) all General Intangibles;

              (vii) all Instruments;

             (viii) all Inventory;

               (ix) all Investment Property; PROVIDED that with respect to the
                    Capital Stock of any Foreign Subsidiary, such security interest, together with any security interest created through a pledge of such Investment Property pursuant to a Pledge Agreement, shall be in an amount equal to 65% of such Capital Stock or such higher percentage as may be allowed under Treas. Reg. ss. 1.956-2(c)(2) under the Code; and

                (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

PROVIDED that nothing contained herein shall create a collateral assignment with respect to any Contract if the grant of such collateral assignment is (or is determined by non-appealable adjudication of a court or other dispute resolution tribunal to be) prohibited by the terms of such Contract.

          3. RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS; LIMITATIONS ON ADMINISTRATIVE AGENT'S AND LENDERS' OBLIGATIONS.

          (a) GRANTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, upon written notice to the Grantor of its intention to do so, to notify account debtors or obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments due or to become due to the Grantor in respect thereof shall be made directly to the Administrative Agent and, upon such notification, and at the expense of the Grantor, to enforce collection of any such Accounts. The Administrative Agent may, at any time, in its own name or in the name of the Lenders or the Grantor communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (b) more than once in any 12-month period.

          (c) COLLECTIONS ON ACCOUNTS. The Administrative Agent hereby authorizes the Grantor to collect the Accounts; PROVIDED that the Administrative Agent may curtail or terminate said authority at any time after the occurrence of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Grantor in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the obligations shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may lawfully be entitled to receive the same (it being understood that (i) prior to any Event of Default that is continuing, the Grantor shall be permitted to use such funds in the operation of its business in a manner consistent with the terms of the Credit Agreement and (ii) within fifteen days after the occurrence of any Event of Default, the Administrative Agent shall, in its sole discretion, either apply such funds in payment of the Obligations in such order as the Administrative Agent may elect or permit the Grantor to use such funds in the operation of its business). Upon the occurrence of an Event of Default that is continuing, at the Administrative Agent's request, the Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          (d) ANALYSIS OF ACCOUNTS. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection therewith; PROVIDED that the Administrative Agent shall use its reasonable efforts to minimize any disruption of the Grantor's business resulting from such verifications. At any time and from time to time if the Administrative Agent concludes in its reasonable judgment, based upon its evaluation of the general creditworthiness of the Grantor, that such examination is required, and so requests, the Grantor at its own expense shall cause independent public accountants or other parties that are not Affiliates of the Grantor and are reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (d) more than once in any 12-month period.

          4. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants that:

          (a) TITLE; NO OTHER LIENS. Except as permitted under Section 6.3 of the Credit Agreement, the Grantor owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. Except as permitted under Section 6.3(e) of the Credit Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement and (ii) financing statements filed by lessors solely for information purposes in respect of "true" leases.

          (b) PERFECTED FIRST PRIORITY LIENS. Except as permitted under Section 6.3(e) of the Credit Agreement, the Liens granted pursuant to this Security Agreement will, upon the filing of appropriate financing statements, constitute valid and perfected first priority Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c) ACCOUNTS. The amount represented by the Grantor to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where the Grantor keeps its records concerning the Accounts is _________________________________.

          (d) CONTRACTS. Except as set forth in Schedule 3.4 to the Credit Agreement, no consent of any party (other than the Grantor) to any Contract is required in connection with the execution, delivery and performance by the Grantor of this Security Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery or performance by the Grantor of, or the validity or enforceability of, any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Grantor nor (to the best of the Grantor's knowledge) any other party to any Contract is in default in any material respect in the performance or observance of any of the terms thereof. The Grantor has fully performed in all material respects all its obligations under each Contract. The right, title and interest of the Grantor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Grantor as to any Contract. The Grantor has delivered to the Administrative Agent a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto and will deliver any other Contract which the Administrative Agent may request. No amount payable to the Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (e) INVENTORY AND EQUIPMENT. The Inventory and the Equipment are kept at the locations listed on Schedule I hereto.

          (f) CHIEF EXECUTIVE OFFICE. The Grantor's chief executive office and chief place of business is located at ________________________________.

          (g) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          (h) GOVERNMENTAL OBLIGORS. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

          (i) INVESTMENT PROPERTY. The Investment Property consists of the items set forth on Annex A.

          5. COVENANTS. The Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

          (b) INDEMNIFICATION. The Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Grantor will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct.

          (c) MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Administrative Agent may request. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all the Grantor's books and records pertaining to the Collateral, and the Grantor shall, during the continuance of a Default under Section 7.1(a) of the Credit Agreement or Section 7.1(c) of the Credit Agreement as it relates to
     Section 6.1 of the Credit Agreement, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Administrative Agent or to its representatives at the request of the Administrative Agent.

          (d) RIGHT OF INSPECTION. The Administrative Agent and the Lenders shall at all times have full and free access during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, to all books, correspondence and records of the Grantor, and the Administrative Agent and the Lenders and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Administrative Agent and the Lenders, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders and their respective representatives shall at all times and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) COMPLIANCE WITH LAWS. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; PROVIDED that the Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

          (f) COMPLIANCE WITH TERMS OF CONTRACTS. The Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

          (g) PAYMENT OF OBLIGATIONS. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Grantor's books in accordance with GAAP.

          (h) LIMITATION ON LIENS ON COLLATERAL. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to Section 6.3 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section
     6.6 of the Credit Agreement.

          (j) LIMITATIONS ON MODIFICATIONS, WAIVERS, EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. Subject to subsection (k) below, the Grantor will not (i) amend, modify, terminate or waive any provision of any Material Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account. As used in this clause (j), a "Material Contract" shall mean (x) any purchase order or license agreement by Fluent, Inc. with a value of more than $750,000 in any 12-month period or (y) any other contract with a stated duration (including any extension periods contained therein) of more than 12 months and with a value of more than $750,000.

          (k) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (l) MAINTENANCE OF EQUIPMENT. The Grantor will maintain each item of Equipment not subject to Section 6.6(a) of the Credit Agreement in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

          (m) MAINTENANCE OF INSURANCE. The Grantor will maintain, with financially sound and reputable companies, insurance policies as required under the Credit Agreement. All such policies shall (i) contain a breach of warranty clause in favor of the Administrative Agent and the Lenders, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Lenders of written notice thereof, (iii) name the Administrative Agent as loss payee of each such policy, (iv) name the Administrative Agent and the Lenders as insured to the extent of their interests under each such policy and (v) be reasonably satisfactory in all material respects to the Administrative Agent. The Grantor shall deliver to the Administrative Agent and each Lender upon request, full information as to the insurance carried, including certified copies of policies and certificates of insurance from a recognized insurance broker reasonably acceptable to the Administrative Agent.

          (n) FURTHER IDENTIFICATION OF COLLATERAL. The Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (o) NOTICES. The Grantor will advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

          (p) CHANGES IN LOCATIONS, NAME, ETC. Unless the Grantor gives 30 days' prior written notice to the Administrative Agent, the Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on
     Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading.

          6.   ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) POWERS. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security

Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

          (i) in the case of any Account, at any time when the authority of the Grantor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

          (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) OTHER POWERS. The Grantor also authorizes the Administrative Agent and the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in this SECTION 6 or in SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) NO DUTY ON ADMINISTRATIVE AGENT OR LENDERS' PART. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7. PERFORMANCE BY ADMINISTRATIVE AGENT OF GRANTOR'S OBLIGATIONS. If the Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Grantor to the Administrative Agent on demand and shall constitute Obligations secured hereby.

          8. PROCEEDS. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(c) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) upon written notice by the Administrative Agent to the Grantor, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor, and, forthwith upon receipt by the Grantor, shall be turned over to the Administrative Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter shall within fifteen days thereafter, in the sole discretion of the Administrative Agent, either be applied by the Administrative Agent for the ratable benefit of the Lenders against the Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect or be available for use by the Grantor in the operation of its business. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

          9. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived to the maximum extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released to the maximum extent permitted by applicable law. The Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at such places as the Administrative Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(i)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

          10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

          11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          12. LIMITATION ON LINES OF BUSINESS. Nothing in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on the Grantor's activities as set forth in Section 6.14 of the Credit Agreement.

          13. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          14. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          15. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent; PROVIDED that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

          17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

          18. NOTICES. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Grantor may change its address and transmission number by written notice to the Administrative Agent, and the Administrative Agent or any Lender may change its address and transmission number by written notice to the Grantor and, in the case of any Lender, to the Administrative Agent.

          19. AUTHORITY OF ADMINISTRATIVE AGENT. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          20. COUNTERPARTS. This Security Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the Grantor and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                             [GRANTOR]

                                             By: _______________________________
                                               Name:
                                               Title:

                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Administrative Agent

                                             By: _______________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE I
                                                                   TO SUBSIDIARY
                                                              SECURITY AGREEMENT



                                    [GRANTOR]
                                    [Address]


                              LOCATION OF INVENTORY




                              LOCATION OF EQUIPMENT

                                                                         ANNEX A
                                                                   TO SUBSIDIARY
                                                              SECURITY AGREEMENT



                                    [GRANTOR]
                                    [Address]



                           LIST OF INVESTMENT PROPERTY

                                                                       EXHIBIT O
                                                                       TO CREDIT
                                                                       AGREEMENT



                           FORM OF CLOSING CERTIFICATE


                        AAVID THERMAL TECHNOLOGIES, INC.


          Pursuant to Section 4.1(m) of the Credit Agreement dated as of October , 1999 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders, and CIBC World Markets Corp., as lead arranger and bookrunner (the "CREDIT AGREEMENT"; terms defined therein shall have their defined meanings when used herein), the undersigned hereby certifies that he/she is the ___________________ of the Borrower and in such capacity further certifies as follows:

          i. The representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Loan Documents to which the Borrower is a party, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection therewith or any such other document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof.

          ii. The Borrower has received all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or Contractual Obligation of the Borrower in connection with the execution, delivery, performance, validity and enforceability of the Credit Agreement, the Notes, the Loan Documents and the Acquisition Documents except as expressly set forth in each document. I have examined SCHEDULE 3.4 to the Credit Agreement, and attached hereto as EXHIBIT A are copies of all consents, authorizations and filings referred to in SCHEDULE 3.4 of the Credit Agreement, which consents, authorizations and filings are in full force and effect as of the date hereof.

          3. Attached hereto as EXHIBIT B are true and correct copies of each of the Acquisition Documents, together with all schedules and exhibits attached thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith, together with all closing documents, opinions and certificates executed in connection therewith, including a copy of the Notification and Report Form in respect of Merger furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, all of which are in full force and effect. The attached Acquisition Documents have not been amended, supplemented or otherwise modified since the respective dates thereof, except as may have been consented to in writing by the Lenders.

          4. The only condition to consummation of the Acquisition remaining to be satisfied under the Acquisition Documents is the delivery of funds sufficient to pay the consideration under the Acquisition Documents.

          5. Attached hereto as EXHIBIT C is a true, complete and correct copy of the schedule of sources and uses substantially in the form of SCHEDULE 4.1(r) to the Credit Agreement, setting forth the application of the proceeds of the Loans made under the Credit Agreement on the Closing Date and the other amounts received or paid in connection with the Acquisition and the financing thereof.

          6. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the making of the Loans on the date hereof.

          7. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower.


          IN WITNESS WHEREOF, the undersigned has hereunto set his/her name.

                                             AAVID THERMAL TECHNOLOGIES, INC.


                                             By:______________________________
                                               Name:
                                               Title:

Date: ______________________, 1999

                                                                       EXHIBIT P
                                                                       TO CREDIT
                                                                       AGREEMENT

                         AAVID THERMAL TECHNOLOGIES, INC

                         FORM OF COMPLIANCE CERTIFICATE

          Pursuant to Section 5.2(c) of the Credit Agreement dated as of October __, 1999 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time party thereto (the "Lenders"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "Administrative Agent") and CIBC World Markets Corp., as lead arranger and bookrunner (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; certain defined terms are used herein as defined therein), the undersigned hereby certifies that he is the Chief Financial Officer of the Borrower and further certifies as follows:

          1. No Default or Event of Default has occurred and is continuing as of the date hereof, except as set forth in this Certificate.

          2. [The Borrower has entered into, and is maintaining as of the date hereof, one or more Hedging Agreements in an aggregate notional principal amount not less than 50% of the aggregate outstanding amount of Indebtedness of the Borrower, which Hedging Agreement other than a Hedging Agreement with the Administrative Agent or any Lender or Affiliate of any Lender, does not create a Lien on, and is not secured by, the assets of the Borrower or any of its Subsidiaries.](1)

          [3. As of ___________________ (the "Computation Date"), EBITDA for the previous twelve months was $__________, as shown on Attachment 1.](2)

          4.   As the Computation Date:

               4.1 The Total Leverage Ratio was ____:1.00, as computed on Attachment 1 hereto.

               4.2 The Fixed Charges Ratio for the previous four fiscal quarters was _____ :1.00, as computed on Attachment 2 hereto.


---------------------------

(1) To be entered into if at any time the Eurodollar Base Rate for three-month loans exceeds 6.5% for five consecutive Business Days and, during the 90-day period after the Closing Date, upon notice from the Administrative Agent as to such increased interest rate.

(2)  To be included on the Closing Date only.

               4.3 The Interest Coverage Ratio for the previous four fiscal quarters was _____ :1.00, as computed on Attachment 4 hereto.

          5.   Capital Expenditures:

               a. For the current fiscal year (up to the Computation Date) the Capital Expenditures by the Borrower and its Subsidiaries were $_____________ in the aggregate.

               b. Capital Expenditures for the current fiscal year less the Carryover Amount were $_________.

               c. The amount set forth in paragraph 5(b) above does not exceed $___________(3) of Capital Expenditures that the Borrower may expend for the applicable fiscal year.

          6. As of the date hereof, the aggregate Net Disposition Proceeds received by the Borrower since the Closing Date is $_____________.


          IN WITNESS WHEREOF, the undersigned has hereunto set his name on this __ day of ________, ____.

                                             AAVID THERMAL TECHNOLOGIES, INC.


                                             By:_________________________
                                               Name:
                                               Title:  Chief Financial Officer



-----------------------

(3) $5,000,000 from the Closing Date to December 31, 1999; (b) $17,500,000 in
fiscal year 2000; (c) $21,000,000 in fiscal year 2001; (d) $25,000,000 in fiscal year 2002; and (e) $30,000,000 in each of fiscal year 2003 and fiscal year 2004.

                                                                    ATTACHMENT 1
                                     EBITDA


1.   Net Income for Borrower and its Subsidiaries
     (excluding (i) all items classified as
     extraordinary, all determined in accordance
     with U.S. GAAP, (ii) all insurance proceeds
     (other than proceeds of business interruption
     insurance) received during such period to the
     extent, if any, included in Net Income and
     (iii) tax gains and losses upon the
     disposition of capital assets                                    $_________

2.   Sum of all amounts deducted in computing Net
     Income for such period in respect of:

     (a)  Interest Expense (after giving effect to
          all Hedging Agreements and payments and
          receipts thereunder) (item 4 of
          Attachment 8)                                               $_________

     (b)  non-cash amortization expense (including
          amortization of financing costs,
          non-current assets and non-cash charges)                    $_________

     (c)  depreciation                                                $_________

     (d)  income taxes                                                $_________

     (e)  all other non-cash expenses (other than
          for minority interests) less
          extraordinary gains                                         $_________

     (f)  non-recurring transaction expenses and
          underwriting fees                                           $_________

     (g)  one-time, non-recurring expenses
          associated with facility closings and
          headcount reductions related to the
          Acquisition and agreed to by Borrower's
          independent accounting firm, in each
          case of Borrower and its Subsidiaries                       $_________

     (h)  [the excess of (A) the value of the
          inventory sold during such period as
          would be set forth on the balance sheet
          of the Target Companies on the date the
          Acquisition is consummated (after giving
          effect to the Acquisition) over (B) the
          value of such inventory as would be set
          forth on the balance sheet of the Target
          Companies on such date (immediately
          prior to giving effect to the
          Acquisition)](4)                                            $_________


---------------------

(4) Solely for purposes of calculating EBITDA for any period including December 31, 2000.

     (i)  [the corporate overhead costs and
          expenses allocated to the Target
          Companies by the Sellers and paid to the
          Sellers during such period](5)                              $_________

               Total of (a) through (i)                               $_________

3.   EBITDA (sum of item 1 and item 2)                                $_________

4.   [Covenant minimum EBITDA (as set forth in
     Section 4.1(z) of the Credit Agreement):                    $36,500,000](6)




-----------------------------

(5) Solely for purposes of calculating EBITDA for any period including July 3, 1999.

(6) To be included on the Closing Date only.

                                                                    ATTACHMENT 2

                              TOTAL LEVERAGE RATIO


1.   Funded Debt of Borrower (on the Computation
     Date) (item 5 of Attachment 6)                                   $_________

2.   EBITDA (item 3 of Attachment 1)                                  $_________

3.   Total Leverage Ratio (item 1 divided by item 2)                         1.0

4.   Covenant Total Leverage Ratio (as set forth
     in Section 6.1(c) or Section 4.1(z), as
     applicable, of the Credit Agreement):                             _____:1.0


                        Period                               Total Leverage Ratio
                        ------                               --------------------
Closing Date through June 30, 2000                                2.5 to 1.0
July 1, 2000 through December 31, 2001                            2.0 to 1.0
January 1, 2002 and thereafter                                    1.5 to 1.0

                                                                    ATTACHMENT 3

                               FIXED CHARGES RATIO


1.   EBITDA (item 3 of Attachment 1)                                  $_________

2.   Interest Expense of Borrower (item 4 of
     Attachment 8)                                                    $_________

3.   Capital Expenditures of Borrower (item 5(a)
     of the Compliance Certificate)                                   $_________

4.   Income or other taxes paid or payable in cash
     during the relevant period                                       $_________

5.   Regularly scheduled payments on the Term
     Loans during the relevant period                                 $_________

6.   Regularly scheduled payments of all other
     Funded Debt of Borrower and its Subsidiaries
     during the relevant period                                       $_________

7.   Fixed Charges (sum of item 2, item 3, item 4,
     item 5 and item 6)                                               $_________

8.   Fixed Charges Ratio (item 1 divided by item 7)                    ____:1.00

9.   Covenant Fixed Charges Ratio (as set forth in
     Section 6.1(b) of the Credit Agreement)                           1.15:1.00

                                                                    ATTACHMENT 4

                             INTEREST COVERAGE RATIO


1.   EBITDA (item 3 of Attachment 1)                                  $_________

2.   Interest Expense (item 4 of Attachment 8)(7)                     $_________

3.   Interest Coverage Ratio (item 1 divided by
     item 2)                                                           _____:1.0

4.   Covenant Interest Coverage Ratio (as set
     forth in Section 6.1(a) of the Credit
     Agreement)                                                          3.0:1.0





--------------------------

(7) (x) for the fiscal quarter ending March 31, 2000, Interest Expense for such fiscal quarter multiplied by four; (y) for the fiscal quarter ending June 30, 2000, Interest Expense for such fiscal quarter multiplied by two; and (z) for the fiscal quarter ending September 30, 2000, Interest Expense for such fiscal quarter multiplied by four-thirds.

                                                                    ATTACHMENT 5

                                EXCESS CASH FLOW


1.   EBITDA (item 3 of Attachment 1)                                  $_________

2.   Optional prepayments of principal of Term
     Loans                                                            $_________

3.   Fixed Charges (item 7 of Attachment 3)                           $_________

4.   Optional prepayments of principal of
     Revolving Credit Loans                                           $_________

5.   Excess Cash Flow (item 1 minus the sum of
     item 2, item 3 and item 4)                                       $_________

                                                                    ATTACHMENT 6

                                   FUNDED DEBT


1.   Indebtedness of Borrower and its Subsidiaries
     (item 9 of Attachment 7)                                        $__________

2.   Liabilities arising under Hedging Agreements
     (other than interest rate caps) (item 6 of
     Attachment 7)                                                   $__________

3.   Withdrawal liabilities of Borrower or any
     Commonly Controlled Entity to a Plan (item 7
     of Attachment 7)                                                $__________

4.   Guarantee Obligations, if the primary
     obligations would constitute Indebtedness of
     another Person under item 1 through item 7 of
     Attachment 7 (to the extent arising under the
     Guarantee Obligations of a liability arising
     under item 6 or item 7 of Attachment 7)                         $__________

5.   Funded Debt (item 1 minus the sum of item 2,
     item 3 and item 4)                                              $__________

                                                                    ATTACHMENT 7

                                  INDEBTEDNESS


1.   Indebtedness for borrowed money or for the
     deferred purchase price of property or
     services (other than current trade
     liabilities and accrued expenses incurred in
     the ordinary course of business and payable
     in accordance with customary practices and
     payable within 90 days)                                         $__________

2.   To the extent not included above,
     indebtedness evidenced by a note, bond,
     debenture or similar instrument                                 $__________

3.   Obligations under Financing Leases                              $__________

4.   Obligations under outstanding letters of
     credit, acceptances and similar obligations                     $__________

5.   To the extent not included above, liabilities
     secured by any Lien on owned property even if
     not assumed or otherwise liable for payment                     $__________

6.   To the extent not included above, liabilities
     arising under Hedging Agreements (other than
     interest rate caps)                                             $__________

7.   To the extent not included above, withdrawal
     liabilities of Borrower or any Commonly
     Controlled Entity to a Plan                                     $__________

8.   To the extent not included above, Guarantee
     Obligations, if the primary obligations would
     constitute Indebtedness of another Person
     under item 1 through item 7                                     $__________

9.   Indebtedness (sum of item 1, item 2, item 3,
     item 4, item 5, item 6, item 7 and item 8)                      $__________

                                                                    ATTACHMENT 8

                                INTEREST EXPENSE

1.   All interest in respect of Indebtedness of
     Borrower and its Subsidiaries accrued or
     capitalized during the relevant period                          $__________

2.   Net amounts payable (or minus the net amounts
     receivable) under Hedging Agreements accrued
     during the relevant period (excluding
     transaction or "up front" fees incurred in
     establishing or entering into any Hedging
     Agreement)                                                      $__________

3.   Financing or commitment fees in respect of
     Indebtedness of Borrower or any Subsidiary
     and management fees accrued or capitalized
     during the relevant period (excluding
     arrangement or underwriting fees or costs
     paid on the Closing Date in respect of
     Indebtedness)                                                   $__________

4.   Interest Expense (sum of item 1, item 2 and
     item 3)                                                         $__________

                                                                       EXHIBIT Q
                                                                       TO CREDIT
                                                                       AGREEMENT



                     FORM OF COMMITMENT TRANSFER SUPPLEMENT

          COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of
Schedule I hereto (the "TRANSFEROR BANK"), each Purchasing Bank set forth in
Item 3 of Schedule I hereto (each, a "PURCHASING BANK"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders under the Credit Agreement described below (in such capacity, the "ADMINISTRATIVE AGENT").

                                   WITNESSETH:

          WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 9.6(c) of the Credit Agreement, dated as of October __, 1999, among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Transferor Bank and the other Lenders party thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent and CIBC World Markest Corp., as lead arranger and bookrunner (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined);

          WHEREAS, each Purchasing Bank (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

          WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Upon receipt by the Administrative Agent of (i) a counterpart of this Commitment Transfer Supplement, to which is attached a fully completed
Schedule I and Schedule II, and which has been executed by the Transferor Bank, each Purchasing Bank and any other person required by the Credit Agreement to consent to the transfer evidenced by this Commitment Transfer Supplement, and
(ii) the processing fee referred to in Section 9.6(e) of the Credit Agreement, the Administrative Agent will transmit to the Borrower, the Transferor Bank and each Purchasing Bank, a Transfer Effective Notice, substantially in the form of
Schedule III to this Commitment Transfer Supplement (a "TRANSFER EFFECTIVE NOTICE"). Such Transfer Effective Notice shall set forth, INTER ALIA, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "TRANSFER EFFECTIVE DATE"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date, each Purchasing Bank shall be a Lender party to the Credit Agreement for all purposes thereof.

          2. At or before 12:00 noon, local time of the Transferor Bank on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "PURCHASE PRICE"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "PURCHASED PERCENTAGE") of the outstanding Loans and other amounts owing to the Transferor Bank under the Credit Agreement and its Note(s). Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments and the presently outstanding Loans and other amounts owing to the Transferor Bank under the Credit Agreement and its Note(s) together with all instruments, documents and collateral security pertaining thereto.

          3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

          4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and its Note(s) shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

          (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and its Note(s) shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

          5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Note(s). On or prior to the Transfer Effective Date, the Borrower will deliver to the Administrative Agent a new Note or Notes of the Borrower for each Purchasing Bank, and (if the Transferor Bank shall, after giving effect to the transfer effected by this Commitment Transfer Supplement, remain a Lender party to the Credit Agreement) the Transferor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Commitments as adjusted pursuant to this Commitment Transfer Supplement. Each new Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new

Note(s) and will send to the Borrower the superseded Note(s) of the Transferor Bank, marked "cancelled".

          6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date and the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

          7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

          8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Note(s) or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Note(s) or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1 of the Credit Agreement, the financial statements delivered pursuant to Section 5.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking of not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 9 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender.

          9. Each Purchasing Bank agrees to comply with Section 2.18(b) of the Credit Agreement to the same extent as if it were one of the original Lenders signatory to the Credit Agreement.

          10. Schedule II hereto sets forth the revised Commitment and Commitment Percentage of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

          11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                   SCHEDULE I
                                                                   TO COMMITMENT
                                                                   TRANSFER
                                                                   SUPPLEMENT


                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT

Item 1    (Date of Commitment
          Transfer Supplement):

Item 2    (Transferor Bank):

Item 3    (Purchasing Bank):

Item 4    (Signatures of Parties
          to Commitment Transfer
          Supplement):

                                             ____________________, as
                                             Transferor Bank


                                             By:______________________
                                                Name:
                                                Title:


                                             ____________________, as
                                             Purchasing Bank


                                             By:______________________
                                                Name:
                                                Title:

The undersigned consents to
the transfer hereunder in
favor of the Purchasing
Bank(s) specified herein:

AAVID THERMAL TECHNOLOGIES, INC.,
 as Borrower


By:____________________________
   Name:
   Title:

ACCEPTED FOR RECORDATION
 IN REGISTER:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent


By:_______________________
   Name:
   Title:

                                                                   SCHEDULE II
                                                                   TO COMMITMENT
                                                                   TRANSFER
                                                                   SUPPLEMENT


                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

[Name of Transferor
  Bank]

               REVISED COMMITMENT AMOUNT:                             $

               REVISED COMMITMENT PERCENTAGE:

[Name of Purchasing
  Bank]
               NEW COMMITMENT AMOUNT:                                 $

               NEW COMMITMENT PERCENTAGE:

ADDRESS FOR NOTICES:

[Address]
Attention:   _________________
Telephone:   _________________
Telecopy:    _________________
Telephone
Confirmation:_________________


EURODOLLAR LENDING OFFICE:

______________________
______________________
______________________


DOMESTIC LENDING OFFICE:

______________________
______________________
______________________

                                                                   SCHEDULE III
                                                                   TO COMMITMENT
                                                                   TRANSFER
                                                                   SUPPLEMENT

                        Form of Transfer Effective Notice

To:  Aavid Thermal Technologies, Inc., [Transferor Bank and each Purchasing
     Bank]

          The undersigned, as Administrative Agent under the Credit Agreement, dated as of October __, 1999, among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Transferor Bank and the other Lenders party thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent, and CIBC World Markest Corp., as lead arranger and bookrunner, acknowledges receipt of an executed counterpart of a completed Commitment Transfer Supplement. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

          1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be ____________ [insert fifth Business Day following date of Transfer Effective Notice].

          2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver to the Administrative Agent on or before the Transfer Effective Date its Notes.

          3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Administrative Agent on or before the Transfer Effective Date the following Notes, each dated the Effective Date.

          [Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount and payee.]

          4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 noon on the Transfer Effective Date in immediately available funds.

                                             Very truly yours,

                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Administrative Agent


                                             By: __________________________
                                                Name:
                                                Title:


                                      III-1

                                                                       EXHIBIT R
                                                                       TO CREDIT
                                                                       AGREEMENT


                             FORM OF LANDLORD WAIVER


To:  Canadian Imperial Bank of Commerce, as Administrative Agent
     425 Lexington Avenue
     New York, New York 10017

          [INSERT APPLICABLE LOAN PARTY], a ________________ corporation (the "Company"), is the lessee under a lease between the Company and _____________________, a _____________ corporation (the "Lessor"), covering the premises located at ____________ (the "Premises"), as more fully described in the lease attached hereto as EXHIBIT A and as modified by any amendments, if any, attached thereto (collectively, the "Lease"). The Lessor is the sole owner of the Premises. The Company has certain of its assets located on the Premises.

          [The Company] [Aavid Thermal Technologies, Inc.] (the "Borrower"), intends to enter into certain financing arrangements with a group of lenders (the "Lenders") for which Canadian Imperial Bank of Commerce is acting as agent (the "Administrative Agent"). As a condition to the Lenders agreeing to make loans and other financial accommodations and extensions of credit to the Borrowers, the Administrative Agent requires, among other things, liens on all of the Company's personal property located on the Premises ("Collateral") and that the Company grant a mortgage in favor of the Administrative Agent covering the Company's leasehold estate created by and under the Lease.

          In order to induce the Lenders (together with their agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

          (a) The Lessor hereby consents to the execution, delivery, performance and recordation of a leasehold mortgage in substantially the form of that attached hereto as Exhibit B (as the same may be amended, supplemented or otherwise modified from time to time, the "Leasehold Mortgage"), covering the Premises, and the Lessor agrees that the execution, delivery, performance and recordation of the Leasehold Mortgage will not constitute a breach of or default under the Lease;

          (b) The Lessor hereby endeavors to provide the Administrative Agent with notification of any modification or amendment to the Lease; provided, however, in no event shall Lessor's failure to provide notice constitute a default under this Waiver or the Lease;

          (c)  The Lessor hereby certifies and agrees that:

          (i) the Lease is in full force and effect, all conditions to the commencement of the term of the Lease have been satisfied, and, except as set forth on EXHIBIT A, there are no amendments, modifications, or supplements, whether oral or written, thereto;

          (ii) the Company is not in default under the Lease, nor are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by the Company;

          (iii) Lessor is not aware of any dispute, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises;

          (iv) none of the Collateral shall be deemed to be fixtures;

          (v) Lessor will not assert against any of the Company's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which Lessor hereby waives;

          (vi) Lessor will notify the Administrative Agent prior to taking any action to evict the Company or terminate the Lease and allow the Administrative Agent the same period provided to the Company to cure any such defaults, such cure period offered to the Administrative Agent to commence upon the giving of such notice;

          (vii) if any Borrower defaults on its obligations to the Lenders and the Administrative Agent undertakes to enforce its security interest in the Collateral, the Administrative Agent may, at its option and by written notice to the Lessor, (1) lease the Premises from Lessor on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein and/or (2) assign the Lease and/or the attornment rights hereunder to, or enter into a sublease with, a purchaser of all or any part of the Collateral, which purchaser is acceptable to the Lessor in its sole discretion; provided, however, Lessor agrees that any purchaser which is an institutional lender or an affiliate of the Administrative Agent, and the Lessor shall cooperate with any such enforcement action or foreclosure and consent to the assumption of the Lease, the sublet of the Premises or foreclosure sale of the leasehold estate to a party reasonably satisfactory to the Lessor;

          (viii) if any Borrower defaults on its obligations to the Lenders and the Administrative Agent undertakes to enforce its security interest in the Collateral, but chooses not to exercise its attornment rights under clause
     (vii) above, the Lessor will cooperate with the Administrative Agent in its efforts to assemble all of the Collateral located on the Premises, will permit the Administrative Agent to remain on the Premises for thirty (30) days after the Administrative Agent declares the default, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent uses the Premises, or, at the Administrative Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed thirty (30) days after the Lenders declare the default, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent uses the Premises, and will not hinder the Administrative Agent's actions in enforcing its liens on the Collateral; and

          (ix) in the event that the Company shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, the Company shall reject the Lease as an executory contract, then upon the written request by the Administrative Agent made


                                     III-2
     within thirty (30) days following such rejection, the Lessor shall enter into a new lease of the Premises with the Administrative Agent, an institutional lender or an affiliate of the Administrative Agent (provided the Administrative Agent guarantees the obligations of such affiliate pursuant to a guarantee reasonably acceptable to the Administrative Agent and Lessor) or for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); PROVIDED that the Administrative Agent or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor an amount equal to any rent remaining unpaid by the Company under the Lease.

          (d) The Lessor hereby represents that it has obtained all necessary consents to the execution, delivery, performance and recordation of this waiver.

          (e) The Administrative Agent shall repair or restore any damage to the Premises resulting from its entry thereon and the removal of the Collateral to the condition as existed prior to such removal.

          (f) Upon the expiration or earlier termination of the Lease, the Administrative Agent, to the extent that the Company fails to do so, shall have the right to remove the Collateral. If the Administrative Agent fails to exercise such right and so remove such Collateral within 30 days of such Lease expiration or termination, such Collateral shall be deemed abandoned by the Administrative Agent and the undersigned shall be entitled to remove and dispose of such Collateral in such manner as the undersigned shall in its sole discretion, deem appropriate, without any liability to the Administrative Agent therefor.

          (g) The Administrative Agent shall pay, protect, indemnify, save and hold harmless the undersigned and its officers, directors, partners, members of employees (each an "INDEMNITEE") from and against any and all liabilities, losses, damages (including punitive damages), penalties costs, causes of action, suits, claims, demands or judgments of any nature whatsoever, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity, arising from the Administrative Agent's removal of the Collateral in accordance with this waiver.

          Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

          The agreements contained herein shall continue in force until the earlier of (i) the expiration date of the Lease (provided no provision is made for the extension or renewal of the Lease) and (ii) the date on which all of Borrowers' and the Company's obligations and liabilities to the Lenders are paid and satisfied in full and all financing arrangements between the Lenders and the Borrowers have been terminated.

          The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. This waiver may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon


                                     III-3
any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.

          THE LESSOR AGREES THAT NOTHING CONTAINED IN THIS WAIVER SHALL BE CONSTRUED AS AN ASSUMPTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY OBLIGATIONS OF THE COMPANY CONTAINED IN THE LEASE.

          THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT THE COMPANY'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY THE COMPANY OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.

          Executed and delivered this ___ day of ________, l999, at ________,________.

                                             [Name of Lessor]


                                             By:__________________________
                                                  Title:

                                             Address:
                                                  ________________________
                                                  ________________________

                                             [Name of Applicable Loan Party]


                                             By:________________________________
                                                  Title:

                                             Address:
                                                  ________________________
                                                  ________________________


                                     III-4

                           ACKNOWLEDGMENT (CORPORATE)


STATE OF __________________)
                           ) SS.
COUNTY OF _________________)


          Before me, a Notary Public in and for said County, personally appeared _______________________, a ____________________ corporation, by the
_______________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this _____ day of ____________________, 19__ at
_____________________, ____________________________________.




                                             ____________________

                                             Notary Public
                                             My Commission Expires:


(Notarial Seal)


                                      III-5

                           ACKNOWLEDGMENT (CORPORATE)


STATE OF __________________)
                           ) SS.
COUNTY OF _________________)


          Before me, a Notary Public in and for said County, personally appeared _______________________, a ____________________ corporation, by the
_______________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this _____ day of ____________________, 19__ at
_____________________, ____________________________________.




                                             ____________________

                                             Notary Public
                                             My Commission Expires:


(Notarial Seal)


                                     III-6

                                    EXHIBIT A
                                       to
                                 Landlord Waiver


                                      LEASE


                                (attached hereto)


                                     III-7

                                                                       EXHIBIT S
                                                                       TO CREDIT
                                                                       AGREEMENT

                            FORM OF JOINDER AGREEMENT

          This Agreement is entered into as of _______________ among [INITIAL SUBSIDIARY GUARANTORS and SUPPLEMENTAL GUARANTOR] (each a "Subsidiary" and, collectively, the "Subsidiaries").

                                   WITNESSETH:

          WHEREAS, Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER") has entered into the Credit Agreement dated as of October 21, 1999 among the Borrower, the financial institutions from time to time party thereto as lenders (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), and CIBC World Markets Corp., as lead arranger and bookrunner (as the same may hereafter be amended or modified from time to time, the "CREDIT AGREEMENT"; terms defined in the Credit Agreement and not otherwise defined herein being used as therein defined);

          WHEREAS, in connection therewith, each of [INITIAL SUBSIDIARY GUARANTORS] has entered into a Guarantee dated as of October __, 1999 in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which each such Subsidiary has guaranteed all the Obligations of the Borrower (such Guarantees, as the same may be amended, supplemented or modified from time to time, are collectively referred to as the "SUBSIDIARY GUARANTEES");

          WHEREAS, [INITIAL SUBSIDIARY GUARANTORS] (the "Initial Guarantors") have entered into a Contribution Agreement dated as of October 21, 1999 (the "Contribution Agreement") pursuant to which each such Subsidiary has agreed that, to the extent any payment of the Obligations of the Borrower is required to be made under a Subsidiary Guarantee, each Subsidiary shall be responsible for a portion of such payment equal to its Contribution Amount (as such term is defined in the Contribution Agreement);

          WHEREAS, [insert description of acquisition and/or formation of the Supplemental Guarantor];

          WHEREAS, the [acquisition] [formation] by the Borrower of [NAME OF SUPPLEMENTAL GUARANTOR] (the "Supplemental Guarantor") is conditioned upon, among other things, the execution and delivery by the Supplemental Guarantor of a Subsidiary Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

          WHEREAS, each of the Initial Guarantors and the Supplemental Guarantor desires that the Supplemental Guarantor become a party to the Contribution Agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants hereafter contained, the parties hereto agree as follows:

          [SUPPLEMENTAL GUARANTOR] is joined as a party to the Contribution Agreement as if an original signatory thereto.

          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, each of the Subsidiaries has executed and delivered this Agreement as of the date first above written.

                                             [______________________]


                                             By:_______________________________
                                                  Name:
                                                  Title:


                                             [______________________]


                                             By:_______________________________
                                                  Name:
                                                  Title:


                                     III-2

                                                                       EXHIBIT T
                                                                       TO CREDIT
                                                                       AGREEMENT


                      FORM OF MORTGAGE, SECURITY AGREEMENT,
                             FINANCING STATEMENT AND
                         ASSIGNMENT OF RENTS AND LEASES



          THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES ("Mortgage") entered into this 21st day of October, 1999 by AAVID THERMAL PRODUCTS, INC., (formerly Aavid Engineering, Inc.) a New Hampshire corporation ("Mortgagor"), having its principal place of business at One Kool Path, 67 Primrose Drive, Laconia, New Hampshire to CANADIAN IMPERIAL BANK OF COMMERCE, with an office located at 425 Lexington Avenue, New York, New York 10017 ("Mortgagee"), as Administrative Agent for the "Lenders" as defined in that certain Credit Agreement dated as of October 21, 1999, by and among Aavid Thermal Technologies, Inc., a Delaware corporation, as the Borrower ("Borrower"), CIBC World Markets Corp., as Lead Arranger and Bookrunner, and Mortgagee as Issuer and Administrative Agent (such Credit Agreement and any and all renewals, extensions for any period, amendments, restatements, increases or rearrangements thereof or hereafter is hereinafter referred to as the "Credit Agreement"). Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.


                                   WITNESSETH:


          WHEREAS, in furtherance of the provisions of the Credit Agreement, Borrower has executed and delivered to Mortgagee for the benefit of the Lenders
(i) those certain Term Notes, dated of even date herewith, in the aggregate principal amount of Eighty Million and no/100 Dollars ($80,000,000.00), and (ii) those certain Revolving Credit Notes, dated of even date herewith, in the aggregate principal amount of Twenty Million and no/100 Dollars ($20,000,000.00) (the Term Notes and the Revolving Credit Notes and any and all renewals, extensions for any period, increases or rearrangements thereof is hereinafter referred to as the "Notes"); and

This document was prepared
by and after recording
should be returned to:

James L. Marovitz
Sidley & Austin
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois  60603

          WHEREAS, Mortgagor is a Subsidiary of Borrower and will derive direct and indirect economic benefit from the loans and financial accommodations being made by Lenders, and Mortgagor has executed and delivered to Mortgagee for the benefit of the Lenders a certain Subsidiary Guarantee, dated as of even date herewith (as amended from time to time, the "Guaranty"), pursuant to which Mortgagor has guaranteed the payment and performance of the Obligations described in the Credit Agreement; and

          WHEREAS, as a condition to Mortgagee's extension of certain financial accommodations to Mortgagor and the other Borrowers, including, without limitation, the extension of credit evidenced by the Notes and pursuant to the Credit Agreement, Mortgagee has required that Mortgagor enter into this Mortgage and grant to Mortgagee the liens and security interests referred to herein to secure (i) prompt and complete payment and performance of all of Mortgagor's obligations under the Guaranty; (ii) the payment of the principal amount evidenced by the Notes together with interest thereon; (iii) payment of the principal amount, together with interest thereon, of all present and future advances of money made by Mortgagee to Mortgagor, including without limitation, the reborrowing of principal previously repaid pursuant to the Credit Agreement, as well as all other Obligations (all as defined and provided in the Credit Agreement) of Mortgagor to Mortgagee; and (iv) other payment and performance obligations related to this Mortgage (the aforesaid Obligations of Mortgagor to Mortgagee, together with the obligations evidenced by the Notes plus interest and other payment and performance obligations being hereinafter referred to collectively as the "Liabilities"); and

          WHEREAS, the Liabilities secured hereby shall not exceed an aggregate principal amount, at any one time outstanding of One Hundred Fifty Million and no/100 Dollars ($150,000,000.00) including future advances, PROVIDED, that the foregoing limitation shall apply only to the lien upon the real property created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Mortgagee under the provisions of the Credit Agreement or under any other security agreement at any time executed by Mortgagor;

          NOW, THEREFORE, to secure payment of the Liabilities and for consideration paid, receipt whereof is hereby acknowledged, Mortgagor does hereby grant, remise, release, alien, convey, mortgage and warrant to Mortgagee, its successors and assigns, the following described real estate (the "Land") in Belknap and Merrimack Counties, New Hampshire, and does further grant a security interest to Mortgagee in all Mortgaged Property (as defined below) as may be secured under the Uniform Commercial Code (the "Code") in effect in the State of New Hampshire (the "State"):

          See Exhibit A attached hereto and by this reference made a part hereof for the legal description of the Land which Land, together with all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever, is herein called the "Premises".

          TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands


                                     III-2
occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter the "Property Rights").

          TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, machinery and equipment of Mortgagor and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (the items described in the foregoing clauses (a) and (b) being the "Fixtures"). It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Mortgagor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage. It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Code in effect in the State, this instrument shall constitute a security agreement, fixture filing and financing statement, and Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to time to perfect or renew such security interest under the Code. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9-313 and 9-402 of the Code. Subject to the terms and conditions of the Credit Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at Mortgagee's sole election.

          TOGETHER WITH all the estate, right, title and interest of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Credit Agreement) the Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the same as provided in the Credit Agreement; and (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals


                                     III-3
and accessions of and to the Real Property. (The rights and interests described in this paragraph shall hereinafter be called the "Intangibles".)

          As additional security for the Liabilities secured hereby, Mortgagor
(i) does hereby pledge and assign to Mortgagee from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "Rents") under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby collaterally transfer and assign to Mortgagee all such leases and agreements (including all Mortgagor's rights under any contracts for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Leases"). Mortgagee hereby grants to Mortgagor the right to collect and use the Rents as they become due and payable under the Leases, but not more than one (1) month in advance thereof, unless an Event of Default (as hereinafter defined) shall have occurred and be continuing, PROVIDED that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of the Mortgagee under this Mortgage. Mortgagor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Mortgagee may from time to time request. In the event of, and for so long as such an Event of Default continues, (1) the Mortgagor agrees, upon demand, to deliver to the Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request and agrees that the Mortgagee may assume the management of the Real Property and collect the Rents, applying the same upon the Liabilities in the manner provided in the Credit Agreement, and (2) the Mortgagor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Mortgagee upon request of the Mortgagee. Mortgagor hereby appoints Mortgagee as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Mortgagee and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; PROVIDED, HOWEVER, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon said Mortgagee to make or cause to be made any repairs that may be needful or necessary and
(ii) Mortgagee agrees that until such Event of Default as aforesaid, and following the cure, if any, of such Event of Default, Mortgagee shall permit Mortgagor to perform the aforementioned management responsibilities. Upon Mortgagee's receipt of the Rents, at Mortgagee's option, it may use the proceeds of the Rents to pay: (1) reasonable charges for collection thereof, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) any or all of the Liabilities pursuant to the provisions of the Credit Agreement. This power of attorney and assignment of rents shall be irrevocable until this Mortgage shall have been satisfied and released of record and the releasing of this Mortgage shall act as a revocation of this power of attorney and assignment of rents. Subject to Mortgagor's rights to perform management responsibilities as set forth above, Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no


                                     III-4
obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Credit Agreement.

          All of the property described above, and each item of property therein described, not limited to but including the Land, the Premises, the Property Rights, the Fixtures, the Primary Lease, the Real Property, the Intangibles, the Rents and the Leases, is herein referred to as the "Mortgaged Property."

          Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee. Nothing contained in this Mortgage shall be construed as imposing on Mortgagee any of the obligations of the lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by Mortgagee. In the exercise of the powers herein granted the Mortgagee, except as provided in the Credit Agreement, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by Mortgagor, excepting, however, any liability which may arise from Mortgagee's gross negligence or willful misconduct.

          In addition to each and every condition hereinafter contained, this Mortgage is given upon the statutory conditions.

          TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Mortgagor hereby releases and waives all rights under and by virtue of the Homestead Exemption Laws, if any, of the State and Mortgagor hereby covenants, represents and warrants that, at the time of the ensealing and delivery of these presents, Mortgagor is well seised of the Mortgaged Property in fee simple and with lawful authority to sell, assign, convey and mortgage the Mortgaged Property, and that the title to the Mortgaged Property described in Exhibit A hereto is free and clear of all encumbrances, except as described on Exhibit B attached hereto and made a part hereof, and that, except for the encumbrances set forth on Exhibit B, Mortgagor will forever defend the same against all lawful claims.

          The following provisions shall also constitute an integral part of this Mortgage:

          1. PAYMENT OF TAXES ON THE MORTGAGE. Without limiting any of the provisions of the Credit Agreement, Mortgagor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess, or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of Mortgagee in the Premises or upon Mortgagee by reason of or as holder of any of the foregoing then, Mortgagor shall pay for such documentary stamps in the required amount and deliver them to Mortgagee or pay (or reimburse Mortgagee for) such taxes, assessments or impositions. Mortgagor agrees to exhibit to Mortgagee, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Mortgagor is required or elects to pay under this paragraph. Mortgagor agrees to indemnify Mortgagee against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability


                                     III-5
arises before or after payment of the Liabilities and regardless of whether this Mortgage shall have been released.

          2. LEASES AFFECTING THE REAL PROPERTY. Mortgagor agrees faithfully to perform all of its obligations under all present and future Leases at any time assigned to Mortgagee as additional security, and, except as Mortgagor may exercise its commercially reasonable rights as landlord under any such Lease in the event of a default by a tenant, to refrain from any action or inaction which would result in termination of any such Leases or in the diminution of the value thereof or of the Rents due thereunder. All future lessees under any Lease made after the date of recording of this Mortgage shall, at Mortgagee's option and without any further documentation, attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and, upon demand, pay rent to Mortgagee, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder. In addition, Mortgagee shall have the right at any time hereafter, upon notice to the lessee thereunder, but without any further documentation or consent, to unilaterally subordinate the lien of this Mortgage to any Lease made after the date of recording of this Mortgage.

          3. USE OF THE REAL PROPERTY. Mortgagor agrees that it shall not permit the public to use the Real Property in any manner that might tend, in Mortgagee's reasonable judgment, to impair Mortgagor's title to such property or any portion thereof, or to make possible any claim or claims of easement by prescription or of implied dedication to public use.

          4. INDEMNIFICATION. Mortgagor shall not use or permit the use of any part of the Real Property for an illegal purpose which shall have a Material Adverse Effect upon the Mortgagor, including, without limitation, the violation of any environmental laws, statutes, codes, regulations or practices arising as a result of Mortgagor's failure to comply in all material respects with such environmental laws, statutes, codes, regulations or practices. Without limiting any indemnification Mortgagor has granted in the Credit Agreement, Mortgagor agrees to indemnify and hold harmless Mortgagee from and against any and all losses, suits, liabilities, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys' and paralegals' fees, court costs and disbursements) which may be imposed on, incurred or paid by or asserted against the Real Property by reason or on account of or in connection with (i) the construction, reconstruction or alteration of the Real Property, (ii) any negligence or misconduct of Mortgagor, any lessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, or (iv) any other transaction arising out of or in any way connected with the Mortgaged Property.

          5. INSURANCE. Mortgagor shall, at its sole expense, obtain for, deliver to, assign and maintain for the benefit of Mortgagee, until the Liabilities are paid in full, insurance policies as specified in the Credit Agreement. In the event of a casualty loss, the net insurance proceeds from such insurance policies shall be paid and applied as specified in the Credit Agreement.

          6. CONDEMNATION AWARDS. Mortgagor hereby assigns to Mortgagee, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use, and Mortgagor agrees that the proceeds of all such awards shall be paid and applied as specified in the Credit Agreement.


                                     III-6

          7. REMEDIES. Subject to the provisions of the Credit Agreement, upon the occurrence and any time during the continuance of an Event of Default under the terms of the Credit Agreement ("Event of Default"), in addition to any rights and remedies provided for in the Credit Agreement, and to the extent permitted by applicable law, the following provisions shall apply:

          (a) MORTGAGEE'S POWER OF ENFORCEMENT. It shall be lawful for Mortgagee to (i) immediately sell the Mortgaged Property either in whole or in separate parcels, as prescribed by the State law, under the STATUTORY POWER OF SALE, which power is hereby granted to Mortgagee to the full extent permitted by the State law, and thereupon, to make and execute to any purchaser(s) thereof deeds of conveyance pursuant to applicable law or (ii) immediately foreclose this Mortgage by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Liabilities secured hereby, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Loan hereby secured is made) for the benefit of Mortgagee, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of the Rents when collected, may pay costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay all or any part of the Liabilities or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in-possession under applicable law.

          (b) MORTGAGEE'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME. Mortgagee shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Real Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, distribute and apply the remaining net income in accordance with the terms of the Credit Agreement or upon any deficiency decree entered in any foreclosure proceedings.

          8. APPLICATION OF THE RENTS OR PROCEEDS FROM FORECLOSURE OR SALE. In any foreclosure of this Mortgage by judicial action, or any sale of the Mortgaged Property by advertisement, in addition to any of the terms and provisions of the Credit Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:


                                     III-7

          (a) LIABILITIES. All of the Liabilities and other sums secured hereby which then remain unpaid; and

          (b) OTHER ADVANCES. All other items advanced or paid by Mortgagee pursuant to this Mortgage; and

          (c) COSTS, FEES AND OTHER EXPENSES. All court costs, reasonable attorneys' and paralegals' fees and expenses, appraiser's fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Mortgagee in the reasonable exercise of its judgment may deem necessary. All such expenses shall become additional Liabilities secured hereby when paid or incurred by Mortgagee in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement. The proceeds of any sale (whether through a foreclosure proceeding or Mortgagee's exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Credit Agreement.

          9. CUMULATIVE REMEDIES; DELAY OR OMISSION NOT A WAIVER. Each remedy or right of Mortgagee shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Mortgagee.

          10. MORTGAGEE'S REMEDIES AGAINST MULTIPLE PARCELS. If more than one property, lot or parcel is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any Liabilities secured hereby, or if Mortgagee exercises its power of sale, execution may be made upon or Mortgagee may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Mortgagee's election.

          11. NO MERGER. In the event of a foreclosure of this Mortgage or any other mortgage or deed of trust securing the Liabilities, the Liabilities then due the Mortgagee shall not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Liabilities.

          12. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally


                                     III-8
served, telecopied or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or if deposited in the United States mail, with postage prepaid and properly addressed, when received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided herein) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Mortgage.

          if to Mortgagor:

          Aavid Thermal Products, Inc.
          c/o Aavid Thermal Technologies, Inc.
          One Eagle Square
          Suite 509
          Concord, New Hampshire 03301
          Attention:   General Counsel
          Telecopy:    (603) 224-6673

          and a copy to:

          Sulloway & Hollis, P.L.L.C.
          9 Capitol Stret, P.O. Box 1256
          Concord, New Hampshire 03302
          Attention:   John M. Sullivan, Esq.
          Telecopy:   (603) 226-2404

          if to Mortgagee:

          Canadian Imperial Bank of Commerce
          425 Lexington Avenue
          New York, New York  10017
          Attention:  David Benyaminy
          Telecopy: (212) 856-3761

          With copies to:

          Canadian Imperial Bank of Commerce
          425 Lexington Avenue
          New York, New York 10017
          Attention: Agency Services, Loan Underwriting and Distribution
          Telecopy: (212) 856-3763


                                     III-9
          and

          Sidley & Austin
          875 Third Avenue
          New York, New York 10022
          Attention: Irving L. Rotter
          Telecopy:  (212) 906-2021

Mortgagor or Mortgagee shall, from time to time, have the right to specify as the proper addressee and/or address for the purposes of this Mortgage any other party or address in the United States upon giving five (5) days' written notice thereof.

          13. EXTENSION OF PAYMENTS. Mortgagor agrees that, without affecting the liability of any person for payment of the Liabilities secured hereby or affecting the lien of this Mortgage upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Mortgagee of its rights and privileges hereunder), Mortgagee may at any time and from time to time, on request of the Mortgagor, without notice to any person liable for payment of any Liabilities secured hereby, but otherwise subject to the provisions of the Credit Agreement, extend the time, or agree to alter or amend the terms of payment of such Liabilities. Mortgagor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Liabilities or the remainder of the security.

          14. GOVERNING LAW. Mortgagor agrees that this Mortgage is to be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

          15. SATISFACTION OF MORTGAGE. Upon full payment of all the Liabilities, at the time and in the manner provided in the Credit Agreement, or upon satisfaction of the conditions set forth in the Credit Agreement for release of the Mortgaged Property from this Mortgage, this conveyance or lien shall be null and void and, upon demand therefor following such payment or satisfaction of the conditions set forth in the Credit Agreement for release of the Mortgaged Property, as the case may be, a satisfaction of mortgage or reconveyance of the Mortgaged Property shall promptly be provided by Mortgagee to Mortgagor.

          16. SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. This Mortgage shall be binding upon the Mortgagor and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the Mortgagee's successors and assigns; all references herein to the Mortgagor and to the Mortgagee shall be deemed to include their respective successors and assigns. Mortgagor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.


                                     III-10

          17. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Mortgagor agrees, to the full extent permitted by law, that at all times following an Event of Default, and for so long as it is continuing, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or fore closure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat; and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, Mortgagor hereby waives any and all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.

          18. INTERPRETATION WITH OTHER DOCUMENTS. Notwithstanding anything in this Mortgage to the contrary, but subject to the provisions of Paragraph 7 hereof, in the event of a conflict or inconsistency between the Mortgage and the Credit Agreement, the provisions of the Credit Agreement shall govern.

          19. FUTURE ADVANCES. This Mortgage is given for the purpose of securing loan advances which the Mortgagee may make to or for Mortgagor pursuant and subject to the terms and provisions of the Credit Agreement. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances made after this Mortgage is delivered to the appropriate recording offices of the County and the State, whether made pursuant to an obligation of Mortgagee or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof and although there may be no indebtedness outstanding at the time any advance is made. Such loan advances may or may not be evidenced by notes executed pursuant to the Credit Agreement.

          20. INVALID PROVISIONS TO AFFECT NO OTHERS. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Credit Agreement shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Mortgage is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

          21. CHANGES. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.


                                     III-11

          22. TIME OF ESSENCE. Time is of the essence with respect to the provisions of this Mortgage.

          23. FURTHER ASSURANCES. Mortgagor agrees, upon request of the Mortgagee, from time to time, to execute, acknowledge, deliver and cause to be recorded (if so requested) all such additional documents and further assurances of title and do or cause to be done all such further acts as may be reasonably necessary to preserve the liens and security interests created hereby, including the priority thereof.

          24. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Mortgage.

                  [Remainder of page intentionally left blank]


                                     III-12

          IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Mortgagor (and said person or persons hereby represent that they possess full power and authority to execute this instrument).

          THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

                                             MORTGAGOR:

                                             AAVID THERMAL PRODUCTS, INC.



                                             By____________________________
                                       Its ______ President


Attest:


______________________
Its _____ Secretary


                                     III-13

State of _____________

County of ____________



          I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that ___________________ and ___________, whose names as ____ President and __________ Secretary of Aavid Thermal Products, Inc., a New Hampshire corporation, are signed to the foregoing instrument, and who are known to me, acknowledged before me on this day that, being informed of the contents of the instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand and Official seal this _____ day of October, 1999.



                                             _____________________________
                                             Notary Public
(Seal)

                                             My Commission Expires: ______

                                             ______________________________
                               Notary Public in and for the
                                             State of ____________


                                     III-14

                                    EXHIBIT A


                          LEGAL DESCRIPTION OF THE LAND


TRACT I - LACONIA, N.H.

     A tract of land, with the buildings and other improvements thereon, on the west side of Primrose Drive in Laconia, Belknap County, New Hampshire, shown on "Plan of Land, Aavid Engineering, Inc., Primrose Drive," by Harold E. Johnson, Inc., dated July 19, 1993, revised September 30, 1993, recorded in the Belknap County Registry of Deeds at Plan Drawer L-19, Plan No. 66, the tract being described as follows:

     Beginning at an iron pipe on the west side of Primrose Drive at the southeast corner of land now or formerly of Amatex Corp., this pipe being located 780 feet, more or less, as measured southeasterly from the centerline intersection of Primrose Drive and Lexington Drive; thence running South 18(degree) 24' 30" East along Primrose Drive a distance of
     178.76 feet to a point of curvature;

     thence running southerly along Primrose Drive on a curve to the right, an arc distance of 31.81 feet to a point of reverse curvature; this curve having a central angle of 72(degree) 53' 50", a radius of 25.00 feet and a chord of South 18(degree) 02' 25" West a distance of 29.71 feet;

     thence running counter-clockwise along Primrose Drive on a curve to the left, an arc distance of 264.83 feet, to a point on line of land now or formerly of Tangent Realty Co., this curve having a central angle of 252(degree) 53' 50", a radius of 60.00 feet and a chord of South 71(degree) 57' 35" East a distance of 96.53 feet;

     thence running South 18(degree) 24' 30" East along said land of Tangent Realty Co., a distance of 215.30 feet;

     thence running North 71(degree) 35' 30" East along said Tangent Realty Co. land, a distance of 204.99 feet to land now or formerly of Belknap County Home;

     thence running South 18(degree) 22' 05" East along said Belknap County Home land, a distance of 354.08 feet to an iron pipe on land now or formerly of Wingate Associates;

     thence running South 73(degree) 20' 06" West along said land of Wingate Associates, land now or formerly of McKerley Health Care Center-Laconia, Inc. and land now or formerly of Keewaydin Realty Trust, a distance of 1,065.23 feet to an iron pipe;

     thence running North 18(degree) 24' 30" West along said Keewaydin Realty Trust land, a distance of 1,146.97 feet to an iron pipe at land now or formerly of Central New Hampshire Realty, Inc.;

     thence running North 71(degree) 35' 30" East along said land of Central New Hampshire Realty, Inc., a distance of 360.00 feet to an iron pipe at said land of Amatex Corp.;

     thence running South 18(degree) 24' 30" East along said Amatex Corp. land, a distance of 350.00 feet to an iron pipe;

     thence running North 71(degree) 35' 30" East along said Amatex Corp. land, a distance of 440.00 feet to the iron pipe begun at.

     There is excepted from this tract a cemetery located on the premises and described as follows:

     Beginning at the apparent southeast corner of the cemetery at a point which is located North 88(degree) 10' 00" West and a distance of 116.59 feet from the iron pipe marking the southwest corner of said land of Amatex Corp.; thence running the following bearings and distances along land of Aavid Thermal Products, Inc. (formerly known as Aavid Engineering, Inc.):

     South 72(degree) 18' 55" West, a distance of 40.83 feet;
     North 17(degree) 2' 02" West, a distance of 10.14 feet;
     North 31(degree) 44' 41" West, a distance of 42.37 feet to an iron pipe; North 09(degree) 45' 48" West, a distance of 112.29 feet to an iron pipe; North 09(degree) 58' 02" West, a distance of 62.46 feet to an iron pipe; North 84(degree) 22' 10" East, a distance of 53.31 feet to an iron pipe; South 23(degree) 39' 13" West, a distance of 4.33 feet;
     South 08(degree) 50' 29" East, a distance of 90.58 feet;
     South 13(degree) 49' 50" East, a distance of 120.74 feet to the point of beginning.

     This tract was conveyed to Aavid Engineering, Inc. by warranty deed of Keewaydin Shores, Inc. of February 13, 1980, Belknap County Registry of Deeds Book 785, Page 664, as two adjacent tracts, Parcels One and Two, as shown on "Subdivision Plan of Land, Primrose Drive," surveyed by W. Robert Nolte & Associates, June 1979, recorded in Map Book 78, Page 17; the tract includes appurtenant easements, in common with others, to construct, maintain and use a storm and surface water drainage line and a sanitary sewer line, each extending westerly from the southwest boundary of the tract, as described in Book 785, Page 664.





TRACT II - FRANKLIN, N.H.

     A certain tract of land, with improvements thereon, situate in Franklin, Merrimack County, New Hampshire, bounded and described as follows:

     Beginning at a granite bound on the northerly side of Industrial Park Drive (also known as Industrial Road), being the southeasterly corner of the lot herein conveyed;

     thence N 51(degree) 30' 48" W along the northerly side of said Industrial Park Drive a distance of 382.72 feet;


                                     III-16
     thence N 53(degree) 01' 14" W along the northerly side of said Industrial Park Drive a distance of 165.23 feet to a drill hole;

     thence N 51(degree) 58' 04" W along land now or formerly of Franklin Developments, Inc., a distance of 771.04 feet to a granite bound at land now or formerly of Stanley S. Weglarz;

     thence N 19(degree) 52' 48" E along said Weglarz land a distance of 382.00 feet to an iron pipe at land now or formerly of Harold C. and Jeannette B. Therrien;

     thence S 89(degree) 54' 34" E along said Therrien land a distance of 558.15 feet to a granite bound;

     thence S 66(degree) 50' 35" E along said Therrien land a distance of 223.80 feet to a drill hole in a stone wall;

     thence N 21(degree) 13' 53" E along said stone wall and land now or formerly of Therrien a distance of 405.44 feet to a drill hole in said stone wall at land now or formerly of Ronald J. and Geraldine M. Cote;

     thence N 21(degree) 49' 51" E along said Cote land a distance of 32.07 feet to a drill hole at the corner of said stone wall at land now or formerly of Wayne S. and Barbara A. Jackson;

     thence S 77(degree) 40' 29" E along said stone wall and said Jackson land a distance of 166.26 feet to a point at land now or formerly of Raymond D. and Louise E. Barney;

     thence S 79(degree) 06' 22" E along said stone wall and said Barney land a distance of 228.13 feet to a drill hole in said stone wall;

     thence S 78(degree) 51' 47" E along said Barney land a distance of 79.71 feet to a spike in a twin oak at land now or formerly of Arwood Corporation;

     thence S 18(degree) 54' 20" W along said Arwood Corporation land a distance of 1476.29 feet to the point of beginning.

     Said premises are shown as Lot 1A on a plan entitled, "SUBDIVISION OF LAND OWNED BY FRANKLIN DEVELOPMENTS, INC., MERRIMACK CO., FRANKLIN, N.H.," Scale 1" = 100', dated November 10, 1986, revised November 25, 1986, by Lepene, Knowlton & Darbyshire Associates, Inc., recorded in the Merrimack County Registry of Deeds as Plan No. 9318; and on a plan entitled, "AS-BUILT SITE PLAN FOR JARL EXTRUSIONS, INC., INDUSTRIAL ROAD, FRANKLIN, N.H., MERRIMACK CO.," Scale 1" = 60', dated August 26, 1988, by Lepene, Knowlton & Darbyshire Associates, Inc., recorded in the Merrimack County Registry of Deeds as Plan No. 10586; and on a revision of the last mentioned plan dated December 23, 1988, recorded in the Merrimack County Registry of Deeds as Plan No. 10810.


                                     III-17

     Together with a drainage easement over adjoining property as reserved in deed from Franklin Developments, Inc., to Arwood Corporation dated February 23, 1981, recorded in the said Registry at Book 1388, Page 589.

     Meaning and intending to describe the same property conveyed to Aavid Engineering, Inc., by warranty deed of Alumax Extrusions, Inc., dated September 16, 1996, and recorded in the said Registry at Book 2034, Page 1264.


                                     III-18

                                    EXHIBIT B


                          PERMITTED EXCEPTIONS TO TITLE


                               AS TO TRACT I ONLY

     1. Liens for taxes and assessments by the City of Laconia, not yet due and payable.

     2. Cemetery, as described in Exhibit A, Tract I, as reserved from conveyance to owner, dated February 13, 1980 and recorded in the Belknap County Registry of Deeds, Book 785, Page 664, with access easement by foot and vehicle for all purposes normally associated with use of a cemetery, including additional burials.

     3. Sewer easement granted to City of Laconia, 1965, recorded in the Belknap County Registry of Deeds at Book 459, Page 343.

     4. Rights of others to share use of storm and surface water drainage and sanitary sewer easements of Aavid Thermal Products, Inc., as identified in Exhibit A, Tract I.


                               AS TO TRACT II ONLY

     5. Liens for taxes and assessments by the City of Franklin, not yet due and payable.

     6. Water line easement contained in deed from Franklin Developments, Inc., to City of Franklin dated July 14, 1980, recorded in the Merrimack County Registry of Deeds at Book 1374, Page 1051; and shown on Plans No. 10586 and 10810 recorded in the said Registry.

     7. Drainage easement and obligation to maintain pipes and ditches contained in deed from Franklin Developments, Inc., to Arwood Corporation dated February 23, 1981, recorded in the said Registry at Book 1388, Page 589; the said drainage easement also being shown on Plans No. 10586 and 10810 recorded in the said Registry.

     8. Easement from Third Creek Realty to Public Service Company of New Hampshire and New England Telephone and Telegraph Company dated May 20, 1987, recorded in the said Registry at Book 1671, Page 987; and shown on Plans No. 10586 and 10810 recorded in the said Registry.

     9. Restriction to industrial use and prohibition against further subdivision contained in deed from Franklin Developments, Inc., to Third Creek Realty dated December 18, 1986, recorded in the said Registry at Book 1613, Page 950.